Exhibit 10.63

Loan Nos. 706107171 and 706107211

LOAN AGREEMENT

Dated as of March 23, 2007

by and among

CNL INCOME NORTHSTAR, LLC; CNL INCOME NORTHSTAR TRS CORP.;

CNL INCOME SIERRA, LLC; CNL INCOME SIERRA TRS CORP.;

CNL INCOME BRIGHTON, LLC; CNL INCOME BRIGHTON TRS CORP.;

CNL INCOME SNOQUALMIE, LLC; CNL INCOME SNOQUALMIE TRS CORP.;

CNL INCOME LOON MOUNTAIN, LLC; and

CNL INCOME LOON MOUNTAIN TRS CORP.

(individually and collectively as the context may require, as “Borrower”)

and

CNL INCOME SKI II, LLC; CNL INCOME SKI III, LLC;

CNL INCOME SKI HOLDING, LLC; and

CNL INCOME NORTHSTAR TRS PARENT, INC.

(individually and collectively as the context may require, as “Pledgor”)

and

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

(as “Lender”)

i

(continued)

(continued)

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Page
Schedule 4 – Individual Pledgor Equity Collateral	S4-1

Schedule 5 – Forest Service Permits	S5-1

Schedule 6 – Material Agreements	S6-1

Schedule 7 – Acquisition Documentation	S7-1

Schedule 4.4 – Litigation	S4.4-1

Schedule 4.6 – Compliance	S4.6-1

Schedule 4.13 – Separate Tax Lot	S4.13-1

Schedule 4.22 – Property Management	S4.22-1

Schedule 4.30(i) – Booth Creek APA Purchase Options	S4.30(i)-1

Schedule 4.31(g) – Brighton APA Purchase Options	S4.31(g)-1

Schedule 5.2 – Third Party Operator Work	S5.2-1

Schedule 6.1 – Permitted Transfers	S6.1-1

Exhibit A – Organizational Chart of Borrower	A-1

Exhibit B – [Intentionally omitted]	B-1

Exhibit C – Definition of Single-Purpose Entity	C-1

Exhibit D – Additional Representations, Covenants, Negative Covenants and Events of Default Relating to each Individual Property	D-1

Exhibit E – Rent Roll	E-1

v

LOAN AGREEMENT

THIS LOAN AGREEMENT (as the same may from time to time hereafter be modified, supplemented or amended, this “Agreement”), dated as of March 23, 2007 (the “Closing Date”), is made by and among THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (together with its successors and assigns, “Lender”), CNL INCOME NORTHSTAR, LLC, a Delaware limited liability company (“CNL Northstar”), CNL INCOME NORTHSTAR TRS CORP., a Delaware corporation (“Northstar TRS”, and together with CNL Northstar, “Northstar”), CNL INCOME SIERRA, LLC, a Delaware limited liability company (“CNL Sierra”), CNL INCOME SIERRA TRS CORP., a Delaware corporation (“Sierra TRS”, and together with CNL Sierra, “Sierra”), CNL INCOME BRIGHTON, LLC, a Delaware limited liability company (“CNL Brighton”), CNL INCOME BRIGHTON TRS CORP., a Delaware corporation (“Brighton TRS”, and together with CNL Brighton, “Brighton”), CNL INCOME SNOQUALMIE, LLC, a Delaware limited liability company (“CNL Snoqualmie”), CNL INCOME SNOQUALMIE TRS CORP., a Delaware corporation (“Snoqualmie TRS”, and together with CNL Snoqualmie, “Snoqualmie”), CNL INCOME LOON MOUNTAIN, LLC, a Delaware limited liability company (“CNL Loon Mountain”), CNL INCOME LOON MOUNTAIN TRS CORP., a Delaware corporation (“Loon Mountain TRS”, and together with CNL Loon Mountain, “Loon Mountain”) (each of Northstar, Sierra, Brighton, Snoqualmie and Loon Mountain an “Individual Borrower” and collectively “Borrower”), CNL INCOME SKI II, LLC, a Delaware limited liability company (“Ski II Pledgor”), CNL INCOME SKI III, LLC, a Delaware limited liability company (“Ski III Pledgor”), CNL INCOME SKI HOLDING, LLC, Delaware limited liability company (“Ski Holding Pledgor”) and CNL INCOME NORTHSTAR TRS PARENT, INC., a Delaware corporation (“Northstar Pledgor”) (each of Ski II Pledgor, Ski III Pledgor, Holding Pledgor and Northstar Pledgor an “Individual Pledgor” and collectively “Pledgor”).

RECITALS

Borrower desires to obtain a loan (the “Loan”) from Lender in the principal amount of $111,500,000.00 (the “Loan Amount”), and Lender is willing to make the Loan on the terms and conditions set forth in this Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of the making of the Loan by Lender, the parties hereby agree as follows:

ARTICLE 1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1. Definitions.

For all purposes of this Agreement and the other Loan Documents, the following terms shall have the following respective meanings. The location of additional defined terms is set forth in Section 1.2 below:

“Acquisition Documentation” shall mean the documents listed on Schedule 7 attached hereto.

“Agreement Regarding Exercise of Rights” shall mean that certain Agreement Regarding Exercise of Rights, dated January 19, 2007, by and among CNL Northstar, Trimont Land Holdings, TPO Northstar and Northstar TRS.

“Affiliate” of any specified Person means any other Person Controlling, Controlled by or under common Control with such specified Person.

“Allocated Loan Amount” means, with respect to each Individual Property, the Allocated Loan Amount for such Individual Property set forth on Schedule 2 attached hereto, as such amounts shall be adjusted from time to time as hereinafter set forth (including Section 13.6(a)(v)). Upon each adjustment in the amount of the Principal Indebtedness due to the making of a prepayment of the Loan in accordance with the terms of the Loan Documents (other than pursuant to Section 13.6, which Section sets forth specifically how adjustments are made with respect to Property Releases) (including any amortization payment), each Allocated Loan Amount shall be decreased by an amount equal to the product of (i) the amount of such payment and (ii) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the total of all Allocated Loan Amounts (prior to the adjustment in question). Notwithstanding the foregoing sentence to the contrary, when the Indebtedness is reduced as the result of Lender’s receipt of proceeds with respect to a condemnation or Casualty affecting one hundred percent (100%) of any Individual Property, the Allocated Loan Amount for such Individual Property with respect to which the Insurance Proceeds or Condemnation Proceeds were received shall, at Lender’s discretion, be reduced to zero (such Allocated Loan Amount prior to reduction being referred to as the “Withdrawn Allocated Amount”), and each other Allocated Loan Amount shall, if the Withdrawn Allocated Amount exceeds such proceeds (such excess being referred to as the “Proceeds Deficiency”), be increased by an amount equal to the product of (1) the Proceeds Deficiency and (2) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts (prior to the adjustment in question) other than the Withdrawn Allocated Amount. The “Allocated Loan Amount” for any Substitute Property, following the occurrence of a Substitution, shall be the Allocated Loan Amount, as of the date of such Substitution, for the Individual Property replaced by such Substitute Property.

“BCRP” means BCRP Inc., a Delaware corporation, together with its permitted successors and assigns.

“Booth Creek APA” means that certain Asset Purchase Agreement, dated as of December 1, 2006, by and among TPO Northstar, TPO Snoqualmie, DRE, L.L.C., a Delaware limited liability company, TPO Loon Mountain, Loon Realty Corp, TPO Sierra, Booth Creek Resort Properties, and CNL Income Partners.

“Booth Creek Ski Group” means Booth Creek Ski Group, Inc, a Delaware corporation, together with its permitted successors and assigns.

“Booth Creek Ski Holdings” means Booth Creek Ski Holdings, Inc, a Delaware corporation, together with its permitted successors and assigns.

“Booth Creek Resort Properties” means Booth Creek Resort Properties, LLC a Delaware limited liability company, together with its permitted successors and assigns.

“Boyne” means Boyne USA, Inc., a Michigan corporation, together with its permitted successors and assigns.

“Brighton APA” that certain Asset Purchase Agreement dated as of January 9, 2007 by and among TPO Brighton and CNL Income Partners.

“Brighton Ground Lease” means that certain Lease dated July 23, 1992 between Royal and Boyne, as amended by that certain Addendum to Lease dated July 23, 1992, between Royal and Boyne, as assigned by Boyne to Brighton Resort, pursuant to that certain Assignment and Assumption of Lease between Boyne and Brighton dated as of December 28, 2000, as further assigned pursuant to that certain General Conveyance and Assignment of Agreements, Leases, Licenses, Permits, Plans, Contracts and Warranties between Brighton and CNL Brighton, dated as of January 9, 2007, which lease is evidenced by that certain Memorandum of Lease dated January 8, 2007, by and between Royal and CNL Brighton and recorded January 9, 2007, as Entry No. 9966748 in Book 9406, at Page 4350 of the Official Records of Salt Lake County, Utah.

“Brighton Personal Property Lease” means that certain Personal Property Lease Agreement by and between Brighton TRS and TPO Brighton, dated as of January 9, 2007.

“Brighton Real Property Lease” means that certain Lease Agreement by and between CNL Brighton and TPO Brighton, dated as of January 9, 2007.

“Brighton Resort” means Brighton Resort, LLC, a Michigan limited liability company, together with its permitted successors and assigns.

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business.

“Centex” means Centex Homes, d/b/a Centex Destination Properties, a Nevada general partnership, together with its permitted successors and assigns.

“Centex Operating Agreement” means that certain Operating Agreement among Centex, TPO Loon Mountain, and Loon Realty Corp. dated August 25, 2006 as assigned to CNL Loon Mountain pursuant to that certain Assignment and Assumption Agreement, dated January 19, 2007, by and among TPO Loon Mountain, Loon Realty Corp. and CNL Loon Mountain.

“Centex Mortgage” means that certain Mortgage Deed from Centex to Booth Creek Ski Group, dated September 14, 2006 and recorded in the Grafton County Registry of Deeds, Book 3326, Page 0078 and assigned by Booth Creek Ski Group, to TPO Loon Mountain by that certain Assignment of Mortgage dated November 22, 2006 and recorded in said Registry of Deeds, Book 3352, Page 0676, and further assigned by TPO Loon Mountain to CNL Loon Mountain, by that certain Assignment of Mortgage dated January 19, 2007 and recorded in said Registry of Deeds, Book [        ], Page [        ].

“CNL Affiliate” means, those entities which directly, or indirectly through various subsidiaries, are wholly owned by the Guarantor.

“CNL Income Partners” means CNL Income Partners, LP, a Delaware limited partnership.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statutes thereto.

“Co-Lender” means the holder of any Note at any time, together with its successors and assigns.

“Control” (and terms correlative thereto) when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.

“Crossing Agreement” means that certain Crossing Agreement by and between the New Hampshire Department of Transportation, TPO Loon Mountain, and Loon Realty Corp., dated August 17, 2006.

“Debt Service Coverage Ratio” shall mean the ratio, as reasonably determined by Lender, calculated by dividing (i) NOI by (ii) TADS.

“Dubois Settlement Agreement” means that certain Settlement Agreement, dated February 22, 2001, by and among Roland Dubois, an individual, TPO Loon Mountain, and Loon Realty Corp., as assigned to CNL Loon Mountain pursuant to that certain Assignment and Assumption Agreement by and among TPO Loon Mountain, Loon Realty Corp., and CNL Loon Mountain, dated January 19, 2007.

“Employee Housing Agreement” shall mean that certain Employee Housing Agreement dated September 22, 2000, between TPO Northstar and Northstar Mountain Properties, as assigned to CNL Northstar pursuant to that certain Assignment and Assumption of Assumed Contracts [Northstar Ski Resort] dated January 19, 2007, by TPO Northstar and CNL Northstar.

“Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of other actual or threatened danger to human health or the environment, including the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances

Transportation Act; the Resource Conservation and Recovery Act (including Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act.

“Environmental Reports” means the following reports: (a) Phase I Environmental Site Assessment (12/18/06) by ECS-Florida, LLC, prepared for CNL Income Corp.; (b) Final Environmental Impact Statement, Volume 1 (10/99), for the Brighton Ski Resort Master Development Plan Update, prepared by U.S. Department of Agriculture, Forest Service and Bear West Consulting Team; (c) Environmental Review of Booth Creek Ski Holdings, Inc., Northstar-at-Tahoe (12/06; revised 3/07) by Environ International Corp. for CNL Income Corp.; (d) Environmental Review of Six Ski Resort Areas Owned by Booth Creek Ski Holdings, Inc. (5/04) by Environ International Corp. for Booth Creek Ski Holdings, Inc.; (e) Draft Environmental Review Update of Six Ski Resort Areas Owned by Booth Creek Ski Holdings, Inc. (5/05) by Environ International Corp. for General Electric Commercial & Industrial Finance; (f) Environmental Review of Booth Creek Ski Holdings, Inc., Loon Mountain (12/06) by Environ International Corporation for CNL Income Corp.; (g) Phase I Environmental Site Assessment, 43.83 Acre Property, Cox Farm Access Road, Grafton County, New Hampshire (2/28/07) by ECS-Florida, LLC; (h) Environmental Review of Booth Creek Ski Holdings, Inc., Sierra-at-Tahoe (12/06) by Environ International Corporation for CNL Income Corp.; (i) Environmental Review of Booth Creek Ski Holdings, Inc., The Summit at Snoqualmie (12/06) by Environ International Corporation for CNL Income Corp; and (j) 43.85 Acre Cox Farm Access Road Property Limited Regulatory Compliance Review dated March 1, 2007 prepared by ECS Florida LLC.

“Equity Interests” means (a) partnership interests (general or limited) in a partnership; (b) membership interests in a limited liability company; (c) shares or stock interests in a corporation, and (d) the beneficial ownership interests in a trust.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended or re-codified from time to time, and the regulations promulgated thereunder.

“Essential Ski Property Deed of Trust” shall mean that certain Essential Ski Property Deed of Trust, Security Agreement and Fixture Filing dated September 22, 2000, by Trimont Land Holdings to TPO Northstar, as amended by that certain Collateral Assignment of Deed of Trust dated September 22, 2000, between TPO Northstar and Fleet National Bank, as amended by that certain Assumption Agreement dated September 22, 2000, between Trimont Land Holdings and Northstar Mountain Properties, as amended by that certain Deed of Partial Reconveyance dated February 4, 2002, by Placer Title Company, as trustee, as amended by that certain Deed of Partial Reconveyance dated August 7, 2003, by Placer Title Company, as trustee, as amended by that certain Modification of Deed of Trust dated November 13, 2002, among Northstar Mountain Properties, TPO Northstar and Fleet National Bank, as amended by that certain Modification and Spreader of Deed of Trust dated December 24, 2003, among Northstar Mountain Properties, TPO Northstar and Fleet National Bank, as amended by that certain Third Modification and Spreader of Deed of Trust dated May 30, 2003, among Northstar Mountain

Properties, TPO Northstar and Fleet National Bank, as amended by that certain Fourth Modification and Spreader of Deed of Trust dated December 24, 2003, among Northstar Mountain Properties, TPO Northstar and Fleet National Bank, as amended by that certain Fifth Modification and Spreader of Deed of Trust dated December 24, 2003, among Northstar Mountain Properties, TPO Northstar and Fleet National Bank, as amended by that certain Sixth Modification and Spreader of Deed of Trust dated December 24, 2003, among Northstar Mountain Properties, TPO Northstar and Fleet National Bank, as amended by that certain Substitution of Trustee and Deed of Partial Reconveyance dated January 12, 2004, between U.S. Bank National Association and TPO Northstar, as amended by that certain First Priority Collateral Assignment of Deed of Trust dated May 31, 2005, between TPO Northstar and General Electric Capital Corporation, as amended by that certain Second Priority Collateral Assignment of Deed of Trust dated May 31, 2005, between TPO Northstar and The Bank of New York, as amended by that certain Assignment of Collateral Assignment of Deed of Trust dated July 7, 2005, by Bank of America, N.A., as successor-in-interest to Fleet National Bank, in favor of TPO Northstar, as amended by that certain Deed of Partial Reconveyance dated [                    ,] 2005, among TPO Northstar, General Electric Capital Corporation and The Bank of New York, as amended by that certain Deed of Partial Reconveyance dated December 19, 2005, among TPO Northstar, General Electric Capital Corporation and The Bank of New York, as amended by that certain Deed of Partial Reconveyance dated February 28, 2006, among TPO Northstar, General Electric Capital Corporation and The Bank of New York, as amended by that certain Seventh Modification and Spreader of Deed of Trust dated May 11, 2006, between Northstar Mountain Properties and TPO Northstar, as amended by that certain Eight Modification and Spreader of Deed of Trust dated August 28, 2006, between Northstar Mountain Properties and TPO Northstar, as amended by that certain Assignment of Deed of Trust dated January 19, 2007, by TPO Northstar in favor of CNL Northstar.

“Existing Environmental Indemnity Agreements” means the following agreements: (a) Environmental Indemnity Agreement dated January 19, 2007 by Booth Creek Ski Holdings, Booth Creek Resort Properties, TPO Snoqualmie, and CNL Snoqualmie, LLC; (b) Environmental Indemnity Agreement dated January 19, 2007 by Booth Creek Ski Holdings, Booth Creek Resort Properties, TPO Sierra, and CNL Sierra; (c) Environmental Indemnity Agreement dated January 19, 2007 by Booth Creek Ski Holdings, Booth Creek Resort Properties, TPO Loon Mountain, and CNL Loon Mountain, LLC; and (d) Environmental Indemnity Agreement dated January 19, 2007 by Booth Creek Ski Holdings, Booth Creek Resort Properties, TPO Northstar, and CNL Northstar.

“Fiscal Year” means the 12-month period ending on December 31 of each year or such other fiscal year of Borrower or Pledgor as Borrower or Pledgor may select from time to time with the prior written consent of Lender. Borrower and Pledgor shall have the same fiscal year.

“Forest Service Permits” means those permits issued by the USFS to the applicable Real Property Owner set forth on Schedule 5.

“Forest Service Land” means the real property described in the Forest Service Permits.

“Governmental Authority” means any national, federal, state, regional or local government, or any other political subdivision of any of the foregoing, in each case with jurisdiction over Borrower, Pledgor, the Equity Collateral, the Property (including the Forest Service Land), or any Person with jurisdiction over Borrower, Pledgor, the Equity Collateral, or the Property (including the Forest Service Land) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, but not limited to, the USFS.

“Ground Lease” means individually and collectivity, as the context may require, each of (i) the Northstar Net Lease Agreement, (ii) the Brighton Ground Lease and (iii) the Loon Mountain Ground Lease.

“Guarantor” means CNL Income Properties, Inc., a Maryland corporation.

“Guaranty of Lease Agreement” means that certain Guaranty of Lease Agreement, dated January 19, 2007, by BCRP, Booth Creek Resort Properties and Booth Creek Ski Holdings in favor of Northstar, Sierra, Snoqualmie and Loon Mountain.

“Hallisey Option Agreement” means that certain Hallisey Option Agreement, dated October 3, 2005, by and among Booth Creek Ski Group, TPO Loon Mountain, and Loon Realty Corp., as assigned to CNL Loon Mountain pursuant to that certain Assignment and Assumption Agreement, dated January 19, 2007, by and among TPO Loon Mountain, Loon Realty Corp. and CNL Loon Mountain.

“Hazardous Substance” means, without limitation, any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, toxic or hazardous wastes, toxic or hazardous substances, toxic or hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including petroleum and petroleum products, mold or fungus, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives.

“Impositions” means all ground rents and all taxes (including, without limitation, all real estate, ad valorem or value added, sales (including those imposed on lease rentals), use, single business, gross receipts, intangible transaction privilege, privilege, license or similar taxes), assessments (including, without limitation, to the extent not discharged prior to the Closing Date, all assessments for public improvements or benefits, whether or not commenced or completed within the term of the Loan), water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of the Property (including all interest and penalties thereon) and the Forest Service Land (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a Lien upon (i) Borrower, Pledgor (including, without limitation, all income, franchise, single business or other taxes imposed on Borrower or Pledgor for the privilege of doing business in the jurisdiction in which the Property (including the Forest

Service Land) is located, or Lender (including taxes resulting from future changes in law which impose upon Lender or any trustee an obligation to pay any property taxes or other taxes or which otherwise adversely affect Lender’s interests), (ii) the Property (including the Forest Service Land) or any part thereof, the Equity Collateral, or any part thereof, or (iii) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Property (including the Forest Service Land) or the leasing or use of the Property (including the Forest Service Land) or any part thereof, or the acquisition or financing of the acquisition of the Property (including the Forest Service Land) by Borrower or Pledgor. Without limitation of the foregoing, any such rents, taxes, assessments, fees or charges assessed, levied or imposed against the Borrower or the portion of the Property demised under the Brighton Ground Lease that arise out of or relate to the fact that such Property is not a separate tax lot, shall be deemed to be “Impositions” under the Loan Documents.

“Indebtedness” means, at any given time, the Principal Indebtedness, together with all accrued and unpaid interest thereon and all other obligations and liabilities due or to become due to Lender pursuant hereto or any of the other Loan Documents.

“Indemnified Party” means each of Lender, each of its Affiliates and their respective successors and assigns, any Person who is or will have been involved with the servicing of the Loan, Persons who may hold or acquire or will have held a full or partial interest in the Loan (including Investors, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) (including any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the collateral therefor), and the respective officers, directors, and employees, agents, Affiliates, successors and assigns of any and all of the foregoing.

“Leases” means all leases and other agreements or arrangements affecting the use or occupancy of all or any portion of the Property (including the Forest Service Land) now in effect or hereafter entered into (including all lettings, subleases, licenses, concessions, tenancies and other occupancy agreements covering or encumbering all or any portion of the Property or the Forest Service Land), together with any guarantees, supplements, amendments, modifications, extensions and renewals of the same.

“Legal Requirements” means (a) all statutes, laws, rules, orders, regulations, ordinances, judgments, orders, decrees and injunctions of Governmental Authorities affecting Borrower, Pledgor, the Loan Documents, the Property (including the Forest Service Land) or any part thereof, Equity Collateral or any part thereof, and all Permits, Forest Service Permits, and regulations relating thereto (including, without limitation, all Environmental Laws, the Fair Housing Act of 1988, as amended, and the Americans with Disabilities Act, and anything relating to zoning, land use, and building codes), (b) all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower or Pledgor, at any time in force affecting the Property (including the Forest Service Land) or any part thereof, (c) terms of any insurance policy maintained by or on behalf of Borrower, and (d) the organizational documents of Borrower or Pledgor.

“Lien” means any mortgage, deed of trust, deed to secure debt, lien pledge, easement, restrictive covenant, hypothecation, assignment, security interest, conditional sale or other title retention agreement, financing lease having substantially the same economic effect as any of the foregoing, or financing statement or similar instrument.

“Loan Application” means that certain First Mortgage Loan Application by and among Lender and the Real Property Owners, dated as of February 22, 2007.

“Loan Documents” means, collectively, this Agreement and all other documents, agreements, instruments and certificates now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, including without limitation the documents listed on Schedule 1 attached hereto, as each may be (and each of the defined terms shall refer to such documents as they may be) amended, restated, or otherwise modified from time to time.

“Loan to Value Ratio” means the ratio, as reasonably determined by Lender, of (i) the sum of the Indebtedness plus the amount of all other Liens on the Property and Equity Collateral to (ii) the fair market value of the Property.

“Loon Mountain Conceptual Approval Agreement” means that certain Conceptual Approval Agreement, dated August 25, 2006, by and among Loon Realty Corp., TPO Loon Mountain and Centex, as assigned to CNL Loon Mountain pursuant to that certain Assignment and Assumption Agreement, dated January 19, 2007, by and among Loon Realty Corp., TPO Loon Mountain and CNL Loon Mountain.

“Loon Mountain Easement Agreement” means that certain Amended and Restated Easement Agreement, dated August 25, 2006, by and among Centex, TPO Loon Mountain and Loon Realty Corp., as assigned to CNL Loon Mountain pursuant to that certain Assignment and Assumption Agreement, dated January 19, 2007, by and among Loon Realty Corp., TPO Loon Mountain and CNL Loon Mountain.

“Loon Mountain Ground Lease” means that certain Ground Lease with Lessee to Construct Improvements dated March 20, 2000, by and between Peter F. Govoni and Carol C. Govoni, as lessors and TPO Loon Mountain, as lessee, as evidenced by that certain Notice of Lease recorded with the Grafton County, New Hampshire Registry of Deeds at Book 2461, Page 540, as by assigned by TPO Loon Mountain to CNL Loon Mountain, pursuant to that certain Assignment and Assumption of Leases recorded March 7, 2007, in Book 3383, Page 857.

“Loon Mountain Personal Property Lease” means that certain Personal Property Lease Agreement by and between Loon Mountain TRS and TPO Loon Mountain, dated as of January 19, 2007.

“Loon Mountain Pipeline Construction and Maintenance Agreement” means that certain Permitting and Pipeline Construction and Maintenance Agreement, dated June 29, 2006, by and among, TPO Loon Mountain and Town of Lincoln, New Hampshire, as assigned by TPO Loon Mountain to CNL Loon Mountain pursuant to that certain Assignment and Assumption of Assumed Contracts dated January 19, 2007, by and among Loon Mountain Recreation Corporation, Loon Realty Corp. and CNL Loon Mountain.

“Loon Mountain Real Property Lease” means that certain Lease Agreement by and between CNL Loon Mountain and TPO Loon Mountain, dated as of January 19, 2007.

“Loon Realty Corp” means Loon Realty Corp., a New Hampshire corporation, together with its permitted successors or assigns.

“Losses” means any losses (including, without limitation, unrealized loss of value of the Property or the Equity Collateral), actual damages, reasonable costs, fees, expenses, claims, suits, actions, proceedings, judgments, awards, liabilities (including strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, attorneys’ fees, engineers’ fees, environmental consultants’ fees, and investigation costs (including costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

“Material Adverse Effect” means a material adverse effect upon (a) the business or financial position or results of operation of any Individual Borrower or any Individual Pledgor, (b) the ability of any Individual Borrower or any Individual Pledgor to perform, or of Lender to enforce, any of the Loan Documents, (c) the value, use or marketability of any Individual Property (including the Forest Service Land), or (d) the value, use or marketability of any Equity Collateral pledged by any Individual Pledgor.

“Material Agreement” means (i) those agreements set forth on Schedule 6 and Schedule 7 attached hereto and (ii) each contract and agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Property (including the Forest Service Land), other than the Leases, under which there is an obligation of Borrower or Pledgor which exceeds a value of more than $100,000 per annum.

“Mountaineers License” means that certain 2006-2007 Agreement, dated November 27, 2006, by and between The Mountaineers and Booth Creek Ski Holdings, as assigned by Booth Creek Ski Holdings to TPO Snoqualmie, as further assigned by TPO Snoqualmie to CNL Snoqualmie pursuant to that certain Assignment and Assumption dated as of January 19, 2007, between TPO Snoqualmie and CNL Snoqualmie.

“NOI” means the gross annual income realized from operations of the Property (including the Forest Service Land) for the applicable twelve (12) month period after subtracting all necessary and ordinary operating expenses (both fixed and variable) for that twelve (12) month period ((assuming for expense purposes only that the Property (including the Forest Service Land) is ninety-five percent (95%) leased and occupied if actual leasing is less than ninety-five percent (95%)), including, without limitation, utilities, administrative expenses, cleaning, landscaping, security, repairs, and maintenance, ground rent payments, management fees, reserves for replacements, real estate and other taxes, assessments and insurance, but excluding deduction for federal, state and other income taxes, debt service expense, depreciation or amortization of capital expenditures, and other similar non-cash items. Gross annual income shall be based on the cash actually received for the preceding twelve (12) months and projected income based on the leases in place for the next succeeding twelve (12) months, and ordinary operating expenses shall not be prepaid. Documentation of NOI and expenses shall be certified by an officer of Borrower with detail satisfactory to Lender and shall be subject to the approval of Lender.

“Northstar Agreement” means that certain Agreement dated March 2, 2005, among Sierra Watch, Mountain Area Preservation Foundation, Northstar Mountain Properties, Trimont Land Holdings, and TPO Northstar, as assigned to CNL Northstar pursuant to that certain Assignment and Assumption of Assumed Contracts [Northstar Ski Resort] dated January 19, 2007, by TPO Northstar and CNL Northstar.

“Northstar Assumption Agreement” means that certain Assumption Agreement dated September 22, 2000, between Trimont Land Holdings and Northstar Mountain Properties.

“Northstar Closing Letter” dated January 19, 2007, among TPO Northstar, TPO Snoqualmie, DRE L.L.C., TPO Loon Mountain, Loon Realty Corp., TPO Sierra., Booth Creek Resort Properties, CNL Income Partners, The Talon Group and BCRP.

“Northstar Easement” means that certain Easement Agreement dated September 22, 2000, between Trimont Land Holdings, as grantor and TPO Northstar, as grantee, as amended by that certain Assumption Agreement dated September 22, 2000, between Trimont Land Holdings and Northstar Mountain Properties, as amended by that certain Partial Release of Easement Agreement dated December [__], 2001, between Northstar Mountain Properties and TPO Northstar, as amended by that certain First Amendment to Easement Agreement dated May 30, 2003, between Northstar Mountain Properties and TPO Northstar, as amended by that certain Partial Release of Easement Agreement dated July 9, 2003, between Northstar Mountain Properties and TPO Northstar, as amended by that certain Second Amendment to Easement Agreement dated December 24, 2003, between Northstar Mountain Properties and TPO Northstar, as amended by that certain Third Amendment to Easement Agreement dated December 24, 2003, between Northstar Mountain Properties and TPO Northstar, as amended by that certain Fourth Amendment to Easement Agreement dated December 24, 2003, between Northstar Mountain Properties and TPO Northstar, as amended by that certain Fifth Amendment to Easement Agreement dated December 24, 2003, between Northstar Mountain Properties and TPO Northstar, as amended by that certain Partial Assignment and Assumption of Agreements relating to the Village-at-Northstar (Stage 1 of Phase I) dated October 26, 2004, between Northstar Mountain Properties and Northstar Iron Horse, LLC, as amended by that certain Sixth Amendment to Easement Agreement dated January 12, 2005, among Northstar Mountain Properties, Northstar Iron Horse, LLC and TPO Northstar, as amended by that certain Partial Assignment and Assumption of Agreements relating to the Village-at-Northstar (Stage 2 of Phase I) dated October 26, 2005, between Northstar Mountain Properties and Northstar Big Horn, LLC, as amended by that certain Seventh Amendment to Easement Agreement dated October 26, 2005, among Northstar Mountain Properties, Northstar Big Horn, LLC and TPO Northstar, as amended by that certain Partial Release of Easement Agreement (Releasing the Day Lodge Parcel) dated March 2, 2006, between Northstar Mountain Properties and TPO Northstar, as amended by that certain Eighth Amendment to Easement Agreement dated July [    ], 2006, between Northstar Mountain Properties and TPO Northstar.

“Northstar Letter Agreement” means that certain Letter Agreement Re: Future Capital Improvements dated January 19, 2007, among CNL Northstar, TPO Northstar and Booth Creek Ski Group, Inc.

“Northstar Mountain Properties” means Northstar Mountain Properties, LLC, a Delaware limited liability company, together with its successors and assigns.

“Northstar Net Lease Agreement” means that certain Net Lease Agreement dated September 22, 2000, between TPO Northstar, as tenant, and Trimont Land Holdings, as landlord, as amended by that certain Assumption Agreement dated September 22, 2000, between Trimont Land Holdings and Northstar Mountain Properties, as amended by that certain First Amendment to Net Lease Agreement dated December 30, 2003, between TPO Northstar and Northstar Mountain Properties, as amended by that certain Second Amendment to Net Lease Agreement dated December 30, 2003, between TPO Northstar and Northstar Mountain Properties, as amended by that certain Partial Assignment and Assumption of Agreements relating to the Village-at-Northstar (Stage 1 of Phase I) dated October 26, 2004, between Northstar Mountain Properties and Northstar Iron Horse, LLC, as amended by that certain Partial Termination, Assignment and Assumption of Net Lease dated January 12, 2005, among Northstar Mountain Properties, Northstar Iron Horse, LLC, Trimont Land Holdings and TPO Northstar, as amended by that certain Partial Termination of Net Lease dated September [__], 2005, between Northstar Mountain Properties and TPO Northstar, as amended by that certain Partial Assignment and Assumption of Agreements relating to the Village-at-Northstar (Stage 2 of Phase I) dated October 26, 2005, between Northstar Mountain Properties and Northstar Big Horn, LLC, as amended by that certain Partial Termination of Net Lease dated October 26, 2005, between Northstar Big Horn, LLC and TPO Northstar, as amended by that certain Subordination, Non-Disturbance and Attornment Agreement dated October 26, 2005, between TPO Northstar and JPMorgan Chase Bank, N.A., as amended by that certain Partial Termination of Net Lease dated March 2, 2006, between Northstar Mountain Properties and TPO Northstar, as assigned by TPO Northstar to CNL Northstar, pursuant to the Assignment and Assumption of Net Lease Agreement dated January 19, 2007, between TPO Northstar and CNL Northstar.

“Northstar Personal Property Lease” means that certain Personal Property Lease Agreement by and between Northstar TRS and TPO Northstar, dated as of January 19, 2007.

“Northstar Real Property Lease” means that certain Lease Agreement by and between CNL Northstar and TPO Northstar, dated as of January 19, 2007.

“Northstar Settlement Agreement” dated January 16, 2007, between TPO Northstar and Ski Trails Condominium Owners’ Association, as assigned to CNL Northstar pursuant to that certain Assignment and Assumption of Assumed Contracts [Northstar Ski Resort] dated January 19, 2007, by TPO Northstar and CNL Northstar.

“Permitted Encumbrances” means, (a) with respect to the Property, collectively, (i) the Lien created by the Loan Documents, (ii) all Liens and other matters disclosed in the title insurance policy insuring the Mortgage, or any part thereof which have been approved by Lender, (iii) Liens, if any, for Impositions imposed by any Governmental Authority not yet due or delinquent, and (iv) such governmental, public utility and private restrictions, covenants, reservations, easements, licenses or other agreements of an immaterial nature which may be granted by Borrower after the Closing Date, (v) Leases approved by Lender in accordance with the Loan Documents, (vi) any Permitted Transfers or easements required under the TPO Lease or described on Schedule 6.1, and (vii) subdivision plats as may be required under and subject to any TPO Lease or Acquisition Documentation, (b) with respect to the Equity Collateral, collectively the Liens created by the Loan Documents.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, or any other entity, any Governmental Authority, and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property Owner” means individually and collectively, as the context may require, each of (a) Northstar TRS, (b) Sierra TRS, (c) Brighton TRS, (d) Snoqualmie, TRS and (e) Loon Mountain TRS.

“Plum Creek” means Plum Creek Timberlands, L.P., a Delaware limited partnership, together with its permitted successors or assigns.

“Plum Creek License” means that certain Permit No. 890-5.06-2007 dated December 18, 2006 by Plum Creek in favor of TPO Snoqualmie, as assigned by TPO Snoqualmie to CNL Snoqualmie pursuant to that certain Assignment and Assumption of Permit No. 890-5.06-2007 dated March 6, 2007, between TPO Snoqualmie and CNL Snoqualmie.

“Plum Creek Option Agreement” means that certain Option and Purchase and Sale Agreement No. 560-5.06-0160 dated as of May 11, 2006 by and among Plum Creek Timberlands, L.P., a Delaware limited partnership, successor by merger to Plum Creek Timber Company, L.P. (“Plum Creek Optionor”), and Ski Lifts, Inc. (“Ski Lifts”), a Washington corporation (the “Plum Creek Option”), which Plum Creek Option was assigned by Ski Lifts to Snoqualmie pursuant to that certain Assignment and Assumption of Option and Purchase and Sale Agreement No. 560-5.06-0160 dated as of December     , 2006 between Ski Lifts and CNL Snoqualmie.

“Pooling Agreement” means that certain Pooling Agreement dated January 19, 2007, by and among CNL Northstar, CNL Sierra, CNL Snoqualmie, CNL Loon Mountain, TPO Northstar, TPO Sierra, TPO Snoqualmie, TPO Loon Mountain, BCRP, Booth Creek Resort Properties and Book Creek Ski Holdings.

“Principal Indebtedness” means the principal amount of the entire Loan outstanding as the same may be increased or decreased, as a result of prepayment or otherwise, from time to time.

“Prior Taxes” shall have the meaning set forth in that certain Real Estate Tax Indemnification Agreement, by and among CNL Income Partners, CNL Brighton and Brighton Resort, dated as of January 9, 2007.

“Proceeds Deficiency” has the meaning set forth in the definition of “Allocated Loan Amount”.

“Property Option Agreement” shall mean that certain Non-Residential Property Option Agreement dated September 22, 2000, between Northstar Mountain Properties and Trimont Land Holdings, as amended by that certain Partial Release of Memorandum of Agreement for Purchase and Sale of Real Property dated December [__], 2001, between Northstar Mountain Properties and Trimont Land Holdings, as amended by that certain Amendment of Non-Residential Property Option Agreement dated May 30, 2003, between Northstar Mountain Properties and Trimont Land Holdings, as amended by that certain Second Amendment to Non-Residential Property Option Agreement dated December 24, 2003, between Northstar Mountain Properties and Trimont Land Holdings, as amended by that certain Third Amendment to Non-Residential Property Option Agreement dated December 24, 2003, between Northstar Mountain Properties and Trimont Land Holdings, as amended by that certain Fourth Amendment to Non-Residential Property Option Agreement dated December 24, 2003, between Northstar Mountain Properties and Trimont Land Holdings, as amended by that certain Fifth Amendment to Non-Residential Property Option Agreement dated December 24, 2003, between Northstar Mountain Properties and Trimont Land Holdings, as amended by that certain Partial Assignment and Assumption of Agreements relating to the Village-at-Northstar (Stage 1 of Phase I) dated October 26, 2004, between Northstar Mountain Properties and Northstar Iron Horse, LLC, as amended by that certain Release dated January 12, 2005, by Trimont Land Holdings and Northstar Iron Horse, LLC, as amended by that certain Partial Release of Non-Residential Property Option Agreement (Releasing the Day Lodge Parcel) dated March 2, 2006, between Northstar Mountain Properties and Trimont Land Holdings, as amended by that certain Partial Release of Non-Residential Property Option Agreement dated November 20, 2006, between Northstar Mountain Properties and Trimont Land Holdings, as amended by that certain Partial Assignment and Assumption of Agreements Relating to Trailside Townhomes dated August 29, 2006, between Northstar Mountain Properties and Northstar Trailside Townhomes, LLC, as amended by that certain Partial Release of Non-Residential Property Option Agreement dated October 25, 2006, between Northstar Mountain Properties and Trimont Land Holdings, as assigned by that certain Assignment and Assumption of non-Residential Property Option Agreement dated January 19, 2007, among Trimont Land Holdings, TPO Northstar and CNL Northstar.

“Rating Agencies” means Fitch, Inc., Moody’s Investors Service, Inc., S&P, and Dominion Bond Rating Service Limited or any successor thereto, and any other nationally recognized statistical rating organization to the extent that any of the foregoing have been or will be engaged by Lender or its designees in connection with or in anticipation of a Secondary Market Transaction (each, individually, a “Rating Agency”).

“Real Property Owner” means individually and collectively, as the context may require, each of (a) CNL Northstar, (b) CNL Sierra, (c) CNL Brighton, (d) CNL Snoqualmie and (e) CNL Loon Mountain.

“Release” with respect to any Hazardous Substance includes but is not limited to any presence, release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

“Remediation” includes but is not limited to any activity to (a) clean up, detoxify, decontaminate, disinfect, contain, treat, remove, respond to, correct, dispose of, transport, or otherwise remediate, prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; or (b) inspect, investigate, study, monitor, assess, audit, sample, test, or evaluate any actual, potential or threatened Release of Hazardous Substances.

“Royal” means Royal Street Land Company, a Utah corporation, together with its permitted successors or assigns.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Sierra Personal Property Lease” means that certain Personal Property Lease Agreement by and between Sierra TRS and TPO Sierra, dated as of January 19, 2007.

“Sierra Real Property Lease” means that certain Lease Agreement by and between CNL Sierra and TPO Sierra, dated as of January 19, 2007.

“Snoqualmie Licenses” means individually and collectively, as the context may require, each of (i) the Plum Creek License and (ii) the Mountaineers License.

“Snoqualmie Personal Property Lease” means that certain Personal Property Lease Agreement by and between Snoqualmie TRS and TPO Snoqualmie, dated as of January 20, 2007.

“Snoqualmie Real Property Lease” means that certain Lease Agreement by and between CNL Snoqualmie and TPO Snoqualmie, dated as of January 19, 2007.

“TADS” shall mean the aggregate debt service payments for any given calendar year on the Loan and on all other indebtedness secured, or to be secured, by any part of the Property.

“Third Party Operators” means individually and collectively, as the context may require, each of (a) TPO Northstar, (b) TPO Sierra, (c) TPO Brighton, (d) TPO Snoqualmie and (e) TPO Loon Mountain.

“TPO Brighton” means Brighton Resort, LLC, a Michigan limited liability company, together with its permitted successors or assigns.

“TPO Leases” means individually and collectively, as the context may require, each of (a) TPO Personal Property Leases, (b) the TPO Real Property Leases, (c) any other Lease entered into by Borrower with any Third Party Operator and (d) any Lease entered into by Borrower with any Person demising a material portion of any Individual Property.

“TPO Loon Mountain” means Loon Mountain Recreation Corp., a New Hampshire corporation, together with its permitted successors or assigns.

“TPO Northstar” means Trimont Land Company, a California corporation, together with its permitted successors or assigns.

“TPO Personal Property Leases” means individually and collectively, as the context may require, each of (a) NorthStar Personal Property Lease, (b) Sierra Personal Property Lease, (c) Brighton Personal Property Lease, (d) Snoqualmie Personal Property Lease and (e) Loon Mountain Personal Property Lease.

“TPO Real Property Leases” means individually and collectively, as the context may require, each of (a) NorthStar Real Property Lease, (b) Sierra Real Property Lease, (c) Brighton Real Property Lease, (d) Snoqualmie Real Property Lease and (e) Loon Mountain Real Property Lease.

“TPO Snoqualmie” means Ski Lifts, Inc., a Washington corporation, together with its permitted successors or assigns.

“TPO Sierra” means Sierra-at-Tahoe, Inc., a Delaware corporation, together with its permitted successors or assigns.

“Trademark License Agreement” means that certain Trademark License Agreement by and between TPO Loon Mountain and Centex dated October 3, 2005 and assigned by that certain Assignment and Assumption of Assumed Contracts by and between TPO Loon Mountain, Loon Realty Corp., and CNL Loon Mountain, dated as of January 19, 2007.

“Transfer” means (a) any conveyance, transfer, sale, Lease entered into by Borrower, assignment, disposition, divestiture of title to, conveyance of security title to, or Lien, whether by operation of law or otherwise (and in any manner or way, whether voluntary or involuntary or otherwise), of, on or affecting (i) all or any portion of the Property or the Equity Collateral, or (ii) any direct or indirect interest (whether legal, beneficial or otherwise) in Borrower or Pledgor or any Person that has the right to participate in the control of the management or operations of Borrower or Pledgor (including any profit interest or the issuance of any new direct or indirect interest, whether legal, beneficial or otherwise, in Borrower or Pledgor) or all or any portion of the Property (except for Third Party Operator and any sublessee, concessionaire, or other Person with whom Third Party Operator has entered into a contract, agreement or Lease), and (b) any direct or indirect change in Control of Borrower or Pledgor or any Person that has the right to participate in the control of the management or operations of Borrower or Pledgor, and “Transfers” shall include, without limitation, (A) any merger, consolidation, sale, transfer, assignment or dissolution involving all or substantially all of the assets of Borrower or Pledgor or any general partner or managing member of Borrower or Pledgor; (B) any Lien to secure financing, indebtedness or otherwise; (C) if Borrower or Pledgor is a partnership, in the event of the conversion of any general partnership interest in Borrower or Pledgor to a limited partnership interest; (D) if Borrower or Pledgor is a partnership, in the event of any change, removal, or resignation of any general partner of Borrower or Pledgor; (E) if Borrower or Pledgor is a limited liability company, in the event of any change, removal, addition, or resignation of a managing member (or if no managing member, any member) of Borrower or Pledgor or (F) any unsecured debt in contravention of this Agreement.

“Trimont Land Holdings” means Trimont Land Holdings, Inc., a Delaware corporation, together with its permitted successors or assigns.

“TRS Brighton Note” means that certain Revolving Promissory Note, in the original principal amount of $5,000,000, dated January 9, 2007, by TRS Brighton in favor of CNL Income Partners.

“TRS Loon Mountain Note” means that certain Revolving Promissory Note, in the original principal amount of $5,000,000, dated January 19, 2007, by TRS Loon Mountain in favor of CNL Income Partners.

“TRS Northstar Note” means that certain Revolving Promissory Note, in the original principal amount of $5,000,000, dated January 19, 2007, by TRS Northstar in favor of CNL Income Partners.

“TRS Notes” means individually and collectively, as the context may require, each of (i) the TRS Brighton Note, (ii) the TRS Loon Mountain Note, (iii) the TRS Northstar Note, (iv) the TRS Sierra Note and (v) the TRS Snoqualmie Note.

“TRS Sierra Note” means that certain Revolving Promissory Note, in the original principal amount of $5,000,000, dated January 19, 2007, by TRS Sierra in favor of CNL Income Partners.

“TRS Snoqualmie Note” means that certain Revolving Promissory Note, in the original principal amount of $5,000,000, dated January 19, 2007, by TRS Loon Mountain in favor of CNL Income Partners.

“USFS” means the United States Department of Agriculture, Forest Service.

“Withdrawn Allocated Amount” has the meaning set forth in the definition of “Allocated Loan Amount”.

Section 1.2. Location of Additional Defined Terms.

Defined Term	Location
“Agreement”	First Paragraph
“Anti-Terrorism Regulations”	Section 5.12(b)
“Applicable Borrower Contribution”	Section 13.4(e)
“Applicable Pledgor Contribution”	Section 13.5(e)
“Assignment of Leases”	Schedule 1
“Borrower”	First Paragraph
“Borrower Equity Collateral”	Section 13.1
“Borrower Contribution”	Section 13.4(a)
“Borrower Pledge Agreement”	Schedule 1
“Borrower Reimbursement Contribution”	Section 13.4(c)
“Casualty”	Section 7.7(a)
“Casualty Retainage”	Section 7.8(b)

“Centex Mortgage Assignment”	Schedule 1
“Closing Date”	First Paragraph
“Equity Collateral”	The Pledge Agreement
“Condemnation Proceeds”	Section 7.7(a)
“Contracts”	The Mortgage
“Default Rate”	The Note
“Deposits”	Section 3.2
“Disclosure Document”	Section 10.7
“Disclosure Document”	Section 10.7
“Duplicate Certificates”	Section 5.14(a)(iii)
“Equipment”	The Mortgage
“Environmental Claims”	Section 9.4
“Environmental Lien”	Section 9.2
“Essential Ski Property Deed of Trust Assignment”	Schedule 1
“Event of Default”	Section 8.1
“Exiting Property”	Section 13.7
“First Notice”	Section 8.1(n)
“First Payment Date”	Section 2.3(b)
“Funding Borrower”	Section 13.4(c)
“Funding Pledgor”	Section 13.5(c)
“Improvements”	The Mortgage
“Individual Borrower”	First Paragraph
“Individual Borrower Equity Collateral”	Section 13.1
“Individual Equity Collateral”	Section 13.1
“Individual Pledgor”	First Paragraph
“Individual Pledgor Equity Collateral”	Section 13.1
“Individual Property”	Section 13.1
“Insolvency Action”	Section 8.1(f)
“Insurance Premiums”	Section 3.1
“Insurance Proceeds”	Section 7.6(a)
“Interest Rate”	Section 2.2
“Inventory”	The Mortgage
“Investors”	Section 10.3
“Lender”	First Paragraph
“Loan Amount”	Recitals
“Loon Mountain Leases”	Section 5.7(e)
“Loon Mountain Capex Funding Obligation”	Exhibit D
“Material Alterations”	Section 5.2
“Maturity Date”	Section 2.3(d)
“Mortgage”	Schedule 1
“Net Restoration Proceeds”	Section 7.7(a)
“New Payment Date”	Section 10.4
“Note”	Schedule 1
“Northstar Capex Funding Obligation”	Exhibit D
“Northstar and Loon Mountain Capex Funding Obligation”	Exhibit D

“OFAC List”	Section 4.19
“OFAC Violation”	Section 5.12(c)
“Payment Date”	Section 2.3(b)
“Permits”	The Mortgage
“Permitted Trade Payables”	Exhibit C, clause (xx)
“Permitted Transfer”	Section 6.1
“Pledge Agreement”	Schedule 1
“Pledgor Equity Collateral”	Section 13.1
“Pledgor Contribution”	Section 13.5(a)
“Pledgor Reimbursement Contribution”	Section 13.5(c)
“Post Closing Letter”	Schedule 1
“Prepayment Premium”	The Note
“Principal Payment Amount”	Section 13.6
“Property”	The Mortgage
“Property Release”	Section 13.6
“PTE”	Section 4.7
“Recourse Guaranty”	Schedule 1
“Register”	Section 10.5
“Registrar”	Section 10.5
“Registration Statement”	Section 10.6
“Release Price”	Section 13.6
“Released Property”	Section 13.6
“Rents”	The Mortgage
“Rent Roll”	Section 5.7(a)
“Restoration”	Section 7.8
“Restoration Proceeds”	Section 7.7(a)
“Restoration Proceeds Threshold”	Section 7.7(a)
“Second Notice”	Section 8.1(n)
“Secondary Market Transaction”	Section 10.1
“Securities Filing”	Section 10.7
“Single Member LLC”	Exhibit C
“Single-Purpose Entity”	Exhibit C
“Snoqualmie Leases”	Section 5.7(f)
“Special Member”	Exhibit C, clause (xxxiii)
“Substitute Property”	Section 13.7
“Substitution”	Section 13.7
“Substitution Administrative Fee”	Section 13.7
“Taking”	Section 7.7(a)
“Tax and Insurance Deposits”	Section 3.1
“Titling Documentation”	Section 5.14(a)(ii)
“Transaction Taxes”	Section 12.28
“UCC”	The Mortgage
“USFS Agreement”	Schedule 1
“Underwriter Group”	Section 10.6
“Vehicles”	The Mortgage
“Vehicles Notice Date”	Section 5.14(a)(iii)
“Violation”	Section 5.11

Section 1.3. Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE 2

THE LOAN

Section 2.1. The Loan. Borrower shall receive only one borrowing hereunder in the amount of the Loan Amount and any amount borrowed and repaid hereunder may not be reborrowed. Borrower’s obligation to pay the Indebtedness is evidenced by this Agreement and by the Note and secured by the Mortgage, the Borrower Pledge Agreement, the Pledgor Pledge Agreement, and the other Loan Documents to the extent provided therein.

Section 2.2. Interest Rate. Interest shall accrue on the Principal Indebtedness at six and eleven hundredths percent (6.11%) per annum (the “Interest Rate”) commencing on the Closing Date. Interest on the Principal Indebtedness for any full month shall be calculated on the basis of a three hundred sixty (360) day year consisting of twelve (12) thirty (30) day months. For any partial month, interest shall be due in an amount equal to (i) the Interest Rate divided by 360 multiplied by (ii) the number of days in such month any Principal Indebtedness is outstanding through and including the day of payment

Section 2.3. Payments. Borrower shall make the following payments to Lender:

(a) On the date hereof (unless the date hereof is the same calendar day as a Payment Date), a payment of interest only for the period from the Closing Date to and including April 4, 2007.

(b) On May 5, 2007 (the “First Payment Date”) and on the same calendar day of each calendar month during the term of the Loan (including the Maturity Date) (each, a “Payment Date”), Borrower shall pay to Lender a monthly payment in the amount of $805,912.50, which amount is based on the Interest Rate and a 240-month amortization schedule. Prior to an Event of Default, such payments shall be allocated by Lender as set forth on Schedule 1 hereto. All proceeds of payment and payments with respect to the Loan, including any payment or recovery on the Property or the Equity Collateral, shall be applied to the Indebtedness and Notes in such order and in such manner and priority as Lender shall elect in Lender’s discretion

(c) Upon Borrower’s payment of a Release Price pursuant to Section 13.6 of this Agreement, the next monthly payment coming due, and each monthly payment thereafter, shall be reduced to an amount which will result in the full amortization of the remaining Principal Indebtedness based on the Interest Rate and an amortization over a term equal to 240 months less the number monthly payments made by Borrower prior to the date of the payment of such Release Payment.

(d) The entire outstanding Indebtedness shall be due and payable on the Payment Date occurring in April, 2014 (the “Maturity Date”), or such earlier date resulting from acceleration of the Indebtedness by Lender.

(e) For purposes of making payments hereunder, if the Payment Date of a given month shall not be a Business Day, then the Payment Date for such month shall be the preceding Business Day.

ARTICLE 3

DEPOSITS

Section 3.1. Tax and Insurance Deposits. At Lender’s option (i) following an Event of Default or (ii) in the event that Borrower and Pledgor fail to timely deliver to Lender evidence of payment of Impositions or insurance premiums as required by Section 5.1(b), Borrower shall make monthly deposits (the “Tax and Insurance Deposits”) with Lender equal to one-twelfth (1/12th) of the annual Impositions (except for income taxes, franchise taxes, ground rents, maintenance charges and utility charges) and insurance premiums for all insurance required under the Loan Documents (“Insurance Premiums”) together with amounts sufficient to pay these items thirty (30) days before they are due. Lender shall estimate the amount of the Deposits until ascertainable. At that time, Borrower shall promptly deposit any deficiency. Borrower and Pledgor shall promptly notify Lender of any changes to the amounts, schedules and instructions for payment of the Impositions and insurance premiums. Borrower and Pledgor authorize Lender or its agent to obtain the bills for Impositions directly from the appropriate Governmental Authority. If (i) there is no Event of Default at the time of payment, (ii) Borrower and Pledgor have delivered bills or invoices to Lender for the Impositions and Insurance Premiums in sufficient time to pay them when due, and (iii) the Deposits are sufficient to pay the Impositions and Insurance Premiums, as applicable, or Borrower has deposited the necessary additional amount, then Lender shall pay the Impositions prior to their due date. Any Deposits remaining after payment of the Impositions and insurance premiums shall, at Lender’s option, be credited against the Deposits required for the following year or paid to Borrower.

Section 3.2. Deposits Generally. All Deposits are pledged to Lender and shall constitute additional security for the Indebtedness. The Deposits shall be held by Lender without interest (except to the extent required under Laws) and may be commingled with other funds. If an Event of Default occurs, the Deposits may, at Lender’s option, be applied to the Indebtedness in any order of priority. Any application to principal shall be deemed a voluntary prepayment subject to the Prepayment Premium. Borrower and Pledgor shall not claim any credit against the Indebtedness for the Deposits. Upon an assignment or other transfer of the Loan, Lender may pay over the Deposits in its possession to the assignee or transferee and then it shall be completely released from all liability with respect to the Deposits. Borrower and Pledgor shall look solely to the assignee or transferee with respect thereto. This provision shall apply to every transfer of the Deposits to a new assignee or transferee. Subject to Article 6, a Transfer of the Property shall automatically transfer to the new owner the beneficial interest in the Deposits.

Upon full payment and satisfaction of the Loan or, at Lender’s option, at any prior time, the balance of the Deposits in Lender’s possession shall be paid over to the record owner of the Property and no other party shall have any right or claim to the Deposits. Lender may transfer all its duties under this Section to such servicer or financial institution as Lender may periodically designate and Borrower agrees to make the Deposits to such servicer or institution.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Each of Borrower and Pledgor represents and warrants to Lender as of the Closing Date as follows:

Section 4.1. Organization. Borrower (a) is duly organized and validly existing in good standing under the laws of the State of its formation, (b) is duly qualified to do business in each jurisdiction in which the nature of its business, any of the Property (including the Forest Service Land) or any of the Borrower Equity Collateral makes such qualification necessary, (c) has the requisite power and authority to carry on its business as now being conducted, and (d) has the requisite power to execute and deliver, and perform its obligations under, the Loan Documents. Borrower is a “registered organization” within the meaning of the Uniform Commercial Code in effect in the State where Borrower is organized, and Borrower’s organizational identification number issued by such State is set forth under its signature hereto. Pledgor (i) is duly organized and validly existing in good standing under the laws of the State of its formation, (ii) is duly qualified to do business in each jurisdiction in which the nature of its business, any of the Property (including the Forest Service Land) or any of the Pledgor Equity Collateral makes such qualification necessary, (iii) has the requisite power and authority to carry on its business as now being conducted, and (iv) has the requisite power to execute and deliver, and perform its obligations under, the Loan Documents.

Section 4.2. Authorization. The execution and delivery by each of Borrower and Pledgor of the Loan Documents, each of Borrower’s and Pledgor’s performance of its obligations thereunder and the creation of the Liens provided for in the Loan Documents (a) have been duly authorized by all requisite action on the part of each of Borrower and Pledgor, (b) will not violate any provision of any applicable Legal Requirements, and (c) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of Borrower or Pledgor pursuant to, any indenture or agreement or instrument. Except for those obtained or filed on or prior to the Closing Date, Borrower and Pledgor are not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the execution, delivery or performance of the Loan Documents. The Loan Documents to which Borrower or Pledgor is a party have been duly executed and delivered by such parties.

Section 4.3. Enforceability. The Loan Documents executed by each of Borrower and Pledgor in connection with the Loan are the legal, valid and binding obligations of Borrower and Pledgor, enforceable against Borrower and Pledgor in accordance with their terms, subject only to bankruptcy, insolvency and other limitations on creditors’ rights generally and to equitable principles. Such Loan Documents are, as of the Closing Date, not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Pledgor, including the defense of usury.

Section 4.4. Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and served or, to Borrower’s and Pledgor’s knowledge, threatened, involving or concerning Borrower, Pledgor, Guarantor, the Property (including the Forest Service Land), the Equity Collateral, or (to Borrower’s knowledge) Third Party Operator, other than as set forth on Schedule 4.4 attached hereto, provided, nothing contained on Schedule 4.4 could reasonably be expected to result in a Material Adverse Effect.

Section 4.5. Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower or Pledgor in the Loan Documents or in any other document or certificate delivered to Lender by Borrower or Pledgor contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact which has not been disclosed to Lender by Borrower which materially adversely affects, nor as far as Borrower and Pledgor can foresee, might materially adversely affect the business, operations or condition (financial or otherwise) of Borrower or Pledgor. Since the delivery of such data, except as otherwise disclosed in writing to Lender, there has been no material adverse change in the financial position of Borrower, Pledgor, the Property (including the Forest Service Land), the Equity Collateral or in the results of operations of Borrower and Pledgor. Borrower and Pledgor have not incurred any obligation or liability, contingent or otherwise, not reflected in such financial data which might materially adversely affect its business operations or the Property (including the Forest Service Land).

Section 4.6. Compliance. Borrower, Pledgor, the Equity Collateral, and to Borrower’s knowledge, the Property (including the Forest Service Land) and all uses thereof and operations thereat comply with all applicable Legal Requirements, except as set forth on Schedule 4.6 attached hereto, provided, nothing contained on Schedule 4.6 could reasonably be expected to result in a Material Adverse Effect. Borrower has obtained (in its own name) or, to Borrower’s knowledge, Third Party Operator has obtained (in its own name), all Permits necessary to use and operate the Property (including the Forest Service Land) as the Property is currently used and operated, and all such Permits are in full force and effect.

Section 4.7. ERISA.

(a) Borrower and Pledgor understand and acknowledge that, as of the date hereof, the source of funds from which Lender is extending the Loan will include one or more of the following accounts: (i) an “insurance company general account,” as that term is defined in Prohibited Transaction Class Exemption (“PTE”) 95-60 (60 Fed. Reg. 35925 (Jul. 12, 1995)), as to which Lender meets the conditions for relief in Sections I and IV of PTE 95-60; (ii) pooled and single client insurance company separate accounts, which are subject to the provisions of ERISA; and (iii) one or more insurance company separate accounts maintained solely in connection with fixed contractual obligations of the insurance company, under which the amounts payable or credited to the plan are not affected in any manner by the investment performance of the separate account.

(b) Borrower and Pledgor represent and warrant to Lender that (i) Borrower, Pledgor and Guarantor are not an “employee benefit plan” as defined in Section 3(3) of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower, Pledgor and Guarantor are not a “party in interest”, as defined in Section 3(14) of ERISA, other than as a service provider or an Affiliate of a service provider, to any employee benefit plan that has invested in a separate account described in Section 4.7(a)(ii), from which funds have been derived to make the Loan, or if so, the execution of the Loan Documents and making of the Loan thereunder do not constitute nonexempt prohibited transactions under ERISA; (iii) Borrower, Pledgor and Guarantor are not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans, or if subject to such statutes, is not in violation thereof in the execution of the Loan Documents and the making of the Loan thereunder; (iv) the assets of Borrower, Pledgor and Guarantor do not constitute “plan assets” of one or more plans within the meaning of 29 C.F.R. Section 2510.3-101; and (v) one or more of the following circumstances is true for each of Borrower, Pledgor and Guarantor: (1) such entity’s Equity Interests are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2); (2) less than twenty-five percent (25%) of all Equity Interests in such entity are held by “benefit plan investors” within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or (3) such entity qualifies as an “operating company,” a “venture capital operating company” or a “real estate operating company” within the meaning of 29 C.F.R. Section 2510.3-101(c), (d) or (e), respectively.

Section 4.8. Not Foreign Person. Neither Borrower nor Pledgor is a “foreign person” within the meaning of § 1445(f)(3) of the Code.

Section 4.9. Investment Company Act; Public Utility Holding Company Act. Neither Borrower nor Pledgor is (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

Section 4.10. Title to the Property, Equity Collateral; Liens. Borrower owns good, indefeasible, marketable and insurable title to the Property and the Borrower Equity Collateral, free and clear of all Liens, other than the Permitted Encumbrances. Pledgor owns good, indefeasible, marketable and insurable title to the Pledgor Equity Collateral, free and clear of all Liens, other than the Permitted Encumbrances. The Permitted Encumbrances do not and will not materially and adversely affect (i) the ability of Borrower and Pledgor to pay in full all sums due under the Note or any of its other obligations under the Loan Documents in a timely manner or (ii) the use of the Property (including the Forest Service Land) for the use currently being made thereof, the operation of the Property (including the Forest Service Land) as currently being operated or the value of the Property. The Mortgage creates a valid and enforceable first Lien on the Property and a valid and enforceable first priority security interest in the personal property constituting part of the Property, subject to no Liens other than the Permitted Encumbrances. The Assignment of Leases creates a valid and enforceable first Lien on and a valid and enforceable first priority security interest in all of Borrower’s interest in all Leases, subject to no Liens other than the Permitted Encumbrances. The Pledge Agreement creates a valid and perfected first lien on and security interest in the Equity Collateral, subject to no Liens other than the Permitted Encumbrances.

Section 4.11. Condemnation. No Taking has been commenced or, to Borrower’s and Pledgor’s knowledge, is contemplated with respect to all or any portion of the Property (including the Forest Service Land) or for the relocation of roadways providing access to the Property.

Section 4.12. Utilities, Water Rights and Public Access. The Property (including the Forest Service Land) has adequate rights of access to public ways, and to Borrower’s knowledge, has all water rights necessary to use and operate the Property as the Property is currently used and operated and is served by all utilities required for the current use thereof.

Section 4.13. Separate Lots. Except as set forth on Schedule 4.13 attached hereto, the Property is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

Section 4.14. Assessments. Except as disclosed in the Lender’s title insurance policy, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor, to the knowledge of Borrower and Pledgor are there any contemplated improvements to the Property (including the Forest Service Land) that may result in such special or other assessments.

Section 4.15. [Intentionally omitted].

Section 4.16. Physical Condition. Except as disclosed in the engineering report(s) delivered to Lender in connection with the Loan, to Borrower’s knowledge, the Property (including the Forest Service Land) is free of material structural defects and all building systems contained therein are in good working order in all material respects subject to ordinary wear and tear.

Section 4.17. Title Insurance; UCC Insurance; Mezzanine Lender Endorsement.

(a) The Property is covered by an American Land Title Association mortgagee’s title insurance commitment, and pursuant to the commitment the Property will be covered by a title insurance policy insuring a valid first lien on the Property, which (a) is in full force and effect, (b) is freely assignable to and will inure to the benefit of Lender and any successor or assignee of Lender, including the trustee in any Secondary Market Transaction, (c) has been paid in full, (d) is issued by a title company licensed in the State where the Property is located, (e) has had no claims made against it, (f) contains no exclusions for (i) access or (ii) survey, and (g) lists only the Permitted Encumbrances as exceptions.

(b) The Equity Collateral is covered by a UCC title insurance commitment, and pursuant to the commitment the Equity Collateral will be covered by a UCC title insurance policy in the amount of the Loan Amount, insuring that the Pledge Agreement creates a valid and perfected first lien on and security interest in the Equity Collateral, that the Real Property Owner is the sole owner of the Borrower Equity Collateral and that the Pledgor is the sole owner of the Pledgor Equity Collateral, with such endorsements and affirmative coverages as Lender shall have reasonably requested, which (a) is in full force and effect, (b) is freely assignable to and will inure to the benefit of Lender and any successor or assignee of Lender, including the trustee in any Secondary Market Transaction, (c) has been paid in full, (d) is issued by a title company acceptable to Lender, (e) has had no claims made against it, and (f) lists only the Permitted Encumbrances as exceptions. Borrower’s policy of owner’s title insurance includes a “mezzanine lender’s endorsement.”

Section 4.18. Leases and Rents. (a) There are no Leases (excluding those that Borrower is not a party to and that Borrower has no knowledge of) now in effect except for the Ground Leases and those set forth on the rent roll hereby certified to Lender and attached hereto as Exhibit E (the “Rent Roll”) in connection with the Loan and Borrower and Pledgor have delivered to Lender true, correct and complete copies of all Leases to which Borrower is a party (together with all modifications thereto) demising any portion of the Property; (b) Borrower is the sole owner of the entire lessor’s interest in the Leases (excluding any Leases to which Borrower is not a party), and no Leases or Rents have been Transferred by Borrower except to Lender pursuant to the Loan Documents; (c) except as disclosed to Lender in any tenant estoppel certificates delivered to Lender in connection with the Loan, (i) none of the Rents have been collected by Borrower for more than one (1) month in advance; (ii) the premises demised under the Leases have been completed (except for certain future capital improvements as contemplated by the TPO Leases and the Centex Operating Agreement, as set forth on Schedule 5.2 attached hereto) and Third Party Operator has accepted and taken possession of the same on a rent-paying basis; (iii) there exists no offset or defense to the payment of any portion of the Rents to Borrower; (iv) no Lease contains an option to purchase, right of first refusal to purchase, expansion right, or any other similar provision except as set forth on Schedules 4.30(i) and 4.31(g); (v) there are no defaults or events of default (and to Borrower’s and Pledgor’s knowledge, no events or circumstances exist which with or without the giving of notice, the passage of time or both may constitute a default or event of default) under any of the TPO Leases; and (vi) no residential Lease is for a term of less than six (6) months or more than twelve (12) months; (d) Borrower has granted no Person any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease and as set forth in Schedule 4.18(d) and Exhibit E; (e) each Lease is subordinate to the Loan Documents, either pursuant to its terms or a recorded subordination agreement except as set forth on Schedule 4.18, and none of the Leases contain any purchase option, right of first refusal, or right of first offer with respect to all or any portion of the Property that is senior to the Lien of the Loan Documents; (f) Borrower is holding all security deposits collected under Leases in a segregated account, and Borrower has delivered all non-cash security deposits to Lender; (g) each TPO Lease encumbers one-hundred percent (100%) of the applicable Individual Property; and (h) no Lease is to a dry cleaner that uses dry cleaning solvents on the Property.

Section 4.19. Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws. Borrower, Pledgor, Guarantor, and to the best of Borrower’s and Pledgor’s knowledge, after having made reasonable inquiry (a) each Person owning a direct or indirect interest in Borrower, Pledgor or Guarantor, and (b) each Third Party Operator: (i) is not currently identified on the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control (currently is accessible through the internet website at www.treas.gov/ofac/t11sdn.pdf.) or any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets

Control pursuant to any Legal Requirements (or if such list does not exist, the similar list then being maintained by the United States), including trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States (an “OFAC List”); (ii) is not a Person subject to any trade restriction, trade embargo, economic sanction, or other prohibition under federal law, including the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive orders or regulations promulgated thereunder; and (iii) is not in violation of Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism and the Uniting and Strengthening America by Providing Appropriate Tools Required in Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56), with the result that (A) the investment in Borrower, Pledgor or Guarantor, as applicable (whether directly or indirectly), is prohibited by law, or (B) the Loan is in violation of law.

Section 4.20. Organizational Chart. The organizational chart attached hereto as Exhibit A is true, complete and correct on and as of the date hereof. No Person other than those Persons shown on Exhibit A and the holders of publicly traded securities in Guarantor has any ownership interest in, or (except for officers and managers of such entity in their capacity as officers and managers) right of control, directly or indirectly, in Borrower or Pledgor. Borrower and Pledgor further represent and warrant that: (a) Northstar Pledgor is the owner of 100% of the direct legal and beneficial ownership interest in Northstar TRS, (b) Ski Holding Pledgor is the owner of 100% of the direct legal and beneficial ownership interest in Ski III Pledgor and Ski II Pledgor, (c) Ski III Pledgor is the owner of 100% of the direct legal and beneficial ownership interest in CNL Brighton, (d) CNL Brighton is the owner of 100% of the direct legal and beneficial ownership interest in Brighton TRS, (e) Ski II Pledgor is the owner of 100% of the direct legal and beneficial ownership interest in CNL Northstar, CNL Sierra, CNL Snoqualmie and CNL Loon Mountain, (f) CNL Sierra is the owner of 100% of the direct legal and beneficial ownership interest in Sierra TRS, (g) CNL Snoqualmie is the owner of 100% of the direct legal and beneficial ownership interest in Snoqualmie TRS, and (h) CNL Loon Mountain is the owner of 100% of the direct legal and beneficial ownership interest in Loon Mountain TRS.

Section 4.21. Single-Purpose Entity. Each of Borrower and Pledgor have been since their formation, and will continue to be, Single-Purpose Entities. All of the assumptions made in the substantive non-consolidation opinion delivered to Lender by Borrower’s and Pledgor’s counsel in connection with the closing of the Loan are true and correct in all respects.

Section 4.22. Property Management. The TPO Leases are in full force and effect, and together with the Material Agreements, constitute the entire agreement with respect to the management and operation of the Property (including the Forest Service Land) between each Third Party Operator and Borrower and has not been assigned or encumbered (other than pursuant to the Loan Documents), or modified, amended, or supplemented. Borrower, and to Borrower’s and Pledgor’s knowledge Third Party Operator is not in default in the performance of the terms and provisions of the TPO Leases. Except as set forth on Schedule 4.22 attached hereto, there exists no other agreement with respect to the management and operation of the Property (including the Forest Service Land).

Section 4.23. Solvency; Fraudulent Conveyance. Each of Borrower and Pledgor (i) have not entered into this Agreement or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and (ii) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. The fair saleable value of each of Borrower’s and Pledgor’s assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than each of Borrower’s and Pledgor total liabilities (including the maximum amounts of its subordinated, unliquidated, disputed, or contingent liabilities or its debts as such debts become absolute and matured). Each of Borrower’s and Pledgor’s assets do not and will not, immediately following the execution and delivery of the Loan Documents, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Each of Borrower and Pledgor does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amount to be payable on or in respect of obligations of the Borrower and the Pledgor).

Section 4.24. Margin Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by applicable Legal Requirements.

Section 4.25. Material Agreements. Each of the Material Agreements are in full force and effect. Borrower and/or Pledgor have provided Lender with true, accurate and complete copies of the Material Agreements. As of the Closing Date the Material Agreements have not been modified other than as set forth in Schedules 6 and 7. There are no defaults or events of default (and to Borrower’s and Pledgor’s knowledge, no events or circumstances exist which with or without the giving of notice, the passage of time or both may constitute a default or event of default) under any of the Material Agreements.

Section 4.26. Loan Application. Each of the representations, warranties and certifications made by Borrower, Pledgor and Guarantor contained in the Loan Application are true, accurate and complete as of the Closing Date.

Section 4.27. Acquisition Documentation. Borrower and/or Pledgor have provided Lender with true, accurate and complete set of the Acquisition Documentation. The Acquisition Documentation identifies all of the material property owned by the Borrower on the Closing Date. No portion of the Property consists of copyrights.

Section 4.28. Title Certificate. Borrower and or Pledgor own no assets that are evidenced by (or required under applicable Legal Requirements to be evidenced by) a certificate of title or similar registration establishing title, except for the Vehicles. All Vehicles owned by Borrower as of the Closing Date are identified in the bills of sale that are described on Schedule 4.28.

Section 4.29. Ownership and Operation.

(a) Without limitation of any other representation or warranty set forth in the Loan Documents, Northstar (i) owns all of the land, leasehold interests and equipment and (ii) has obtained all necessary access, water and other rights and permits (except for such equipment, rights and permits as Third Party Operator may possess and, to Borrower’s knowledge, does possess), necessary to operate the ski facility at the “Northstar at Tahoe Resort” with an address of 100 Northstar Drive, Truckee, CA 96161 as currently operated. Pursuant to the Loan Documents, Northstar has provided Lender with liens and security instruments, such that if Lender were to foreclose upon such liens and security instruments effective as of the Closing Date, provided Lender succeeded to Borrower’s rights in respect of the TPO Leases, Lender would hold title to all of the (x) land, leasehold interests and equipment and (y) all necessary access, water and other rights and permits (except for (i) such equipment, rights and permits as Third Party Operator may possess, (ii) the Forest Service Permits, Lender’s rights under which are as provided in the USFS Agreements, and (iii) matters set forth in the Post Closing Letter with respect to Vehicles and estoppels and lease/license amendments) necessary to operate the ski facility at the “Northstar at Tahoe Resort” with an address of 100 Northstar Drive, Truckee, CA 96161 as currently operated.

(b) Without limitation of any other representation or warranty set forth in the Loan Documents, Sierra (i) owns all of the land, leasehold interests and equipment and (ii) has obtained all necessary access, water and other rights and permits (except for such equipment, rights and permits as Third Party Operator may possess and, to Borrower’s knowledge, does possess), necessary to operate the ski facility at the “Sierra-at-Tahoe Resort” with an address of 1111 Sierra-at-Tahoe Road, Twin Bridges, CA 95735 as currently operated. Pursuant to the Loan Documents, Sierra has provided Lender with liens and security instruments, such that if Lender were to foreclose upon such liens and security instruments effective as of the Closing Date, provided Lender succeeded to Borrower’s rights in respect of the TPO Leases, Lender would hold title to all of the (x) land, leasehold interests and equipment and (y) all necessary access, water and other rights and permits (except for (i) such equipment, rights and permits as Third Party Operator may possess, (ii) the Forest Service Permits, Lender’s rights under which are as provided in the USFS Agreements, and (iii) matters set forth in the Post Closing Letter with respect to Vehicles and estoppels and lease/license amendments) necessary operate the ski facility at the “Sierra-at-Tahoe Resort” with an address of 1111 Sierra-at-Tahoe Road, Twin Bridges, CA 95735 as currently operated.

(c) Without limitation of any other representation or warranty set forth in the Loan Documents, Brighton (i) owns all of the land, leasehold interests and equipment and (ii) has obtained all necessary access, water and other rights and permits (except for such equipment, rights and permits as Third Party Operator may possess and, to Borrower’s knowledge, does possess), necessary to operate the ski facility at the “Brighton Resort” with an address of 12601 E. Big Cottonwood Cyn, Brighton, Utah 84121 as currently operated. Pursuant to the Loan Documents, Brighton has provided Lender with liens and security instruments, such that if Lender were to foreclose upon such liens and security instruments effective as of the Closing Date, provided Lender succeeded to Borrower’s rights in respect of the TPO Leases, Lender would hold title to all of the (x) land, leasehold interests and equipment and (y) all necessary access, water and other rights and permits (except for (i) such equipment, rights and permits as

Third Party Operator may possess, (ii) the Forest Service Permits, Lender’s rights under which are as provided in the USFS Agreements, and (iii) matters set forth in the Post Closing Letter with respect to Vehicles and estoppels and lease/license amendments) necessary operate the ski facility at the “Brighton Resort” with an address of 12601 E. Big Cottonwood Cyn, Brighton, Utah 84121 as currently operated.

(d) Without limitation of any other representation or warranty set forth in the Loan Documents, Snoqualmie (i) owns all of the land, leasehold interests and equipment and (ii) has obtained all necessary access, water and other rights and permits (except for such equipment, rights and permits as Third Party Operator may possess and, to Borrower’s knowledge, does possess), necessary to operate the ski facility at the “The Summit at Snoqualmie” with an address of PO Box 1068 Snoqualmie Pass, WA 98068 as currently operated. Pursuant to the Loan Documents, Snoqualmie has provided Lender with liens and security instruments, such that if Lender were to foreclose upon such liens and security instruments effective as of the Closing Date, provided Lender succeeded to Borrower’s rights in respect of the TPO Leases, Lender would hold title to all of the (x) land, leasehold interests and equipment and (y) all necessary access, water and other rights and permits (except for (i) such equipment, rights and permits as Third Party Operator may possess, (ii) the Forest Service Permits, Lender’s rights under which are as provided in the USFS Agreements, and (iii) matters set forth in the Post Closing Letter with respect to Vehicles and estoppels and lease/license amendments) necessary operate the ski facility at the “The Summit at Snoqualmie” with an address of PO Box 1068 Snoqualmie Pass, WA 98068 as currently operated.

(e) Without limitation of any other representation or warranty set forth in the Loan Documents, Loon Mountain (i) owns all of the land, leasehold interests and equipment and (ii) has obtained all necessary access, water and other rights and permits (except for such equipment, rights and permits as Third Party Operator may possess and, to Borrower’s knowledge, does possess), necessary to operate the ski facility at “Loon Mountain” with an address of 60 Loon Mountain Rd, Lincoln, NH 03251 as currently operated. Pursuant to the Loan Documents, Loon Mountain has provided Lender with liens and security instruments, such that if Lender were to foreclose upon such liens and security instruments effective as of the Closing Date, provided Lender succeeded to Borrower’s rights in respect of the TPO Leases, Lender would hold title to all of the (x) land, leasehold interests and equipment and (y) all necessary access, water and other rights and permits (except for (i) such equipment, rights and permits as Third Party Operator may possess, (ii) the Forest Service Permits, Lender’s rights under which are as provided in the USFS Agreements, and (iii) matters set forth in the Post Closing Letter with respect to Vehicles and estoppels and lease/license amendments) necessary operate the ski facility at “Loon Mountain” with an address of 60 Loon Mountain Rd, Lincoln, NH 03251 as currently operated.

Section 4.30. Booth Creek Asset Purchase Agreement.

(a) Borrower and Pledgor have delivered to Lender all material Assumed Contracts, as such term is defined in the Booth Creek APA.

(b) The Seller Expansion CapEx Projects and the Seller Maintenance CapEx Projects, each term as defined in the Booth Creek APA, are scheduled to be completed by the Sellers, as such term is defined in the Booth Creek APA, within the time periods set forth in Schedule 4.30(b) as the same may be modified from time to time upon notice to Lender.

(c) [Intentionally omitted].

(d) None of Borrower, Pledgor, CNL Income Partners, or any of their Affiliates have sent or received any notice claiming or asserting a right to indemnification under the Booth Creek APA.

(e) As of the Closing Date, CNL Income Partners (or its Affiliates) is the holder of three notes made pursuant to the terms of the Booth Creek APA by (i) Porcupine Hill Estates LLC (in the principal amount of $2,900,000.00), (ii) Waterville Valley Ski Resort, Inc. (in the principal amount of $2,900,000.00), and (iii) Mount Cranmore Ski Resort, Inc. (in the principal amount of $6,200,000.00).

(f) As of the Closing Date, all of the transactions contemplated by the Booth Creek APA have been completed (except for (i) those specified in the Closing Letter identified as item (n) of the Acquisition Documents and (ii) those matters that have been waived by Borrower, Pledgor, CNL Income Partners, or any of their Affiliates, as Purchaser under the Booth Creek APA the waiver of which cannot be reasonably expected to result in a Material Adverse Effect) and all transfer taxes relating to such transactions have been paid in full.

(g) All third party consents and approvals described on Schedules 7.3(a) and 7.3(b) of the Booth Creek APA have been obtained.

(h) None of the Permitted Liens or Permitted Exceptions (each term as defined in the Booth Creek APA) and none of the matters set forth on Schedules 2.3 and 7.7(a) of the Booth Creek APA could reasonably be expected (if performed in accordance with their terms) to result in a Material Adverse Effect.

(i) None of the Purchased Assets, as such term is defined in the Booth Creek APA, are subject to any purchase options, rights of first refusal or rights of first offer except as disclosed on Schedule 4.30(i) attached hereto.

Section 4.31. Brighton Asset Purchase Agreement.

(a) [Intentionally omitted].

(b) [Intentionally omitted].

(c) None of Borrower, Pledgors, CNL Income Partners, or any of their Affiliates have sent or received any notice claiming or asserting a right to indemnification under the Brighton APA.

(d) As of the Closing Date, all of the transactions contemplated by the Brighton APA have been completed (except for those matters that have been waived by Borrower, Pledgor, CNL Income Partners, or any of their Affiliates, as Purchaser under the Brighton APA the waiver of which cannot be reasonably expected to result in a Material Adverse

Effect) and all transfer taxes relating to such transactions have been paid in full. Lender acknowledges that (i) ownership of certain “Consumables and Inventory” as defined in the Brighton APA was retained by Third Party Operator, as Seller under the Brighton APA, (ii) Borrower is taking all necessary steps to complete federal registration requirements pertaining to the transfer of certain trademarks, but that such registration has not been completed as of the Closing Date, and (iii) neither of the circumstances described in the preceding clauses (i) and (ii) could reasonably be expected to result in a Material Adverse Effect.

(e) All third party consents and approvals required to effectuate the transactions described in the Brighton APA have been obtained.

(f) None of the Permitted Encumbrances (as such term is defined in the Brighton APA) could reasonably be expected (if performed in accordance with their terms) to result in a Material Adverse Effect.

(g) None of the Assets, as such term is defined in the Brighton APA, are subject to any purchase options, rights of first refusal or rights of first offer except as disclosed on Schedule 4.31(g).

Section 4.32. Third Party Consents. Borrower and Pledgor have obtained all third party consents necessary to grant to Lender (and enable Lender to exercise all of its remedies with respect to) a first priority lien on and security interest in all material portions of the Property other than the Forest Service Land and except for those consents that Lender has agreed may be delivered by Borrower following the Closing Date (including, without limitation, all Property necessary or desirable for the current ownership, use and operation of those portions of the resorts owned, leased or licensed by Borrower and commonly known as the (a) “Northstar at Tahoe Resort” with an address of 100 Northstar Drive, Truckee, CA 96161, (b)”Sierra-at-Tahoe Resort” with an address of 1111 Sierra-at-Tahoe Road, Twin Bridges, CA 95735, (c) “Brighton Resort” with an address of 12601 E. Big Cottonwood Cyn, Brighton, Utah 84121, (d) “The Summit at Snoqualmie” with an address of PO Box 1068 Snoqualmie Pass, WA 98068, and (e) “Loon Mountain” with an address of 60 Loon Mountain Rd, Lincoln, NH 03251).

Section 4.33. Property-Specific. The representations and warranties for each Individual Property set forth in Exhibit D are true, accurate and complete as of the Closing Date.

ARTICLE 5

COVENANTS

Each of Borrower and Pledgor covenant and agree that, from the Closing Date and until payment in full of the Indebtedness:

Section 5.1. Compliance with Legal Requirements; Impositions and Other Claims; Contests.

(a) Borrower and Pledgor shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, Permits and franchises necessary for the conduct of its business and comply in all material respects with all applicable Legal Requirements, Contracts, Permits, and private covenants, conditions and restrictions that at any time apply to Borrower, Pledgor, the Equity Collateral, or the Property (including the Forest Service Land). Borrower and Pledgor shall notify Lender promptly of any written notice or order that Borrower or Pledgor receives from any Governmental Authority relating to any of Borrower’s or Pledgor’s failure to comply with such applicable Legal Requirements.

(b) Unless Borrower is making Deposits pursuant to the terms of Section 3.1, Borrower and/or Pledgor shall pay or cause to be paid by the Third Party Operator all Impositions and insurance premiums with respect to Borrower, Pledgor, the Equity Collateral and the Property (including the Forest Service Land) in accordance with the terms hereof and Borrower and/or Pledgor shall provide Lender with receipts evidencing such payments (except for income taxes, franchise taxes, ground rents, maintenance charges, and utility charges) within forty-five (45) days after their due date. Any Borrower or Pledgor, at its expense, after prior notice to Lender, may seek to enforce the obligations of the Third Party Operator with respect to such payments, and may contest by appropriate proceedings conducted in good faith and with due diligence, the validity or application of any Legal Requirements, Imposition, or any claims of mechanics, materialmen, suppliers or vendors, and may withhold payment of the same pending such proceedings if permitted by law, as long as (i) in the case of any Impositions, judgment liens or claims of mechanics, materialmen, suppliers or vendors, such proceedings shall suspend the collection thereof from the Property (including the Forest Service Land) or the Equity Collateral, (ii) none of the Property (including the Forest Service Land), the Equity Collateral, or any part thereof or interest therein will be sold, forfeited or lost if Borrower or Pledgor pays the amount or satisfies the condition being contested, and Borrower would have the opportunity to do so, in the event of Borrower’s or Pledgor’s failure to prevail in such contest, (iii) Lender would not, by virtue of such permitted contest, be exposed to any risk of civil or criminal liability, and neither the Property (including the Forest Service Land) nor any part thereof or any interest therein would be subject to the imposition of any Lien for which Borrower or Pledgor has not furnished additional security as provided in clause (iv) below, as a result of the failure to comply with any Legal Requirement of such proceeding which would not be released if Borrower or Pledgor pays the amount or satisfies the condition being contested, and Borrower or Pledgor would have the opportunity to do so, in the event of Borrower’s or Pledgor’s failure to prevail in the contest, and (iv) Borrower or Pledgor shall have furnished to Lender additional security in respect of the claim or lien being contested or the loss or damage that may result from Borrower’s or Pledgor’s failure to prevail in such contest in such amount as may be requested by Lender, but in no event less than one hundred twenty-five percent (125%) of the amount of such claim.

Section 5.2. Maintenance; Waste; Alterations. Borrower and Pledgor shall at all times keep or cause the Third Party Operator to keep the Property (including the Forest Service Land) in good repair, working order and condition, except for reasonable wear and use. Borrower and Pledgor shall not permit the Improvements, Equipment or Inventory to be removed or demolished or otherwise altered (provided, however, that Borrower may remove, demolish or alter worn out or obsolete Improvements, Equipment and Inventory that are promptly replaced with Improvements, Equipment or Inventory, as applicable, of equivalent value and functionality, unless Borrower reasonably determines that such replacement is not necessary for the operation of the Property (including the Forest Service Land) and would not have a Material

Adverse Effect). Borrower and Pledgor may not, without Lender’s approval, perform alterations to the Improvements and Equipment which (a) exceed $1,000,000 (not including (i) tenant improvements and other capital improvements and alterations work, as set forth on Schedule 5.2 attached hereto, performed by a Third Party Operator as a matter of right pursuant to the terms of any Lease executed on or prior to the date hereof, (ii) alterations performed in connection with a Restoration, and (iii) work performed pursuant to Section 5.6), or (b) are not in the ordinary course of Borrower’s business (such alterations, “Material Alterations”). Borrower and Pledgor shall not perform any Material Alteration unless approved in writing by Lender in Lender’s discretion. Borrower or Pledgor shall reimburse Lender for all actual costs and expenses incurred by Lender, including the fees charged by any professional engaged by Lender in connection with any such Material Alteration. With respect to any Material Alteration, as a condition to Lender’s approval, Lender may, at its option, require Borrower or Pledgor to deliver to Lender security for payment of the cost of such Material Alteration in an amount equal to one hundred twenty-five percent (125%) of the cost of such Material Alteration, as estimated by Lender.

Section 5.3. Access to Property and Records. Each of Borrower and Pledgor shall permit agents, representatives and employees of Lender (at Lender’s cost and expense if no Event of Default has occurred), to inspect (a) the Property (including the Forest Service Land) or any part thereof, and (b) such books, records and accounts of Borrower and Pledgor and to make such copies or extracts thereof as Lender shall desire, in each case at such reasonable times as may be requested by Lender upon reasonable advance notice, subject to the rights of tenants under Leases.

Section 5.4. Management of Property. The Property (including the Forest Service Land) will be managed and operated at all times by the Third Party Operator pursuant to the TPO Leases unless terminated as provided in the Loan Documents. Borrower shall diligently perform all terms and covenants required of Borrower under the TPO Leases. Borrower and Pledgor shall not enter into any other agreement relating to the management or operation of the Property (including the Forest Service Land) with any Third Party Operator or any other Person without Lender’s consent, which shall not be unreasonably withheld. If at any time Lender consents to the appointment of a new manager and operator, such new manager or operator and Borrower shall, as a condition to Lender’s consent, which shall not be unreasonably withheld, execute a subordination agreement in form and substance satisfactory to Lender.

Section 5.5. Financial and Other Reporting.

(a) Records and Reports. Borrower shall maintain complete and accurate books and records with respect to all operations of, or transactions involving, the Property (including the Forest Service Land) and the Borrower Equity Collateral. Pledgor shall maintain complete and accurate books and records with respect to all operations of, or transactions involving, the Pledgor Equity Collateral. Annually, Borrower and Pledgor shall furnish Lender financial statements for the most current fiscal year (including a schedule of all related Indebtedness and contingent liabilities) for (i) Borrower, (ii) Pledgor, (iii) Guarantor, and (iv) to the extent available through commercially reasonable efforts by Borrower and Pledgor, any tenants under the TPO Leases; provided however, the financial statements described in the preceding clauses (i) and (ii) may be on a consolidated basis. As and when provided to

Borrower, Borrower shall provide to Lender (a) any other statements, reports or certificates delivered to Borrower by the Third Party Operator (including without limitation, monthly operating statements indicating the payment amounts due to the USFS pursuant to the USFS Permits) and (b) any appraisals of the Property (including the Forest Service Land) performed during the term of the Loan. Notwithstanding anything set forth herein to the contrary, Borrower shall use commercially reasonable efforts to deliver to Lender the operating statements described above, reflecting activity through April 30, 2007, on or before May 15, 2007. Upon Lender’s request following an Event of Default, Borrower shall provide to Lender (A) a schedule showing Borrower’s and Pledgor’s tax basis in the Property and the Equity Collateral, (B) the distribution of economic interests in the Property (including the Forest Service Land) and the Equity Collateral, and (C) copies of any other loan documents affecting the Property (including the Forest Service Land) and the Equity Collateral.

(b) Delivery of Reports. All of the reports, statements, and items required under this Section shall be (i) certified as being true, correct, and accurate by an authorized person, partner, or officer of the delivering party or, at the deliverer’s option, audited by a certified public accountant; (ii) satisfactory to Lender in form and substance; and (iii) delivered within (A) ninety (90) days after the end of Borrower’s and Pledgor’s fiscal year for annual reports and (B) forty-five (45) days after the end of each calendar quarter for quarterly reports. If any one report, statement, or item is not received by Lender on the date due, and thereafter, if such report, statement or item has not been delivered within fifteen (15) days of Lender’s written request for the same, a late fee of Five Hundred and No/100 Dollars ($500.00) per month shall be due and payable by Borrower. Borrower and Pledgor shall (i) provide Lender with such additional financial, management, or other information regarding Borrower, Pledgor, Guarantor, the Equity Collateral or the Property (including the Forest Service Land), as Lender may reasonably request and (ii) upon Lender’s request, deliver all items required by this Section in an electronic format (i.e. on computer disks) or by electronic transmission acceptable to Lender.

(c) Borrower and Pledgor shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened involving Borrower or Pledgor which is reasonably likely to have a Material Adverse Effect.

All financial statements and other documents to be delivered pursuant to this Agreement shall (A) be in form and substance acceptable to Lender in Lender’s discretion, (B) be prepared in accordance with sound accounting principles consistently applied, and (C) be certified by Borrower and Pledgor as being true, correct, complete and accurate in all material respects and fairly reflecting the results of operations and financial condition of Borrower and Pledgor for the relevant period, as applicable.

Section 5.6. [Intentionally omitted].

Section 5.7. Leases.

(a) Borrower and Pledgor shall (i) observe and perform all obligations imposed upon the lessor under the Leases to which Borrower and/or Pledgor are party; (ii) promptly send copies to Lender of all notices of default that Borrower or Pledgor shall send or receive under any Lease; (iii) promptly notify Lender of any tenant under a TPO Lease at the

Property which has vacated, or has given Borrower or Pledgor written notice of its intention to vacate, the premises (or any portion thereof) leased to such tenant pursuant to the applicable TPO Lease; (iv) enforce the terms, covenants and conditions in the Leases to which Borrower and/or Pledgor are party to be observed by tenants in accordance with commercially reasonable practices for properties similar to the Property; and (v) obtain the prior written consent of Lender, which consent may be withheld in Lender’s sole and absolute discretion, except as otherwise expressly set forth herein, for any TPO Lease, amendment or modification of any Lease to which Borrower and/or Pledgor are party, assignment of any Lease to which Borrower and/or Pledgor are party, subletting of any Lease to which Borrower and/or Pledgor are party (except in accordance with mandatory actions by lessor under the existing Lease provisions, if any), or termination or acceptance of surrender of any Lease to which Borrower and/or Pledgor are party. Borrower and Pledgor shall obtain the prior written consent of Lender, which shall not be unreasonably withheld for any extension or renewal of any Lease to which Borrower and/or Pledgor are party; provided however, the exercise by Third Party Operator of any unilateral renewal or extension option set forth in, and subject to the conditions of, the TPO Lease shall not require Lender’s consent.

(b) [Reserved].

(c) Without Lender’s prior written consent, which may be withheld in Lender’s sole and absolute discretion, except as otherwise expressly set forth herein, Borrower shall not (i) make any assignment or pledge of any Lease or Rents to anyone other than Lender until the Indebtedness is paid in full, (ii) collect any Rents under the Leases more than one (1) month in advance (except that Borrower may collect in advance such security deposits as are permitted pursuant to applicable Legal Requirements and are commercially reasonable in the prevailing market); (iii) declare a default under Section 12.1(j) of the TPO Lease relating to the Brighton Ski Resort (relating to Related Leases as defined therein); (iv) execute or grant any modification of any TPO Lease; (v) consent to the assignment or encumbrance by any Third Party Operator of its interest under the TPO Leases; (vi) waive or release any of its rights and remedies under the TPO Leases; or (vii) lease any portion of the Property to a dry cleaner that uses dry cleaning solvents on the Property. Without Lender’s prior written consent, which shall not be unreasonably withheld, Borrower shall not enter into, amend, renew, extend, accept the surrender of, or terminate any TPO Lease.

(d) Any letter of credit or other instrument that Borrower receives in lieu of a cash security deposit under any Lease shall, if permitted pursuant to applicable Legal Requirements, name Lender and Borrower as co-payees or mortgagee thereunder (and, at Lender’s option, be fully assigned to and held by Lender). Any original letters of credit delivered to a landlord pursuant to the TPO Leases in respect of security deposit obligations shall be delivered to Lender on the Closing Date and Lender shall hold such letters of credit for so long as any portion of the Loan remains outstanding. Upon Lender’s reasonable determination that Borrower is entitled to draw against such letters of credit pursuant to the terms of the applicable TPO Leases, Borrower shall be entitled to draw against such letters of credit (except that during the continuation of an Event of Default, only Lender shall be entitled to draw against such letters of credit), subject to the provisions of the TPO Leases; provided however, that the amount of any such draws shall be deposited into an account controlled by Lender and distributed or applied upon the request of Borrower against debt service coming due or against operating expenses reasonably approved by Lender; provided further, that during the continuation of an Event of Default, Lender may apply such amounts in Lender’s sole discretion, subject only to the provisions of the TPO Leases. Borrower shall use commercially reasonable efforts to cause any such letters of credit to be re-issued naming Lender as an additional beneficiary thereof within sixty (60) days of the Closing Date.

(e) Lender hereby consents to (i) the Transfer of TPO Loon Mountain’s interest in the (x) Loon Mountain Real Property Lease and (y) Loon Mountain Personal Property Lease (collectively the “Loon Mountain Leases”) to Boyne or an Affiliate of Boyne, (ii) the release of TPO Loon Mountain and its Affiliates from any ongoing liability under the Loon Mountain Leases in connection with the Transfer and (iii) the modification of the Loon Mountain Leases in connection with the Transfer. Lender’s consent contained in this Section is subject to: (A) Lender’s review and approval of the final Transfer documentation and documents related thereto (such documentation shall be delivered to Lender in a reasonable amount of time prior to such Transfer), and Lender’s review shall be completed in a timely manner, (B) Lender’s determination that the modification of the provisions of the Loon Mountain Real Leases relating to rent, lease term and any other material provision would not adversely effect the Borrower, Pledgor or Lender and (C) the delivery by Boyne or an Affiliate of Boyne of any subordination agreement, estoppel certificate and other documentation as may be requested by Lender.

(f) Lender hereby consents to (i) the Transfer of TPO Snoqualmie interest in the (x) Snoqualmie Real Property Lease and (y) Snoqualmie Personal Property Lease (collectively the “Snoqualmie Leases”) to Boyne or an Affiliate of Boyne, (ii) the release of TPO Snoqualmie and its Affiliates from any ongoing liability under the Snoqualmie Leases in connection with the Transfer and (iii) the modification of the Snoqualmie Leases in connection with the Transfer. Lender’s consent contained in this Section is subject to: (A) Lender’s review and approval of the final Transfer documentation and documents related thereto (such documentation shall be delivered to Lender in a reasonable amount of time prior to such Transfer), and Lender’s review shall be completed in a timely manner, (B) Lender’s determination that the modification of the provisions of the Snoqualmie Real Leases relating to rent, lease term and any other material provision would not adversely effect the Borrower, Pledgor or Lender, and (C) the delivery by Boyne or an Affiliate of Boyne of any subordination agreement, estoppel certificate and other documentation as may be requested by Lender.

Section 5.8. Place of Business; State of Organization. Each of Borrower and Pledgor shall not change its (a) chief executive office or its principal place of business or place where its books and records are kept, or (b) the jurisdiction in which it is organized.

Section 5.9. Zoning; Joint Assessment. Without the prior written consent of Lender, which may be withheld in Lender’s sole and absolute discretion, Borrower and Pledgor shall not change the Property’s (including the Forest Service Land) use or initiate, join in or consent to any (a) change in any private restrictive covenant, zoning ordinance or other public or private restrictions limiting or defining the Property’s (including the Forest Service Land) uses or any part thereof (including filing a declaration of condominium, map or any other document having the effect of subjecting the Property (including the Forest Service Land) to the condominium or cooperative form of ownership), except those necessary in connection with the uses permitted pursuant to this Agreement, or (b) joint assessment of the Property (including the Forest Service Land) with any other real or personal property.

Section 5.10. Material Agreements.

(a) Borrower and Pledgor shall not, without Lender’s prior written consent enter into, materially modify, surrender, terminate, renew, extend, amend in any material fashion or waive any provision of any Material Agreement to which it is a party; provided however, Lender’s consent shall not be unreasonably withheld for such renewals or extensions.

(b) Each of Borrower and Pledgor and its Affiliates shall, at its sole cost and expense, promptly and timely perform and observe all the terms, covenants and conditions required to be performed and observed by Borrower or Pledgor under the Material Agreements.

(c) If Borrower or Pledgor shall violate any of the covenants specified in (b) above, Borrower and Pledgor grants to Lender the right (but not the obligation), without notice to Borrower or Pledgor, to take any action as may be necessary to prevent or cure any default of Borrower or Pledgor under any Material Agreement, if necessary to protect Lender’s interest hereunder, and Lender shall have the right to enter all or any portion of the Property at such times and in such manner as Lender deems necessary, in order to prevent or to cure any such default.

(d) The curing by Lender of any default by Borrower or Pledgor under any Material Agreement shall not remove or waive, as between Borrower or Pledgor and Lender, the default that occurred hereunder by virtue of the default by Borrower under any Material Agreement. All sums expended by Lender in order to cure any such default shall be paid by Borrower to Lender, upon demand, with interest thereon at the Default Rate unless prohibited by applicable law. All such amounts shall be added to the Indebtedness. No action or payment taken or made by Lender to prevent or cure a default by Borrower or Pledgor under any Material Agreement shall waive or cure the corresponding default by Borrower or Pledgor under the Loan Documents.

(e) Borrower or Pledgor shall notify Lender promptly in writing of (a) the occurrence of any default by any party under any Material Agreement or the occurrence of any event which, with the passage of time or service of notice, or both, would constitute a default by any party under any Material Agreement, and/or (b) of the receipt by Borrower or Pledgor of any notice (written or otherwise) under any Material Agreement noting or claiming the occurrence of any default by Borrower or Pledgor under such Material Agreement or the occurrence of any event which, with the passage of time or service of notice, or both, would constitute a default by Borrower or Pledgor under such Material Agreement.

(f) Borrower and Pledgor shall promptly execute, acknowledge and deliver to Lender such instruments as may be reasonably required to permit Lender to cure any default under any Material Agreement or permit Lender to take such other action as may be necessary to cure or remedy the matter in default and preserve the security interest of Lender under the Loan Documents. Borrower and Pledgor hereby irrevocably appoints Lender as its true and lawful attorney-in-fact to do, in its name or otherwise, any and all acts and to execute any and all documents which are necessary to preserve any rights of Borrower or Pledgor under or with respect to any Material Agreement (and the above powers granted to Lender are coupled with an interest and shall be irrevocable).

(g) Each of Lender’s rights contained in this Section 5.10 shall be without limitation of any other rights granted to Lender pursuant to the provisions of the Loan Documents.

Section 5.11. ERISA. Borrower and Pledgor shall (and cause Guarantor to) deliver to Lender such certifications and/or other evidence periodically requested by Lender, in its discretion, to verify the representations and warranties in Section 4.7. Notwithstanding anything in the Loan Documents to the contrary, no sale, assignment, or transfer of any direct or indirect right, title, or interest in Borrower, Pledgor, Guarantor, the Equity Collateral or the Property (including creation of a junior lien, encumbrance or leasehold interest) shall be permitted which would, in Lender’s reasonable opinion, negate Borrower’s or Pledgor’s representations in Section 4.7 or cause the Loan or any exercise of Lender’s rights under the Loan Documents to (i) constitute a non-exempt prohibited transaction under ERISA or (ii) violate ERISA or any state statute regulating governmental plans (collectively, a “Violation”). At least fifteen (15) days before consummation of any of the foregoing, Borrower and Pledgor shall (and cause Guarantor to) obtain from the proposed transferee or lienholder (i) a certification to Lender that the representations and warranties of Section 4.7 will be true after consummation and (ii) an agreement to comply with Section 4.7.

Section 5.12. Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws.

(a) None of Borrower, Pledgor, Guarantor, or any Person or entity holding any legal or beneficial interest whatsoever in Borrower, Pledgor, or Guarantor (whether directly or indirectly), will knowingly conduct business with or engage in any transaction with any Person or entity named on any of the OFAC Lists or any Person or entity included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC Lists.

(b) Borrower and Pledgor hereby covenant and agree that they will comply at all times with the requirements of Executive Order 13224; the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701-06; the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56; the Iraqi Sanctions Act, Pub. L. 101-513, 104 Stat. 2047-55; the United Nations Participation Act, 22 U.S.C. Section 287c; the Antiterrorism and Effective Death Penalty Act, (enacting 8 U.S.C. Section 219, 18 U.S.C. Section 2332d, and 18 U.S.C. Section 2339b); the International Security and Development Cooperation Act, 22 U.S.C. Section 2349 aa-9; the Terrorism Sanctions Regulations, 31 C.F.R. Part 595; the Terrorism List Governments Sanctions Regulations, 31 C.F.R. Part 596; and the Foreign Terrorist Organizations Sanctions Regulations, 31 C.F.R. Part 597 and any similar laws or regulations currently in force or hereafter enacted (collectively, the “Anti-Terrorism Regulations”).

(c) Borrower and Pledgor hereby covenant and agree that if they become aware or receive any notice that Borrower, Pledgor, Guarantor, the Equity Collateral or the Property, or any person or entity holding any legal or beneficial interest whatsoever (whether directly or indirectly) in Borrower, Pledgor, Guarantor, in the Equity Collateral or in the Property, is named on any of the OFAC Lists (such occurrence, an “OFAC Violation”), Borrower and Pledgor will immediately (i) give notice to Lender of such OFAC Violation, and (ii) comply with all Laws applicable to such OFAC Violation (regardless of whether the party included on any of the OFAC Lists is located within the jurisdiction of the United States of America), including, without limitation, the Anti-Terrorism Regulations, and Borrower and Pledgor hereby authorizes and consents to Lender’s taking any and all steps Lender deems necessary, in its discretion, to comply with all applicable Legal Requirements to any such OFAC Violation, including, without limitation, the requirements of the Anti-Terrorism Regulations (including the “freezing” and/or “blocking” of assets).

(d) Upon Lender’s request from time to time during the term of the Loan, Borrower and Pledgor agree to deliver (and cause Guarantor to deliver) a certification confirming that the representations and warranties set forth in Section 4.19 remain true and correct as of the date of such certificate and confirming Borrower’s, Pledgor’s and Guarantor’s compliance with this Section 5.12.

Section 5.13. Individual Property Environmental Indemnities. Upon an Event of Default, Borrower and Pledgor shall assign, to the extent assignable, to Lender, pursuant to an assignment agreement in form and substance satisfactory to Lender, its interest in each and every environmental indemnity relating to the Property (including the Forest Service Land) delivered in favor of Borrower or Pledgor, including the Existing Environmental Indemnity Agreements.

Section 5.14. Vehicles. Upon Borrower’s acquisition or possession of any item, the ownership of which is (or required by applicable Legal Requirements to be) evidenced by a certificate of title or similar registration:

(a) The Borrower and/or Pledgor shall not change the jurisdiction in which the certificate of title for each Vehicle is issued without the prior written consent of Lender. The Borrower and/or Pledgor shall not permit the Vehicles to be relocated to a jurisdiction outside the contiguous United States and Borrower and/or Pledgor shall promptly notify Lender if any Vehicle is removed from its current jurisdiction to another within the United States.

(b) Borrower and/or Pledgor shall obtain and deliver to the Lender an original certificate of title, accompanied by a copy of its respective duly executed application for addition of first lienholder (collectively, the “Titling Documentation”), for each of those items of the Property that is covered by certificate of title under the law of any state. The Lender shall file or cause to be filed the Titling Documentation at the Borrower’s sole cost and expense at the appropriate Department of Motor Vehicles, establishing Lender’s interest as a perfected first lienholder provided, however, that the failure of the Lender to file or cause to be filed such Titling Documentation shall not affect any right or remedy of the Lender contained herein. The new original certificates of title stating Lender’s interest will be forwarded directly to Lender. Upon payment in full of the Indebtedness, the Lender shall forward to the Borrower the original certificate of title with the Lender’s interest having been fully released.

(c) In the event Borrower or Pledgor have not received any one or more of the certificates of title within 30 days from the Vehicle’s acquisition date, then Borrower and/or Pledgor will make application to the appropriate registry of motor vehicles for cancellation of the lost certificates and issuance of a duplicate certificate of title (“Duplicate Certificates”) and will provide the Lender with notice of such application. After the date of such notice to the Lender (the “Vehicles Notice Date”), Borrower and/or Pledgor shall further notify the Lender if it fails to obtain the Duplicate Certificates within 45 days of the Notice Date. Borrower and/or Pledgor shall specify in such notification its actions taken and to be taken pursuant to this Section. If such receipt cannot be accomplished as provided herein, the Lender may grant to Borrower and/or Pledgor an additional 30 days to perform under this Section unless in its reasonable judgment Lender determines that Borrower and/or Pledgor has not diligently pursued receipt of the Duplicate Certificates. Borrower and/or Pledgor covenants to deliver to the Lender, immediately upon Borrower’s and/or Pledgor’s receipt, the Duplicate Certificates.

(d) Borrower and/or Pledgor will, or will use commercially reasonable efforts to cause Third Party Operator to, keep and maintain, plainly, distinctly, permanently and conspicuously marked in the driver’s compartment of each Vehicle at a location which would be clearly visible in the course of a routine inspection of such Vehicle, in letters not less than one inch in height, on a plate or plaque not less that 3” x 5” in dimension, the words “Subject to a security interest in favor of [INSERT NAME OF THE THEN CURRENT HOLDER OF THE NOTE] and its rights and remedies pursuant to a Mortgage or Deed of Trust” or other appropriate words designated by Lender with appropriate changes or additions as may be reasonably required to protect Lender’s right, title and interest in and to each Vehicle.

Section 5.15. Property-Specific Covenants. Borrower and Pledgor shall comply with the covenants and negative covenants set forth in Exhibit D.

ARTICLE 6

TRANSFERS AND CHANGE OF BUSINESS

Section 6.1. Transfer. It shall be an Event of Default and, at the option of Lender, Lender may accelerate the Indebtedness and the entire Indebtedness (including any Prepayment Premium) shall become immediately due and payable, if, without Lender’s prior written consent (which consent may be given or withheld for any or for no reason or given conditionally, in Lender’s sole and absolute discretion) any Transfer occurs, except for a Transfer which satisfies any of the following criteria (each, a “Permitted Transfer”):

(a) (i) the existence or imposition of mechanics’ or materialmans’ liens or judgment liens being contested in accordance with Section 5.1(b) hereof, (ii) the sale of damaged or obsolete property replaced with property of equal or greater value, or (iii) the imposition of any Permitted Encumbrance; or

(b) a transfer of substantially all of the assets of Borrower to a CNL Affiliate, provided that (i) such CNL Affiliate shall be a Single Purpose Entity, and assume all of the obligations of Borrower under the Loan Documents, (ii) the owner of such CNL Affiliate’s Equity Interests shall be a Single Purpose Entity and assume all of the obligations of Pledgor under the Loan Documents and (iii) such owner shall pledge one hundred percent (100%) of the Equity Interests in such CNL Affiliate to Lender pursuant to the form of Pledge Agreement delivered to Lender on the Closing Date; or

(c) any merger, consolidation, sale, transfer, assignment or dissolution involving all or substantially all of the assets of Borrower or Pledgor where the surviving entity assignee or transferee is a CNL Affiliate, provided that (i) such CNL Affiliate shall be a Single Purpose Entity, and assume all of the obligations of Borrower under the Loan Documents, (ii) the owner of such CNL Affiliate’s Equity Interests shall be a Single Purpose Entity and assume all of the obligations of Pledgor under the Loan Documents and (iii) such owner shall pledge one hundred percent (100%) of the Equity Interests in such CNL Affiliate to Lender pursuant to the form of Pledge Agreement delivered to Lender on the Closing Date; or

(d) an assignment, transfer or sale to any CNL Affiliate of the direct or indirect Equity Interests in any Borrower to a CNL Affiliate provided that (i) such CNL Affiliate shall be a Single Purpose Entity, and assume all of the obligations of Pledgor under the Loan Documents and (ii) such owner shall pledge one hundred percent (100%) of the Equity Interests in such CNL Affiliate to Lender pursuant to the form of Pledge Agreement delivered to Lender on the Closing Date; or

(e) the assignment, transfer or sale (but not a pledge or any other Lien): (1) in the aggregate (at one time or over any period of time) of less than forty-nine percent (49%) of the direct or indirect Equity Interests in Ski Holding Pledgor or Northstar Pledgor (for purposes of clarification only, as of the Closing Date, (i) the holders of the direct or indirect Equity Interests in Ski Holding Pledgor include CNL Income Partners, LP, a Delaware limited partnership, CNL Income GP Corp., a Delaware corporation, CNL Income LP Corp, a Delaware corporation, and Guarantor, and (ii) the holders of the direct or indirect Equity Interests in Northstar Pledgor include CNL Income Holding, Inc., a Delaware corporation and Guarantor), provided no direct or indirect change in the Control of Ski Holding Pledgor or Northstar Pledgor or the management of the Property occurs in connection therewith (provided that nothing set forth in this subsection (e) shall be deemed to restrict transfers of interests in Third Party Operator or any sublessors at the Property), (2) less than ten percent (10%) of the direct or indirect Equity Interests of any corporation or limited liability company which is, respectively, general partner or managing member of a Ski Holding Pledgor or Northstar Pledgor or any corporation or limited liability company directly or indirectly owning ten percent (10%) or more of any such general partner or managing member has been sold in the aggregate (at one time or over any period of time); or

(f) transfers required under the TPO Leases as identified on Schedule 6.1 attached hereto;

(g) any transfer under any will or applicable law of descent; or

(h) the TPO Leases or any subleases entered into subject to and in accordance with the TPO Leases and the Loan Documents.

In the event of any Permitted Transfer under the preceding clauses (b), (c) or (d) then (A) Borrower, Pledgor, Guarantor, and any transferee shall execute and deliver any and all documentation as may be reasonably required by Lender (or required by the Rating Agencies after a Secondary Market Transaction) in form and substance reasonably satisfactory to Lender (or satisfactory to the Rating Agencies, if applicable) including assumption documents, (B) counsel to transferee shall deliver to Lender (and the Rating Agencies, if applicable) opinion letters relating to such transfer (including a non-consolidation opinion, if a non-consolidation opinion was required in connection with the closing of the Loan, and a tax opinion) in form and substance reasonably satisfactory to Lender (and the Rating Agencies, if applicable), (C) if the Property is transferred, Borrower and Pledgor shall deliver (or cause to be delivered) to Lender, an endorsement to Lender’s title insurance policy relating to the change in the identity of the vestee and the execution and delivery of the transfer documentation in form and substance reasonably acceptable to Lender, (D) if the Equity Collateral is transferred, Borrower and Pledgor shall deliver (or cause to be delivered) to Lender, an endorsement to Lender’s UCC insurance policy relating to the change in the identity of the vestee and the execution and delivery of the transfer documentation in form and substance reasonably acceptable to Lender (E) Borrower and Pledgor pays all reasonable expenses incurred by Lender in connection with such Transfer, including Lender’s reasonable attorneys fees and expenses, all recording fees, and all fees payable to the applicable title company for the delivery to Lender of the endorsement referred to in clause (D) and (E) above, and (F) if required by Lender, after a Secondary Market Transaction, Lender shall have received a Rating Agency confirmation (at Lender’s expense) with respect to such Transfer.

In the event of any Permitted Transfer under the preceding clauses (f) or (g), then Borrower, Pledgor, Guarantor, and any transferee shall execute and deliver any and all documentation as may be reasonably required by Lender (or required by the Rating Agencies after a Secondary Market Transaction) in form and substance reasonably satisfactory to Lender (or satisfactory to the Rating Agencies, if applicable) including, without limitation, assumption documents. With respect to Permitted Transfers described in the preceding clause (f), if the documentation reasonably required by Lender is provided by Borrower, Lender shall release or subordinate, as required under the TPO Leases, any Lien Lender holds on the transferred portion of the Property.

Section 6.2. Other Indebtedness. Borrower shall not incur, create, assume, allow to exist, become or be liable in any manner with respect to any other indebtedness or monetary obligations, except for (i) the Indebtedness, (ii) Permitted Trade Payables, and (iii) monetary obligations of the Borrower as the landlord under any of the TPO Leases, and otherwise as contemplated by any of the Material Agreements set forth in Schedule 6, the agreements described in Schedule 4.2, or the Acquisition Documentation. Pledgor shall not incur, create, assume, allow to exist, become or be liable in any manner with respect to any other indebtedness or monetary obligations, except for the Permitted Trade Payables.

Section 6.3. Change In Business. Each of Borrower and Pledgor shall not cease to be a Single-Purpose Entity. Each of Borrower and Pledgor shall not modify, amend, restate or replace its organizational documents in any manner without the prior written consent of Lender.

ARTICLE 7

INSURANCE, CASUALTY, CONDEMNATION AND RESTORATION

Section 7.1. Property and Time Element Insurance. Borrower shall keep the Property insured for the benefit of Borrower and Lender (with Lender named as mortgagee) by (i) an “all risk” property insurance policy with an agreed amount endorsement for full replacement cost (defined below) without any coinsurance provisions or penalties, or the broadest form of coverage available, in an amount sufficient to prevent Lender from ever becoming a coinsurer under the policy or applicable Legal Requirements, and with a deductible not to exceed Fifty Thousand Dollars ($50,000.00); (ii) a policy or endorsement insuring against acts of terrorism; (iii) [intentionally omitted]; (iv) a policy or endorsement providing business income insurance (including business interruption insurance and extra expense insurance and/or rent insurance) on an actual loss sustained basis in an amount equal to at least one (1) year’s total income from the Property including all Rents plus all other pro forma annual income such as percentage rent and tenant reimbursements of fixed and operating expenses, which business interruption insurance shall also provide coverage as aforesaid for any additional hazards as may be required pursuant to the terms of the Loan Documents; (v) a policy or endorsement insuring against damage by flood if the Property is located in a Special Flood Hazard Area identified by the Federal Emergency Management Agency or any successor or related government agency as a 100 year flood plain currently classified as Flood Insurance Rate Map Zones “A”, “AO”, “AH”, “A1-A30”, “AE”, “A99”, “V”, “V1-V30”, and “VE” in an amount equal to the Allocated Loan Amount for each Individual Property; (vi) a policy or endorsement covering against damage or loss from (A) sprinkler system leakage and (B) boilers, boiler tanks, HVAC systems, heating and air-conditioning equipment, pressure vessels, auxiliary piping, and similar apparatus, in the amount reasonably required by Lender; (vii) during the period of any construction, repair, restoration, or replacement of the Property, a standard builder’s risk policy with extended coverage in an amount at least equal to the full replacement cost of such Property, and worker’s compensation, in statutory amounts; and (viii) a policy or endorsement covering against damage or loss by earthquake and other natural phenomenon in the amounts reasonably required by Lender. “Full replacement cost” shall mean the one hundred percent (100%) replacement cost of the Property, without allowance for depreciation and exclusive of the cost of excavations, foundations, footings, and value of land, and shall be subject to verification by Lender. Full replacement cost will be determined, at Borrower’s and Pledgor’s expense, periodically upon policy expiration or renewal by the insurance company or an appraiser, engineer, architect, or contractor approved by said company and Lender.

Section 7.2. Liability and Other Insurance. Borrower shall maintain commercial general liability insurance with per occurrence limits of $1,000,000.00, a products/completed operations limit of $2,000,000.00, and a general aggregate limit of $2,000,000.00, with an excess/umbrella liability policy of not less than $25,000,000.00 per occurrence and annual aggregate covering Borrower, with Lender named as an additional insured, against claims for bodily injury or death or property damage occurring in, upon, or about the Property or any street, drive, sidewalk, curb, or passageway adjacent thereto. In addition to any other requirements, such commercial general liability and excess/umbrella liability insurance shall provide insurance against acts of terrorism and against claims applicable to the presence of Hazardous Materials, or such coverages shall be provided by separate policies or endorsements. The insurance policies shall also include operations and blanket contractual liability coverage which insures contractual liability under the indemnifications set forth in Section 12.25(b) below (but such coverage or the amount thereof shall in no way limit such indemnifications). Upon request, Borrower shall also carry additional insurance or additional amounts of insurance covering Borrower or the Property as Lender shall reasonably require.

Section 7.3. Form of Policy. All insurance required under this Article shall be fully paid for, non-assessable, and the policies shall contain such provisions, endorsements, and expiration dates as Lender shall reasonably require. The policies shall be issued by insurance companies authorized to do business in the State where the applicable Individual Property is located, approved by Lender, and must have and maintain a current financial strength rating of “A-, X” (or higher) from A.M. Best or equivalent (or if a rating by A.M. Best is no longer available, a similar rating from a similar or successor service). In addition, all policies shall (i) include a standard mortgagee clause, without contribution, in the name of Lender, (ii) provide that they shall not be canceled, amended, or materially altered (including reduction in the scope or limits of coverage) without at least thirty (30) days’ prior written notice to Lender except in the event of cancellation for non-payment of premium, in which case only ten (10) days’ prior written notice will be given to Lender, and (iii) include a waiver of subrogation clause substantially equivalent to the following: “The Company may require from the Insured an assignment of all rights of recovery against any party for loss to the extent that payment therefor is made by the Company, but the Company shall not acquire any rights of recovery which the Insured has expressly waived prior to loss, nor shall such waiver affect the Insured’s rights under this policy.”

Section 7.4. Original Policies. Borrower and/or Pledgor shall deliver to Lender (i) original or certified copies of all policies (and renewals) required under this Article and (ii) receipts evidencing payment of all premiums on such policies at least thirty (30) days prior to their expiration. If original and renewal policies are unavailable or if coverage is under a blanket policy, Borrower and/or Pledgor shall deliver duplicate originals, or, if unavailable, original ACORD 27 and ACORD 25-S certificates (or equivalent certificates) evidencing that such policies are in full force and effect together with certified copies of the original policies.

Section 7.5. General Provisions. Borrower and Pledgor shall not carry separate or additional insurance concurrent in form or contributing in the event of loss with that required under this Article unless endorsed in favor of Lender as per this Article and approved by Lender in all respects. In the event of foreclosure of this Instrument or other transfer of title or assignment of the Property in extinguishment, in whole or in part, of the Indebtedness, all right, title, and interest of Borrower in and to all policies of insurance then in force regarding the Property and all proceeds payable thereunder and unearned premiums thereon shall immediately vest in the purchaser or other transferee of the Property. No approval by Lender of any insurer shall be construed to be a representation, certification, or warranty of its solvency. No approval by Lender as to the amount, type, or form of any insurance shall be construed to be a representation, certification, or warranty of its sufficiency. Borrower and Pledgor shall each comply with all insurance requirements and shall not cause or permit any condition to exist which would be prohibited by any insurance requirement or would invalidate the insurance coverage on the Property.

Section 7.6. Waiver of Subrogation. A waiver of subrogation shall be obtained by Borrower from its insurers and, consequently, Borrower for itself, and on behalf of its insurers, hereby waives and releases any and all right to claim or recover against Lender, its officers, employees, agents and representatives, for any loss of or damage to Borrower, other Persons, the Property, Borrower’s property or the property of other Persons from any cause required to be insured against by the provisions of this Instrument or otherwise insured against by Borrower.

Section 7.7. Restoration Proceeds.

(a) Any and all awards, compensation, reimbursement, damages, proceeds, settlements, and other payments or relief paid or to be paid, together with all rights and causes of action relating to or arising from, (i) any insurance policy maintained by or on behalf of Borrower following any damage, destruction, casualty or loss to all or any portion of the Property (a “Casualty”, and such proceeds, “Insurance Proceeds”) or (ii) any temporary or permanent taking or voluntary conveyance of all or part of the Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority whether or not the same shall have actually been commenced (a “Taking”, and such proceeds, “Condemnation Proceeds”, and together with Insurance Proceeds, collectively, “Restoration Proceeds”) are hereby assigned to Lender as additional collateral security hereunder subject to the Lien of the Mortgage, to be applied in accordance with this Article 7. Lender shall be entitled to receive and collect all Restoration Proceeds, and Borrower shall instruct and cause the issuer of each policy of insurance described herein and any applicable Governmental Authority to deliver to Lender all Restoration Proceeds. Borrower shall execute such further assignments of the Restoration Proceeds as Lender may from time to time reasonably require. Notwithstanding the foregoing, if the Restoration Proceeds, less the amount of Lender’s costs and expenses (including attorneys’ fees and costs) incurred in collecting the same (the “Net Restoration Proceeds”), are $2,000,000 or less (the “Restoration Proceeds Threshold”), provided no Event of Default then exists, Lender shall deliver such Net Restoration Proceeds to Borrower. All Insurance Proceeds received by Borrower or Lender in respect of business interruption coverage, and all Condemnation Proceeds received with respect to a temporary Taking available to Borrower exceeding $100,000 in the aggregate, shall be deposited in a segregated escrow account with Lender or its servicer, as applicable, and Lender shall estimate the number of months required for Borrower to restore the damage caused such Casualty or replace cash flow interrupted by such temporary Taking, as applicable, and shall divide the aggregate proceeds by such number of months, and, provided no Event of Default then exists, shall disburse a monthly installment thereof to Borrower each such month. Subject to Lender’s rights under Section 7.8, provided no Event of Default has occurred and is continuing and the Restoration has been completed in accordance with this Agreement, any Net Restoration Proceeds available to Borrower for Restoration, to the extent not used by Borrower in connection with, or to the extent they exceed the cost of such Restoration and any costs incurred by Lender, shall be retained by Borrower.

(b) Lender shall be entitled at its option to participate in any compromise, adjustment or settlement in connection with (i) any insurance policy claims relating to any Casualty, and (ii) any Taking in an amount in controversy, in either case, in excess of the Restoration Proceeds Threshold, and Borrower shall within ten (10) Business Days after request therefor reimburse Lender for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with such participation. Borrower shall not make any compromise, adjustment or settlement in connection with any such claim in excess of the Restoration Proceeds Threshold or if an Event of Default then exists without the prior written approval of Lender. Borrower shall not make any compromise, adjustment or settlement in connection with any claim unless same is commercially reasonable.

(c) If and to the extent Restoration Proceeds are not required to be made available to Borrower to be used for the Restoration of the Improvements, Equipment and Inventory affected by the Casualty or Taking, as applicable, pursuant to this Agreement, Lender shall be entitled, without Borrower’s consent, to apply such Restoration Proceeds or the balance thereof, at Lender’s option either (i) to the full or partial payment or prepayment of the Indebtedness in accordance with Section 5(b) of the Note; provided that such payment or prepayment shall not require any defeasance of the Loan and shall be without the payment of the Prepayment Premium, unless an Event of Default has occurred and is then continuing, in which event, Borrower shall pay to Lender an amount equal to the Prepayment Premium, if any, that may be required with respect to the amount of Insurance Proceeds or Condemnation Proceeds applied to the Indebtedness, or (ii) to the Restoration of all or any part of such Improvements, Equipment and Inventory affected by the Casualty or Taking, as applicable.

Section 7.8. Restoration. Borrower shall restore and repair the Improvements and Equipment or any part thereof now or hereafter damaged or destroyed by any Casualty or affected by any Taking; provided, however, that if the Casualty is not insured against or insurable, Borrower shall so restore and repair even though no Insurance Proceeds are received. Notwithstanding anything to the contrary set forth in Section 7.7, Lender agrees that Lender shall make the Net Restoration Proceeds (other than business interruption insurance proceeds, which shall be held and disbursed as provided in Section 7.7) available to Borrower for Borrower’s restoration and repair of the Improvements, Equipment and Inventory affected by the Casualty or Taking (a “Restoration”), as applicable, on the following terms and subject to Borrower’s satisfaction of the following conditions; provided, that Lender shall have the right to waive any of the following conditions in its discretion:

(a) At the time of such Casualty or Taking, as applicable, and at all times thereafter there shall exist no Event of Default;

(b) The Improvements, Equipment and Inventory affected by the Casualty or Taking, as applicable, shall be capable of being restored (including replacements) to substantially the same condition, utility, quality and character, as existed immediately prior to such Casualty or Taking, as applicable, in all material respects with a fair market value and projected cash flow of the Property equal to or greater than prior to such Casualty or Taking, as applicable;

(c) Borrower shall demonstrate to Lender’s reasonable satisfaction Borrower’s ability to pay the Indebtedness coming due during such repair or restoration period (after taking into account proceeds from business interruption insurance carried by Borrower);

(d) [Intentionally omitted];

(e) Borrower shall have provided to Lender all of the following, and collaterally assigned the same to Lender pursuant to assignment documents acceptable to Lender: (i) an architect’s contract with an architect reasonably acceptable to Lender and complete plans and specifications for the Restoration of the Improvements, Equipment and Inventory lost or damaged to the condition, utility and value required by Section 7.8(b); (ii) fixed-price or guaranteed maximum cost construction contracts with contractors reasonably acceptable to Lender for completion of the Restoration work in accordance with the aforementioned plans and specifications; (iii) such additional funds (if any) as are necessary from time to time, in Lender’s reasonable opinion, to complete the Restoration (which funds shall be held by Lender as additional collateral securing the Indebtedness and shall be disbursed, if at all, pursuant to this Article 7); and (iv) copies of all permits and licenses necessary to complete the Restoration in accordance with the plans and specifications and all Legal Requirements.

(f) Borrower shall use commercially reasonable efforts to commence such work within one hundred twenty (120) days after such Casualty or Taking, as applicable, and shall diligently pursue such work to completion;

(g) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (A) the Maturity Date, (B) such time as may be required under applicable Legal Requirements in order to repair and restore the Property to the condition it was in immediately prior to such Casualty or such Taking, as applicable, (C) the expiration of the business interruption insurance coverage referred to in Section 7.1(d) (unless Borrower deposits funds with Lender to cover the business interruption period not covered by such insurance), and (D) earliest date required pursuant to the terms of any TPO Lease; and

(h) the Property and the use thereof after the Restoration will be in compliance with all applicable Legal Requirements.

Section 7.9. Disbursement.

(a) Each disbursement by Lender of such Restoration Proceeds shall be funded subject to conditions and in accordance with disbursement procedures which a commercial construction lender would typically establish in the exercise of sound banking practices, including requiring lien waivers and any other documents, instruments or items which may be reasonably required by Lender.

(b) In no event shall Lender be obligated to make disbursements of Restoration Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as determined by Lender, less, as to each contractor, subcontractor or materialman engaged in a Restoration, an amount equal to the greater of (i) ten percent (10%) of the costs actually incurred for work in place as part of such Restoration, as reasonably determined by Lender, and (ii) the amount actually withheld by Borrower (the “Casualty Retainage”). The Casualty Retainage shall not be released until Lender reasonably determines that the Restoration has been completed in accordance with the provisions of this Agreement and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage.

ARTICLE 8

DEFAULTS

Section 8.1. Event of Default. The occurrence of one or more of the following events shall be an “Event of Default” hereunder:

(a) if Borrower fails to (i) make any scheduled payment of principal, interest, or amounts due under Article 3 on any Payment Date, or (ii) pay any other amount payable pursuant to the Loan Documents when due;

(b) if Borrower fails to pay the outstanding Indebtedness on the Maturity Date;

(c) the occurrence of the events identified elsewhere in this Agreement or the other Loan Documents as constituting an “Event of Default” hereunder or thereunder;

(d) any breach or violation of Section 5.7(c) (Leases), Section 5.8 (Place of Business; State of Organization), Article 6, Section 7.1 (Property and Time Element Insurance);

(e) if any representation or warranty made herein or in any other Loan Document, or in any report, certificate, financial statement or other Instrument, agreement or document furnished by Borrower, Pledgor or Guarantor in connection with this Agreement or any other Loan Document shall be false in any material respect as of the date such representation or warranty was made or remade;

(f) if Borrower, Pledgor, or Guarantor (i) makes an assignment for the benefit of creditors, (ii) has a receiver, liquidator or trustee appointed for it, (iii) is adjudicated as bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law or any similar federal or state law shall be filed by or against, consented to, solicited by, or acquiesced in by it, or (iv) has any proceeding for its insolvency, dissolution or liquidation instituted against it (any of the foregoing in clauses (i) through (iv), an “Insolvency Action”); provided, however, that if such Insolvency Action was involuntary and not consented to by Borrower, Pledgor, or Guarantor, as applicable, such Insolvency Action shall not be an Event of Default unless the same is not discharged, stayed or dismissed within ninety (90) days after the filing or commencement thereof;

(g) the failure of Borrower or Pledgor to maintain the insurance required pursuant to Article 7 (unless such failure results from the non-payment of premiums at a time when sufficient amounts for the payment thereof have been deposited with Lender pursuant to Section 3.1);

(h) if any guaranty given in connection with the Loan shall cease to be in full force and effect or any guarantor shall deny or disaffirm its obligations thereunder, or the death or legal incapacity of any such guarantor (provided, however, the death or legal incapacity of a guarantor shall not constitute an Event of Default or change in Control of Borrower or Pledgor provided that Lender shall have received a guaranty from a replacement guarantor satisfactory to Lender in its discretion within thirty (30) days following the death or legal incapacity of such guarantor and the requirements this Agreement and any other applicable provisions of the Loan Documents shall have been satisfied with respect to the replacement guarantor and replacement guaranty);

(i) (i) the consummation by Borrower, Pledgor or Guarantor of any transaction which would cause (A) the Loan or any exercise of Lender’s rights under the Loan Documents to constitute a non-exempt prohibited transaction under ERISA or (B) a violation of a state statute regulating governmental plans; (ii) the failure of any representation in Section 4.7 to be true and correct in all respects; or (iii) the failure of Borrower, Pledgor or Guarantor to provide Lender with the written certifications required by Section 5.11;

(j) the consummation by Borrower, Pledgor or Guarantor of any transaction which would cause (i) an OFAC Violation; (ii) the failure of any representation in Section 4.19 to be true and correct in all respects; or (iii) the failure of Borrower, Pledgor or Guarantor to comply with the provisions of Section 5.12, unless such default is cured within the lesser of (A) fifteen (15) days after written notice of such default to Borrower, Pledgor and Guarantor or (B) the shortest cure period, if any, provided for under any Laws applicable to such matters (including, without limitation, the Anti-Terrorism Regulations);

(k) (i) if the Property or Borrower Equity Collateral shall be taken, attached, or sequestered on execution or other process of law in any action against Borrower; or (ii) if the Pledgor Equity Collateral shall be taken, attached, or sequestered on execution or other process of law in any action against Pledgor;

(l) [Intentionally omitted];

(m) if any claim of priority (except based upon a Permitted Encumbrance) to the Loan Documents by title, lien, or otherwise shall be upheld by any court of competent jurisdiction or shall be consented to by Borrower or Pledgor;

(n) if any one report, statement, or item required under Section 5.5 is not received after the expiration of (y) thirty (30) days after written notice from Lender (the “First Notice”) and (z) ten (10) days after delivery of a second written notice from Lender (the “Second Notice”), which Second Notice shall not be delivered before the date that is thirty (30) days after delivery of the First Notice;

(o) any material default under the Ground Lease that is not cured within any applicable cure period or any Ground Lease is amended, modified, terminated, forfeited, or waived without Lender’s consent, or otherwise renewed, extended or changed except in accordance with the Loan Documents;

(p) any loss, termination, forfeiture or revocation of any of the Forest Service Permits or any Forest Service Permit is amended, modified, terminated, forfeited, or waived without Lender’s consent, or otherwise renewed, extended or changed except in accordance with the Loan Documents;

(q) any material default under the USFS Agreement that is not cured within any applicable cure period; or waived by the USFS;

(r) (i) any termination of any TPO Lease or (ii) any material default under any TPO Leases that is not cured within any applicable cure period contained in the applicable TPO Lease;

(s) any material default under any Material Agreement that is not cured within any applicable cure period contained in the applicable Material Agreement;

(t) any Event of Default set forth on Exhibit D occurs; and

(u) a default shall be continuing under any of the other obligations, agreements, undertakings, terms, covenants, provisions or conditions of this Agreement not otherwise referred to in this Section 8.1, or under any other Loan Document, for ten (10) days after notice to Borrower (Pledgor, and Guarantor, if applicable), in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after written notice, in the case of any other default (unless otherwise provided herein or in such other Loan Document); provided, however, that if such non-monetary default under this clause (u) is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower (Pledgor or Guarantor, if applicable) shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower (Pledgor, or Guarantor, if applicable) in the exercise of due diligence to cure such default, but in no event shall such period exceed sixty (60) days after the original notice, unless such longer period is approved by Lender in its sole discretion.

Section 8.2. Remedies. Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers and other remedies available to Lender against Borrower and/or Pledgor under any Loan Document, or at law or in equity may be exercised by Lender at any time and from time to time (including the right to accelerate and declare the outstanding Indebtedness to be immediately due and payable), without notice or demand, whether or not all or any portion of the Indebtedness shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any portion of the Property (including the Forest Service Land) or the Equity Collateral. Notwithstanding anything contained to the contrary herein, the outstanding Indebtedness shall be accelerated and immediately due and payable, without any election by Lender upon the occurrence of an Insolvency Action.

Section 8.3. Remedies Cumulative. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower and/or Pledgor pursuant to this Agreement or the other Loan Documents executed by or with respect to Borrower and/or Pledgor, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of any Event of Default shall not be construed to be a waiver of any subsequent Event of Default or to impair any remedy, right or power consequent thereon. Any and all of Lender’s rights with respect to the Property (including the Forest Service Land) and the Equity Collateral shall continue unimpaired, and Borrower and Pledgor shall be and remain obligated in accordance with the terms hereof, notwithstanding (i) the release or substitution of Property or the Equity Collateral at any time, or of any rights or interest therein or (ii) any delay, extension of time, renewal, compromise or other indulgence granted by Lender in the event of any Event of Default with respect to the Property (including the Forest Service Land), the Equity Collateral, or otherwise hereunder. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim, in connection with the foreclosure of (x) the Mortgage on the Property, to the extent necessary to foreclose on other parts of the Property or (y) the Pledge Agreement on the Equity Collateral, to the extent necessary to foreclose on other parts of the Equity Collateral, subject in any event to the exculpation provisions of Section 17 of the Note.

Section 8.4. Lender Appointed Attorney-In-Fact. Borrower and Pledgor hereby irrevocably and unconditionally constitutes and appoints Lender as Borrower’s and Pledgor’s true and lawful attorney-in-fact, with full power of substitution, at any time after the occurrence and during the continuance of an Event of Default to execute, acknowledge and deliver any documents, agreements or instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower and/or Pledgor under all Loan Documents, and do in the name, place and stead of Borrower and/or Pledgor, all such acts, things and deeds for and on behalf of and in the name of Borrower and/or Pledgor under any Loan Document, which Borrower and/or Pledgor could or might do or which Lender may deem necessary or desirable to more fully vest in Lender the rights and remedies provided for under the Loan Documents and to accomplish the purposes thereof. The foregoing powers of attorney are irrevocable and coupled with an interest.

Section 8.5. Lender’s Right to Perform. If Borrower or Pledgor fails to perform any covenant or obligation contained herein for a period of five (5) Business Days after Borrower’s or Pledgor’s receipt of notice thereof from Lender, without in any way limiting Section 8.1, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and the expenses of Lender incurred in connection therewith shall be payable by Borrower and Pledgor to Lender upon demand, together with interest thereon at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrower or Pledgor of any such failure.

ARTICLE 9

ENVIRONMENTAL PROVISIONS

Section 9.1. Environmental Representations and Warranties. Each of Borrower and Pledgor represents, warrants and covenants, as to itself and the Property (including the Forest Service Land), other than as disclosed to Lender in the Environmental Reports: (a) to Borrower’s and Pledgor’s knowledge, there are no Hazardous Substances or underground storage tanks in, on, or under the Property (including the Forest Service Land), except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto and

(ii) which do not require Remediation; (b) to Borrower’s and Pledgor’s knowledge, there are no past, present or threatened Releases of Hazardous Substances in, on, under, from or affecting the Property (including the Forest Service Land) which have not been fully Remediated in accordance with Environmental Law; (c) to Borrower’s and Pledgor’s knowledge, there is no Release or threat of any Release of Hazardous Substances which has migrated or is migrating to the Property (including the Forest Service Land); (d) to Borrower’s and Pledgor’s knowledge, there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property (including the Forest Service Land) which has not been fully Remediated in accordance with Environmental Law; (e) each of Borrower and Pledgor does not know of, and has not received, any written notice or other communication from any Person (including a Governmental Authority) relating to Hazardous Substances or the Remediation thereof, of possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property (including the Forest Service Land), or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Borrower and Pledgor have truthfully and fully provided to Lender, in writing, any and all information relating to conditions in, on, under or from the Property (including the Forest Service Land) that is known to Borrower and Pledgor (including information contained in files and records of Borrower and Pledgor), including any reports relating to Hazardous Substances in, on, under or from the Property (including the Forest Service Land) and/or to the environmental condition of the Property (including the Forest Service Land).

Section 9.2. Environmental Covenants. Each of Borrower and Pledgor covenants and agrees that: (a) all uses and operations on or of the Property (including the Forest Service Land), whether by Borrower or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Hazardous Substances used, present or Released in, on, under or from the Property (including the Forest Service Land), except those that are (i) in compliance with all Environmental Laws and with permits issued pursuant thereto; (ii) fully disclosed to Lender in the Environmental Reports; and (iii) which do not require Remediation; (c) Borrower and Pledgor shall, at its sole cost and expense, (i) fully and expeditiously cooperate in all activities pursuant to Section 9.3, including providing all relevant information and making knowledgeable Persons available for interviews, (ii) expeditiously effectuate Remediation of any condition (including a Release of a Hazardous Substance or violation of Environmental Laws) in, on, under or from the Property (including the Forest Service Land) for which Remediation is legally required and provide Lender with a copy of and a reasonable opportunity to review, approval and/or comment upon all reports and plans related to Remediation (iii) comply with Environmental Laws; (iv) comply with any directive from any Governmental Authority unless such directive is disputed by Borrower and/or Pledgor in good faith and in compliance with applicable law; (v) demand and use reasonable efforts to enforce the terms, covenants, and conditions in the Existing Environmental Indemnity Agreements to be observed by the indemnitors, including, the obligation to complete Compliance Activity (as defined in the Existing Environmental Indemnity Agreements) within specified periods for the Property Conditions (as defined in the Existing Environmental Indemnity Agreements) identified on Exhibit B to each Existing Environmental Indemnity Agreement; and (vi) if the indemnitors pursuant to any of the Existing Environmental Indemnity Agreements fail to complete Compliance Activity within the specified periods for the Property Conditions, then, upon written demand by Lender, the Borrower and/or Pledgor shall seek to enforce the indemnitors’ obligations, and if unable to successfully enforce such indemnitors’ obligations within a reasonable period of time, Borrower and/or Pledgor shall complete such Compliance Activity; and (d) Borrower shall immediately upon Borrower or Pledgor becoming aware notify Lender in writing of (A) any unlawful Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property(including the Forest Service Land); (B) any actual or alleged non-compliance with any Environmental Laws related in any way to the Property (including the Forest Service Land); (C) any actual or potential Lien imposed on Borrower, Pledgor or the Property pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other person (an “Environmental Lien”); (D) any required or proposed Remediation of environmental conditions relating to the Property (including the Forest Service Land); and (E) any written notice or other communication of which Borrower or Pledgor becomes aware from any source whatsoever relating in any way to an actual or threatened Release of Hazardous Substances in violation of Environmental Laws or the Remediation thereof or to any claim that Borrower or Pledgor is liable for the Release of Hazardous Substances or for the violation of Environmental Law; (e) Borrower and Pledgor shall, as may reasonably be required by Lender from time to time, but in no event more than twice yearly so long as no Event of Default exists, use its commercially reasonable efforts to provide Lender with an update, in form and substance reasonably satisfactory to Lender, as to the status of the Compliance Activity pursuant to the Existing Environmental Indemnity Agreements; provided, however, if Lender has a reasonable belief that the Compliance Activity is not being completed in compliance with Environmental Laws or is not being diligently pursued to completion, Lender may require such reporting more frequently as it reasonably requires. Borrower and Pledgor shall provide Lender with a copy of and a reasonable opportunity to review, approve and/or comment upon all reports related to the Compliance Activity and any plan prepared with respect thereto regarding the Property Conditions and for which Borrower or Pledgor has an opportunity to review, approve and/or comment upon prior to submission or implementation. Further, Borrower and Pledgor shall immediately notify Lender in writing upon becoming aware or receiving notice that (i) the Compliance Activity is being implemented in violation of Environmental Laws or any requirement of a Governmental Authority, including, without limitation, any Voluntary Cleanup Agreement; or (ii) there is any material change in the scope, duration or cost of the Compliance Activity which would be reasonably likely to adversely affect the use, operation or value of the Property (including the Forest Service Land), result in any liability to Borrower or Pledgor or any of its tenants or other occupants at the Property, or materially delay, condition or prevent the issuance of closure and/or no further action by the applicable Governmental Authority with jurisdiction with respect to the Property Conditions; and (f) neither Borrower nor Pledgor shall agree to any deed restriction, deed notice, restrictive covenant or other institutional control on the Property proposed as part of any Remediation or Compliance Activity.

Section 9.3. Environmental Cooperation and Access. In the event any Indemnified Party has a reasonable basis for believing that an environmental condition exists on the Property (including the Forest Service Land) in violation of Environmental Laws, upon reasonable notice from Lender, Borrower and Pledgor shall, at Borrower’s and Pledgor’s sole cost and expense, promptly cause an engineer or consultant reasonably satisfactory to Lender to conduct any environmental assessment or audit (the scope of which shall be determined in the sole and absolute discretion of Lender) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing reasonably requested by Lender and promptly deliver to Lender the results of any such assessment, audit, sampling or other testing; and provided, further, that the Indemnified Parties and any other Person designated by the

Indemnified Parties, may at its option, enter upon the Property (including the Forest Service Land) at all reasonable times to assess any and all aspects of the environmental condition of the Property (including the Forest Service Land) and its use.

Section 9.4. Environmental Indemnity. Each of Borrower and Pledgor covenants and agrees, at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any past, present or future, actual or threatened Release of Hazardous Substances in, on, above, under, from or affecting the Property (including the Forest Service Land), or any Remediation thereof; (b) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Property; (c) any misrepresentation or inaccuracy in any representation or warranty concerning Hazardous Substances; and (d) any breach of Section 9.1 or Section 9.2 of this Agreement (collectively, “Environmental Claims”); provided, however, that this indemnity shall not apply if Borrower can conclusively prove that (A) the contamination of the Property was caused solely by actions, conditions, or events that occurred after the date that Lender (or any purchaser at a foreclosure sale) actually acquired title to the Property, and (B) the contamination of the Property was not caused by, contributed to, enhanced, or exacerbated by the direct or indirect actions or inaction of Borrower, any partner(s) of Borrower, any partner(s) of any partner(s) of Borrower, any member(s) of Borrower, or any officer(s), shareholder(s), employee(s), or agent(s) of Borrower.

Section 9.5. Duty to Defend. Solely regarding Environmental Claims and upon request by any Indemnified Party, Borrower and Pledgor shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties. Alternatively, any Indemnified Parties may, in their reasonable discretion and at their sole cost and expense, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding, provided that no compromise or settlement shall be entered without Indemnitor’s consent, which consent shall not be unreasonably withheld. Upon demand, Indemnitor shall pay or, in the sole discretion of Indemnified Parties, reimburse, Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

ARTICLE 10

SECONDARY MARKET TRANSACTIONS

Section 10.1. General. Each of Borrower and Pledgor hereby acknowledges that Lender may in one or more transactions (a) sell or securitize the Loan or portions thereof in one or more transactions through the issuance of securities, which securities may be rated by the Rating Agencies, (b) sell or otherwise transfer the Loan or any portion thereof one or more times (including selling or assigning its duties, rights or obligations hereunder or under any Loan Document in whole, or in part, to a servicer and/or a trustee), (c) sell participation interests in the

Loan one or more times, (d) re-securitize the securities issued in connection with any securitization, and/or (e) further divide the Loan into two or more separate notes or components and/or reallocate a portion of the Loan to a mezzanine loan to be secured by direct and/or indirect Equity Interests in Borrower or Pledgor (the transactions referred to in clauses (a) through (e) above, each a “Secondary Market Transaction” and collectively “Secondary Market Transactions”). With respect to any Secondary Market Transaction described in clause (e) above, (i) such notes, note components, and mezzanine loans may be assigned different principal amounts and interest rates, so long as immediately after the effective date of such modification, the aggregate amount of, and the weighted average of the interest rates payable under, the Loan and such component note(s) or mezzanine loan, equal the outstanding Principal Indebtedness and Interest Rate, respectively, immediately prior to such modification, and (ii) each of Borrower and Pledgor agrees, at Lender’s expense, to (A) modify its organizational structure to create one or more new Single-Purpose Entities to be the mezzanine borrower(s) (and to be otherwise satisfactory to Lender) and cause the same and any other owners of direct or indirect Equity Interest in Borrower or Pledgor to enter into such agreements deemed reasonably necessary by Lender to evidence and secure such mezzanine loan, and (B) execute and deliver to Lender such amendments to the Loan Documents, title insurance endorsements, legal opinions and other customary loan documentation as Lender may reasonably require in connection therewith).

Section 10.2. Borrower and Pledgor Cooperation. Each of Borrower and Pledgor shall execute and deliver to Lender such documents, instruments, certificates, financial statements, assignments and other writings, do such other acts and provide such information, and participate in such meetings and discussions, in each case that are necessary to facilitate the consummation of each Secondary Market Transaction, all at Lender’s expense.

Section 10.3. Dissemination of Information. If Lender determines at any time to participate in a Secondary Market Transaction, Lender may forward to each purchaser, transferee, assignee, servicer, participant or investor in such securities (collectively, the “Investors”), any Rating Agency rating such securities, any organization maintaining databases on the underwriting and performance of commercial loans, trustee, counsel, accountant, and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Loan, Borrower, any direct or indirect equity owner of Borrower, Pledgor any direct or indirect equity owner of Pledgor, any guarantor, any indemnitor, the Equity Collateral and the Property (including the Forest Service Land), which shall have been furnished by Borrower, Pledgor, any Affiliate of Borrower or Pledgor, any guarantor, any indemnitor, or any party to any Loan Document, or otherwise furnished in connection with the Loan, as Lender in its discretion determines necessary or desirable.

Section 10.4. Change of Payment Date. At any time prior to securitization of the Loan by Lender, Lender shall have the right to change the Payment Date to a date other than as set forth in the Note (such new date, the “New Payment Date”) on thirty (30) days notice to Borrower; provided, however, that any such change in the Payment Date: (i) shall not modify the amount of regularly scheduled monthly principal and interest payments, except that the first payment of principal and interest payable on the New Payment Date shall be accompanied by interest at the Interest Rate for the period from the Payment Date in the month in which the New Payment Date first occurs to the New Payment Date and (ii) shall extend the Maturity Date to the New Payment Date occurring in the calendar month set forth in the definition of Maturity Date.

Section 10.5. Register. For purposes of this Section 10.5, “Registrar” means The Prudential Insurance Company of America unless the Loan is transferred and The Prudential Insurance Company of America no longer owns any interest in the Loan, in which case, the servicer of the Loan. The Registrar, as agent of Borrower, shall maintain a record that identifies each owner (including successors, assignees, and participants) of an interest in the Loan, including the name and address of the owner, and each owner’s rights to principal and interest (the “Register”), and shall record all transfers of an interest in the Loan, including each assignment and participation, in the Register. Failure to make any such recordation, or any error in such recordation shall not affect Borrower’s obligations in respect of such rights. Interests in the Loan (including assignments and participations) may be transferred only by notifying the Registrar, as agent of Borrower, of the proposed transfer and the name of the transferee, assignee or participant, and the Registrar, on behalf of Borrower, will update the Register to reflect the transfer. The Registrar shall permit Borrower to review such information as reasonably needed for Borrower to comply with its obligations under this Agreement or under any Legal Requirements. The parties intend for the Loan to be in registered form for tax purposes and this provision shall be construed in accordance with that intent.

Section 10.6. Borrower and Pledgor Indemnification. In connection with any Secondary Market Transaction, each of Borrower and Pledgor shall indemnify (a) the Indemnified Parties and (b) the party that has filed the registration statement relating to the Secondary Market Transaction (the “Registration Statement”), each of its directors and officers who have signed the Registration Statement and each Person that controls such party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the party named as depositor in any private placement memorandum and each of its directors and officers who have signed the Registration Statement and each Person that controls such party (collectively, the “Underwriter Group”), for any Losses to which any of them may become subject (i) insofar as the Losses arise out of or are based upon any untrue statement of any material fact made by Borrower, Pledgor or Guarantor with respect to Borrower or Pledgor, any of Borrower’s or Pledgor’s Affiliates, Guarantor, the Property (including the Forest Service Land), the Equity Collateral or any Third Party Operator, or arise out of or are based upon the omission by Borrower, Pledgor or Guarantor to state therein a material fact required to be stated in order to make such statements, in light of the circumstances under which they were made, not misleading, or (ii) as a result of any untrue statement of material fact in any of the financial statements of Borrower, Pledgor or Guarantor or the failure to include in such financial statements any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided however, the indemnification described in this Section 10.6 shall not apply to any matter described in the foregoing clauses (i) and (ii) in the event that, (a) Lender fails to provide the applicable Registration Statement (or drafts or excerpts thereof containing the statements regarding which indemnity is sought hereunder) to Borrower and/or Pledgor for review prior to the applicable Secondary Market Transaction, or (b) prior to the applicable Secondary Market Transaction, Borrower and/or Pledgor inform Lender in writing of the existence of any untrue statement of material fact or omission of a material fact described in the preceding clauses (i) and (ii), and Lender (or any applicable member of the Underwriter Group) fails to correct such untrue statement or omission. In addition, in connection with the foregoing, each of Borrower and Pledgor agrees to reimburse the Indemnified Party and the Underwriter Group for any legal or other expenses reasonably incurred by the Indemnified Party and the Underwriter Group in connection with investigating or defending the Losses.

Section 10.7. Additional Financial Information.

(a) If requested by Lender in connection with a public securitization in which the Loan constitutes at least ten percent (10%) of the assets of the securitization, Borrower and Pledgor, at Lender’s expense, shall provide Lender with all financial statements and other financial, statistical or operating information, to the extent required pursuant to Regulation S-X of the Securities Act or any other Legal Requirements in connection with any (1) preliminary or final private placement memorandum or other offering documents or (2) preliminary or final prospectus, as applicable (each, a “Disclosure Document”) or any filing under or pursuant to the Securities Act or the Exchange Act in connection with or relating to a securitization (each, a “Securities Filing”). All financial statements provided by Borrower and Pledgor pursuant to this Section shall be prepared in accordance with GAAP and shall meet the requirements of Regulation S-X and other applicable Legal Requirements. All financial statements reporting for a full operating year (i) shall be audited by the independent accountants in accordance with generally accepted auditing standards, Regulation S-X and all other applicable Legal Requirements, (ii) shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation S-X and all other applicable Legal Requirements, and (iii) shall be accompanied by a manually executed written consent of the independent accountants, acceptable to Lender, that authorizes the inclusion of such financial statements in any Disclosure Document or Securities Filing and permits the use of the name of such independent accountants and reference to such independent accountants as “experts” in any Disclosure Document and Securities Filing, all of which shall be provided, at Borrower’s and Pledgor’s expense, at the same time as the related financial statements are required to be provided. All other financial statements shall be certified by the chief financial officer of the Borrower and/or Pledgor, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this paragraph.

(b) If requested by Lender, Borrower and/or Pledgor shall provide Lender, promptly upon request, with any other or additional financial statements or financial, statistical or operating information as Lender determines to be required pursuant to Regulation S-X or other legal requirements in connection with any Disclosure Document or any Securities Filing.

ARTICLE 11

EXCULPATION

This Agreement and all obligations of Borrower hereunder, are and shall be subject to the exculpation provisions of Section 17 of the Note.

ARTICLE 12

MISCELLANEOUS

Section 12.1. Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and the execution and delivery by Borrower to Lender of the Note, and shall continue in full force and effect so long as any portion of the Indebtedness is outstanding and unpaid; provided, however, that the representations, warranties covenants and indemnities set forth in Sections 4.7, 4.19, 5.11, 5.12, 12.19, 12.25(b)(vi), (vii), (viii) and (ix) and Article 9 shall survive in perpetuity. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrower and Pledgor, shall inure to the benefit of the respective successors and assigns of Lender. Nothing in this Agreement or in any other Loan Document, express or implied, shall give to any Person other than the parties and the holder(s) of the Note, the Mortgage, the Pledge Agreement and the other Loan Documents, and their legal representatives, successors and assigns, any benefit or any legal or equitable right, remedy or claim hereunder.

Section 12.2. Lender’s Discretion. Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right, option or election given to Lender to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender’s discretion, the decision of Lender to approve or disapprove, consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory or acceptable or not acceptable to Lender in Lender’s discretion, shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender and may be given or withheld for any or for no reason or given conditionally.

Section 12.3. Governing Law; Venue.

(a) This Agreement and each of the other Loan Documents (except as set forth therein) shall be interpreted and enforced according to the laws of the State of New York (without giving effect to rules regarding conflict of laws).

(b) Each of Borrower and Pledgor hereby consents and submits to the exclusive jurisdiction and venue of the Supreme Court of New York County, New York, and the United States District Court for the Southern District of New York, with respect to any legal action or proceeding arising with respect to the Loan Documents and waives all objections which it may have to such jurisdiction and venue. Nothing herein shall, however, preclude or prevent Lender from bringing actions against Borrower and/or Pledgor in any other jurisdiction as may be necessary to enforce or realize upon the security for the Loan provided in any of the Loan Documents.

Section 12.4. Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Note or any other Loan Document, or consent to any departure by Borrower or Pledgor therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower or Pledgor shall entitle Borrower or Pledgor to any other or future notice or demand in the same, similar or other circumstances.

Section 12.5. Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege under any Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under any Loan Document, or to declare a default for failure to effect prompt payment of any such other amount.

Section 12.6. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, addressed to the parties as follows:

If to Lender:	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA Prudential Asset Resources 2200 Ross Avenue Suite 4900E Dallas, TX 75201 Attention: Asset Management Department Reference Loan No. 706107171

with a copy to:	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA Prudential Asset Resources 2200 Ross Avenue Suite 4900E Dallas, TX 75201 Attention: Legal Department
Reference Loan No. 706107171

and:	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA Four Embarcadero Center Suite 2700 San Francisco, CA 94111 Attention: Regional Counsel Reference Loan No. 706107171

and:	Dechert LLP One Maritime Plaza, Suite 2300
San Francisco, CA 94111-3513 Attention: Joseph B. Heil, Esq. Facsimile No.: (415) 262-4555

If to Borrower or Pledgor:	CNL Income Corp.
450 South Orange Avenue
Orlando, FL 32801 Attention: Tammie A. Quinlan, EVP
Amy Sinelli, SVP and Corporate Counsel
Facsimile No.: (407) 540-2544

with a copy to:	Lowndes, Drosdick, Doster, Kantor & Reed, P.A. 215 North Eola Drive
Orlando, FL 32801
Attention: William T. Dymond, Esq. Facsimile No.: (407) 843-4444

A party receiving a notice which does not comply with the technical requirements for notice under this Section 12.6 may elect to waive any deficiencies and treat the notice as having been properly given. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day; or (d) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Section 12.6.

Section 12.7. Trial By Jury. EACH OF BORROWER, PLEDGOR AND LENDER, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS.

Section 12.8. Headings. The Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 12.9. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 12.10. Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower or Pledgor to any portion of the obligations of Borrower and Pledgor hereunder. To the extent Borrower or Pledgor makes a payment or payments to Lender for Borrower’s or Pledgor’s benefit, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 12.11. Waiver of Notice. Borrower and Pledgor shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and Pledgor and except with respect to matters for which Borrower or Pledgor is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Each of Borrower and Pledgor hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents does not specifically and expressly provide for the giving of notice by Lender to Borrower or Pledgor.

Section 12.12. [Intentionally omitted].

Section 12.13. Exhibits Incorporated. The information set forth on the cover, heading and recitals hereof, the Schedules attached hereto, the Exhibits attached hereto, are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 12.14. Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan, and the Loan Documents which Borrower or Pledgor may otherwise have against any assignor, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower or Pledgor in any action or proceeding brought by any such assignee upon, the Loan Documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower and Pledgor.

Section 12.15. No Joint Venture or Partnership. Borrower and Lender intend that the relationship created hereunder be solely that of borrower and lender. Pledgor and Lender intend that the relationship created hereunder be solely that of pledgor and pledgee. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between any of Borrower, Pledgor, Third Party Operator, any contractor or Governmental Authority and Lender nor to grant Lender any interest in the Property (including the Forest Service Land) or the Equity Collateral other than that of mortgagee, secured party or lender.

Section 12.16. Waiver of Marshalling of Assets Defense. To the fullest extent that each of Borrower and Pledgor may legally do so, each of Borrower and Pledgor waives all rights to a marshalling of the assets of Borrower, Pledgor, of the Equity Collateral and of the Property, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property or the Equity Collateral for the collection of the Indebtedness without any prior or different resort for collection, or the right of Lender or any trustee under the Mortgage or the Pledge Agreement, as applicable, to the payment of the Indebtedness in preference to every other claimant whatsoever.

Section 12.17. Waiver of Counterclaim. Each of Borrower and Pledgor hereby waives the right to assert a counterclaim, other than compulsory counterclaim, in any action or proceeding brought against Borrower or Pledgor by Lender or Lender’s agents.

Section 12.18. Construction of Documents. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

Section 12.19. Brokers and Financial Advisors. Each of Borrower and Pledgor hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders (“Broker”) in connection with the transactions contemplated by this Agreement except for Holliday Fenoglio Fowler, LP. Each of Borrower and Pledgor hereby agrees to indemnify and hold Lender harmless from and against any and all Losses in any way relating to, arising out of or incurred as a result of the inaccuracy of such representation or a claim by any Person that such Person acted on behalf of Borrower or Pledgor in connection with the transactions contemplated herein. Notwithstanding anything to the contrary in any Loan Document, Borrower shall have full recourse liability for this indemnity. Borrower and Pledgor agree that Lender is not responsible for any advise, assurances, waivers or recommendations given to Borrower or Pledgor by Broker (including, without limitation, statements made concerning the economic terms of the agreements between Lender and Broker) or actions taken by Broker, that Lender and Borrower and Pledgor are dealing at arm’s length with each other in a commercial lending transaction, and that no fiduciary or other special relationship exists or shall exist between them. Borrower and Pledgor acknowledge and agree that Lender may have a separate compensation arrangement with Broker pursuant to which Lender may make payments to Broker or other compensation may be earned by Broker. The payments may, among others, take the form of (a) a direct, one-time payment and/or periodic payments, and/or (b) incentive payments or other benefits based on various factors, including, without limitation, the volume of business done with Lender (which may include the Loan and other loans made by Lender), over a longer period of time and/or (c) an ongoing interest strip in the Loan. Such compensation may be in addition to the fees paid to Broker by Borrower. In addition, Broker may act as a primary servicer or sub-servicer for (or retain the right to service) the Loan and receive fees or compensation, as determined by Lender, relating to (x) such servicing activity or (y) a buyout or other termination of such servicing rights. The provisions of this Section 12.19 shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

Section 12.20. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Section 12.21. Estoppel Certificates. Borrower, Pledgor and Lender each hereby agree at any time and from time to time, but in no event more than one time per calendar quarter, upon not less than fifteen (15) days prior written notice by Borrower, Pledgor or Lender to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto), and stating whether or not, to the knowledge of such certifying party, any Event of Default has occurred, and, if so, specifying each such Event of Default; provided, however, that it shall be a condition precedent to Lender’s obligation to deliver the statement pursuant to this Section 12.21, that Lender shall have received, together with Borrower’s or Pledgor’s request for such statement, a certificate of Borrower and/or Pledgor stating that no Event of Default exists as of the date of such certificate (or specifying such Event of Default).

Section 12.22. Reserved.

Section 12.23. Bankruptcy Waiver. Each of Borrower and Pledgor hereby agrees that, in consideration of the recitals and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, if Borrower or Pledgor (i) files with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended, (ii) is the subject of any order for relief issued under Title 11 of the U.S. Code, as amended, (iii) files or is the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or law relating to bankruptcy, insolvency or other relief of debtors, (iv) has sought or consents to or acquiesces in the appointment of any trustee, receiver, conservator or liquidator or (v) is the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors, the automatic stay provided by the U.S. Bankruptcy Code shall be modified and annulled as to Lender, so as to permit Lender to exercise any and all of its rights and remedies, upon request of Lender made on notice to Borrower and/or Pledgor and any other party in interest but without the need of further proof or hearing. Borrower, Pledgor or any Affiliate of Borrower or Pledgor shall not contest the enforceability of this Section 12.23.

Section 12.24. Entire Agreement. This Agreement, together with the Exhibits hereto and the other Loan Documents constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement, the Schedules hereto, the Exhibits hereto and the other Loan Documents and supersedes all prior agreements, understandings and negotiations between the parties.

Section 12.25. Liability and Indemnification.

(a) Lender shall not be liable for any loss sustained by Borrower or Pledgor resulting from any act or omission of any Indemnified Party unless it is finally judicially determined that such loss was solely caused by the fraud, gross negligence or willful misconduct of Lender or any Indemnified Party. Lender shall not be obligated to perform or discharge any obligation, duty or liability with respect to the ownership, operation and/or maintenance of the

Property or the Forrest Service Land (including under any Lease, Contract, Permit or Forest Service Permits) or the Equity Collateral or under or by reason of any Loan Document. Unless and until Lender becomes the fee owner of the Property (and the permit holder with respect to the Forest Service Land) following an Event of Default, the Loan Documents shall not place responsibility for the control, care, management or repair of the Property (including the Forest Service Land) upon Lender, nor for complying with any Lease, Contract, Permit or Forest Service Permits; nor shall it make Lender responsible or liable for any waste committed on the Property (including the Forest Service Land), or for any dangerous or defective condition of the Property (including the Forest Service Land), or for any negligence in the management, upkeep, repair or control of the Property (including the Forest Service Land) resulting in loss or injury or death to any tenant, licensee, guest, employee or stranger.

(b) Each of Borrower and Pledgor shall indemnify and hold the Indemnified Parties harmless against any and all Losses, and reimburse them for any costs and expenses incurred, in connection with, arising out of or as a result of (i) the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein, (ii) the creation, perfection or protection of Lender’s Liens in the Equity Collateral and the Property (including fees and expenses for title and lien searches and filing and recording fees, intangibles taxes, personal property taxes, mortgage recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of the appraisal, environmental report(s) (and an environmental consultant), surveys and the engineering report(s) obtained by or delivered to Lender in connection with the Loan, (iii) the negotiation, preparation, execution and delivery of any amendment, waiver or consent relating to any of the Loan Documents, (iv) the exercise of any of Lender’s or the Indemnified Parties’ remedies under any Loan Document, (v) any alleged or actual obligations or undertakings to perform or discharge any obligation, duty or liability with respect to the ownership, operation and/or maintenance of the Property and the Forest Service Land (including under any Lease, Contract, Permit or Forest Service Permit), except to the extent that it is finally judicially determined that any such Loss resulted directly and solely from the fraud, gross negligence or willful misconduct of such Indemnified Party, (vi) any Transaction Taxes, (vii) (a) a Violation, (b) in the investigation, defense, and settlement of a Violation, (c) as a result of a breach of the representations in Section 4.7, (d) in correcting any prohibited transaction or the sale of a prohibited loan, and (e) in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s discretion, (viii) an OFAC Violation or (ix) any Prior Taxes. If any Indemnified Party becomes involved in any action, proceeding or investigation in connection with any matter described in clauses (i) through (viii) above, Borrower and Pledgor shall upon request, defend the Indemnified Parties (in Borrower’s, Pledgor’s or the Indemnified Parties’ names) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, the Indemnified Parties may, in their sole and absolute discretion and at their sole cost and expense, engage their own attorneys and professionals to defend or assist them and, at their option, their attorneys shall control the resolution of any claims or proceedings. Upon demand, Borrower and/or Pledgor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse and/or indemnify the Indemnified Parties for all costs imposed on, incurred by, or asserted against the Indemnified Parties by reason of any items set forth in this Section and/or the enforcement or preservation of the Indemnified Parties’ rights under the Loan Documents. Any amount payable to the Indemnified Parties under this Section shall (a) be deemed a demand obligation, (b) be part of the Indebtedness, (c) bear interest from the date of demand at the Default Rate, until paid if not paid on demand, and (d) be secured by the Lien of the Loan Documents.

Section 12.26. Publicity. Lender shall have the right, with reasonable notice and copies to the Borrower, to issue press releases, advertisements and other promotional materials describing the Loan (including the amount and purpose of the Loan) and Lender’s participation in the origination of the Loan or the Loan’s inclusion in any Secondary Market Transaction effectuated or to be effectuated by Lender. All news releases, publicity or advertising by Borrower, Pledgor or their respective affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender or any of its Affiliates shall be subject to the prior approval of Lender, except for disclosures required by law which shall not require Lender approval but which shall require prior notice to Lender.

Section 12.27. Time of the Essence. Time shall be of the essence in the performance of all obligations of Borrower and Pledgor hereunder and under each of the other Loan Documents.

Section 12.28. Taxes. All payments made under the Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, and all liabilities with respect thereto, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (“Transaction Taxes”). If Borrower or Pledgor is required by law to deduct any Transaction Taxes from any sum payable under the Loan Document, such sum shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 12.28), Lender receives an amount equal to the sum Lender would have received had no such deductions been made. In the event of the passage of any Legal Requirement subsequent to the date hereof in any manner changing or modifying Legal Requirements now in force governing the taxation of mortgages or security agreements or debts secured thereby or the manner of collecting such taxes so as to adversely affect Lender or the Lien of the Loan Documents, Borrower and/or Pledgor will pay any such tax on or before the due date thereof. In the event Borrower or Pledgor is prohibited by Legal Requirements from assuming liability for payment of any such taxes (or if any Legal Requirement would penalize Lender if Borrower or Pledgor makes such payment or if, in the reasonable opinion of Lender, the making of such payment might result in the imposition of interest beyond the Maximum Amount) or from paying any other Imposition, the outstanding Indebtedness shall, at the option of Lender, become due and payable on the date that is one hundred twenty (120) days after Lender provides notice to Borrower or Pledgor of such change in law and its election to accelerate the Maturity Date; and failure to pay such amounts on the date due shall be an Event of Default; provided, however, that any such prepayment made under this Section 12.28 shall be made without the payment of any Prepayment Premium.

Section 12.29. Further Assurances. Each of Borrower and Pledgor shall execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable in Lender’s reasonable discretion, to (a) evidence, preserve and/or protect the Property and the Equity Collateral at any time securing or intended to secure the Indebtedness, (b) enable Lender to perfect, exercise and enforce Lender’s rights and remedies under any Loan Document, (c) comply with any Legal Requirements, (d) resolve any conflicts between the Loan Documents and other agreements or contracts to which Borrower, Pledgor or the Property are subject, or (e) avoid, cure or mitigate any Material Adverse Effect.

Section 12.30. Certain Additional Rights of Lender (VCOC). Notwithstanding anything to the contrary which may be contained in this Agreement, Lender and any holder of any note representing all or any portion of the Loan (“Noteholder”) shall have:

(a) the right to call annual meetings (at which meetings the Lender and the other Noteholders who have similar rights under this Section may be permitted to attend, and any Noteholder may attend other meetings at such other times as the Lender or other Noteholders who have similar rights under this Section may be entitled to have) with Borrower’s and\or Pledgor’s management regarding the significant business activities and business and financial developments of the Borrower and Pledgor, provided, however, that such meetings shall not include discussions of environmental compliance programs or disposal of Hazardous Substances. Consultation meetings should occur at a mutually agreeable time and location; provided that the Borrower shall be under no obligation to follow or implement any advice or recommendations of Lender or any Noteholder at any such meeting. Otherwise, the Borrower shall not be required to hold any other meetings with Lender or any Noteholder unless it demonstrates to the reasonable satisfaction of the Borrower that other times (but not more frequently than quarterly) are required under applicable law after the date of this Agreement for Lender or any Noteholder to maintain its status as a “venture capital operating company” (a “VCOC”) as such term is defined in the U.S. Department of Labor Regulations codified at 29 C.F.R. Section 2510.3-101(d) (the “Plan Asset Regulation”);

(b) the right, in accordance with the terms of this Agreement, subject to compliance with applicable laws and confidentiality obligations to third parties, to examine the books and records of Borrower at any time upon reasonable notice and to a reasonable extent; provided that the rights granted in this Section shall be exercised no more than once during any twelve-month period or unless Lender or any Noteholder demonstrates to the reasonable satisfaction of the Borrower that other times are required by applicable law after the date of this Agreement for Lender or any Noteholder to maintain its status as a VCOC; provided further that Lender’s rights under this paragraph shall be at Lender’s cost unless Borrower is otherwise obligated to pay such costs pursuant to the Loan Documents; and

(c) the right, in accordance with the terms of this Agreement, to receive all financial reports required to be delivered to Lender under the Loan

The aforementioned consultation rights are intended by Lender and each Noteholder to satisfy the requirement of management rights for purposes of the Department of Labor “plan assets” regulation 29 C.F.R., Section 2510.3-101. The rights described in this Section may be exercised by all of Lender, each Noteholder and any Person which is intended to qualify as a VCOC and owns directly or indirectly, substantially all of the interests in Lender or any Noteholder.

Section 12.31. Co-Lenders. All copies of documents, reports, requests and other delivery obligations of Borrower and Pledgor required in this Agreement or any other Loan Document shall be delivered by Borrower to each Co-Lender. The liabilities of each Co-Lender shall be several and not joint. Neither Co-Lender shall be responsible for the obligations of the other Co-Lender. All indemnities and similar agreements by Borrower or Pledgor and obligations for Losses, costs, expenses, damages, advances and similar amouts set forth in this Agreement or any other Loan Document shall run to and benefit each Co-Lender. Borrower and Pledgor acknowledge and agree that all consent, approval and similar rights (including, without limitatoin, all types mentioned in Section 12.2) may, at Lender’s option in its discretion, require the consent, approval, determination, and\or consultation of both Co-Lenders.

ARTICLE 13

SPECIAL PROVISIONS

Section 13.1. Use of Terms. All references to “Borrower” in this Agreement shall be deemed to refer to one or more Individual Borrowers, as the context requires. All references to “Pledgor” in this Agreement shall be deemed to refer to one or more Individual Pledgors, as the context requires. All references to “Property” in this Agreement shall be deemed to refer to one or more of the properties described in each Mortgage encumbering the property identified on Schedule 2 (each an “Individual Property”), as the context requires. All references to “Equity Collateral” in this Agreement shall be deemed to refer to one or more of the equity collateral described in each Pledge Agreement pursuant to which an Individual Borrower or Individual Pledgor pledged its interest in the equity interest identified on Schedule 3 and Schedule 4 (each an “Individual Equity Collateral”), as the context requires. All references to “Borrower Equity Collateral” in this Agreement shall be deemed to refer to one or more of the equity collateral described in each Borrower Pledge Agreement pursuant to which an Individual Borrower pledged its interest in the equity interest identified on Schedule 3 (each an “Individual Borrower Equity Collateral” and collectively the “Borrower Equity Collateral”), as the context requires. All references to “Pledgor Equity Collateral” in this Agreement shall be deemed to refer to one or more of the equity collateral described in each Pledgor Pledge Agreement pursuant to which an Individual Pledgor pledged its interest in the equity interest identified on Schedule 4 (each an “Individual Pledgor Equity Collateral” and collectively the “Pledgor Equity Collateral”), as the context requires. It is the intent of the parties hereto in making any determination under the Loan Documents (including, without limitation, in determining whether (a) a breach of a representation, warranty or a covenant has occurred, (b) there has occurred an Event of Default, and (c) an event has occurred which would create recourse obligations under Section 17 of the Note) that any breach, occurrence or event with respect to any Individual Borrower, Individual Pledgor, Individual Property or Individual Equity Collateral shall be deemed to be a breach, occurrence or event with respect to all Individual Borrowers, all Individual Pledgors, all Individual Properties, and all Individual Equity Collateral and that all Individual Borrowers, all Individual Pledgors, all Individual Properties and all Individual Equity Collateral need not have been involved with or be the subject of such breach, occurrence or event in order for the same to be deemed such a breach, occurrence or event with respect to every Individual Borrower, every Individual Pledgor, every Individual Property, every Individual Equity Collateral and the Loan.

Section 13.2. Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets.

(a) Each Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Property and the Borrower Equity Collateral and

each Pledgor’s interest in the Pledgor Equity Collateral and in reliance upon the aggregate of the Property and the Equity Collateral taken together being of greater value as collateral security than the sum of each Individual Property and each Individual Equity Collateral taken separately. Each Borrower and each Pledgor agrees that the Mortgages and the Pledge Agreements are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages or the Pledge Agreements shall constitute an Event of Default under each of the other Mortgages and Pledge Agreements; (ii) an Event of Default under the Note, this Agreement or any other Loan Document shall constitute an Event of Default under each Mortgage and each Pledge Agreement; (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Individual Properties as security for the Note; (iv) each Borrower Pledge Agreement shall constitute security for the Note as if a single blanket lien were placed on all of the Borrower Equity Collateral as security for the Note; (v) each Pledgor Pledge Agreement shall constitute security for the obligations of each Pledgor under the Loan Documents as if a single blanket lien were placed on all of the Pledgor Equity Collateral as security for such obligations; and (iv) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance.

(b) To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, and each Pledgor, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Pledgor, Borrower’s or Pledgor’s partners and others with interests in Borrower or Pledgor, and of the Property or the Equity Collateral, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Mortgages or Pledge Agreements, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property or the Equity Collateral for the collection of the Loan without any prior or different resort for collection or of the right of Lender to the payment of the Indebtedness out of the net proceeds of the Property or the Equity Collateral in preference to every other claimant whatsoever. Each Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Mortgages (or the Borrower Pledge Agreements, as applicable), any equitable right otherwise available to Borrower which would require the separate sale of any portion of the Property (or the Borrower Equity Collateral, as applicable) or require Lender to exhaust its remedies against any Individual Property (or Individual Borrower Equity Collateral, as applicable) or any combination of the Individual Properties (or Individual Borrower Equity Collateral, as applicable) before proceeding against any other Individual Property (or Individual Borrower Equity Collateral, as applicable) or combination of Individual Properties (or Individual Borrower Equity Collateral, as applicable); and further in the event of such foreclosure Borrower does hereby expressly consent to and authorize, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Individual Properties (or Individual Borrower Equity Collateral, as applicable). Each Pledgor, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Pledgor Pledge Agreements, any equitable right otherwise available to Pledgor which would require the separate sale of any portion of the Pledgor Equity Collateral or require Lender to exhaust its remedies against any Individual Pledgor Equity Collateral or any combination of the Individual Pledgor Equity Collateral before proceeding against any other Individual Pledgor Equity Collateral or combination of Individual Pledgor Equity Collateral; and further in the event of such foreclosure Pledgor does hereby expressly consent to and authorize, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Individual Borrower Equity Collateral.

Section 13.3. Joint and Several Liability. Each Borrower shall be jointly and severally liable for payment of the Indebtedness and performance of all other obligations of all Borrowers (or any of them) under this Agreement and any other Loan Document, subject to the exculpation provisions of Section 17 of the Note. Each Pledgor shall be jointly and severally liable for payment of the Indebtedness (pursuant to the Pledgor Pledge Agreements) and the performance of all other obligations of all Pledgors (or any of them) under this Agreement and any other Loan Document.

Section 13.4. Borrower Contribution.

(a) Each Individual Borrower will benefit, directly and indirectly, from each Individual Borrower’s obligation to pay the Indebtedness and perform its obligations under the Loan Documents. In consideration therefor, Individual Borrowers desire to enter into an allocation and contribution agreement among themselves as set forth in this Section 13.4 to allocate such benefits among themselves and to provide a fair and equitable agreement to make contributions among each of the Individual Borrowers in the event any payment is made by any Individual Borrower hereunder to Lender (any such payment, a “Borrower Contribution”, including any exercise of recourse by Lender against any Individual Property (or any portion thereof), or any Individual Borrower Equity Collateral (or any portion thereof), of an Individual Borrower and application of proceeds of such Individual Property (or any portion thereof) or any Individual Borrower Equity Collateral (or any portion thereof) in satisfaction of such Individual Borrower’s obligations to Lender under the Loan Documents).

(b) Each Individual Borrower shall be liable hereunder with respect to the Indebtedness only for such total maximum amount (if any) that would not render its Indebtedness hereunder or under any of the Loan Documents subject to avoidance under Section 548 of the Federal Bankruptcy Code or any comparable provisions of any State law.

(c) In order to provide for a fair and equitable contribution among Individual Borrowers in the event that any Borrower Contribution is made by an Individual Borrower (a “Funding Borrower”), such Funding Borrower shall be entitled to a reimbursement Borrower Contribution (“Borrower Reimbursement Contribution”) from all other Individual Borrowers for all payments, damages and expenses incurred by such Funding Borrower in discharging any of the Indebtedness, in the manner and to the extent set forth in this Section.

(d) Each Individual Borrower shall be liable to a Funding Borrower in an amount equal to the greater of (i) (A) the ratio of the Borrower Benefit Amount (as defined below) of such Individual Borrower to the total amount of Indebtedness, multiplied by (B) the amount of Indebtedness paid by such Funding Borrower, and (ii) ninety-five percent (95%) of the excess of (A) the fair saleable value of the Individual Property (or Individual Borrower Equity Collateral, as applicable) owned by such Individual Borrower over (B) the total liabilities of such Individual Borrower (including the maximum amount reasonably expected to become due in respect of contingent liabilities) determined as of the date on which the payment made by a Funding Borrower is deemed made for purposes hereof (giving effect to all payments made by other Funding Borrowers as of such date in a manner to maximize the amount of such Borrower Contributions). For purposes hereof, the “Borrower Benefited Amount” of any Individual Borrower as of any date of determination shall be the net value of the benefits to such Individual Borrower and its Affiliates from extensions of credit made by Lender to (1) such Individual Borrower and (2) the other Individual Borrowers hereunder and the other Loan Document to the extent such other Individual Borrowers have guaranteed, mortgaged, or pledged their respective Individual Properties or Individual Borrower Equity Collateral to secure the obligations of such Individual Borrower to Lender.

(e) If at any time there exists more than one Funding Borrower with respect to any Borrower Contribution (in any such case, the “Applicable Borrower Contribution”), then Borrower Reimbursement Contributions from other Individual Borrowers shall be allocated among such Funding Borrowers in proportion to the total amount of the Borrower Contribution made for or on account of the other Individual Borrowers by each such Funding Borrower pursuant to the Applicable Borrower Contribution. If at any time any Individual Borrower pays an amount hereunder in excess of the amount calculated pursuant to this Section 13.4, such Individual Borrower shall be deemed to be a Funding Borrower to the extent of such excess and shall be entitled to a Borrower Reimbursement Contribution from the other Individual Borrowers in accordance with the provisions of this Section.

(f) Each Individual Borrower acknowledges that the right to Borrower Reimbursement Contribution hereunder shall constitute an asset in favor of such Individual Borrower to which such Borrower Reimbursement Contribution is owing.

(g) No Borrower Reimbursement Contribution payments payable by an Individual Borrower pursuant to the terms of this Section 13.4 shall be paid until all amounts then due and payable by all of Individual Borrowers to Lender, pursuant to the terms of the Loan Documents, are paid in full. Nothing contained in this Section 13.4 shall limit or affect the Indebtedness of any Individual Borrower to Lender under the Note or any other Loan Documents.

(h) Each Individual Borrower waives:

(i) any right to require Lender to proceed against any other Individual Borrower or any other person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender’s power before proceeding against such Individual Borrower;

(ii) any defense or rights based upon or arising out of: (A) any legal disability or other defense of any other Individual Borrower, any guarantor of any other person or by reason of the cessation or limitation of the liability of any other Individual Borrower or any guarantor from any cause other than full payment of all sums payable under the Note and the other Loan Documents; (B) any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any other Individual Borrower or any principal of any other Individual Borrower or any defect in the formation of any other Individual Borrower or any principal of any other Individual Borrower; (C) any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (D) any failure by Lender to obtain collateral for the Indebtedness or failure by Lender to perfect a lien on any Individual Property (or any portion thereof), or any Individual Borrower Equity Collateral (or any portion thereof); (E) presentment, demand, protest and notice of any kind; (F) any failure of Lender to give notice of sale or other disposition of any Individual Property (or any portion thereof) or any Individual Borrower Equity Collateral (or any portion thereof) to any other Individual Borrower or to any other Person or any defect in any notice that may be given in connection with any such sale or disposition; (G) [intentionally omitted]; (H) any use of cash collateral under Section 363 of the Federal Bankruptcy Code; (I) any agreement or stipulation entered into by Lender with respect to the provision of adequate protection in any bankruptcy proceeding; (J) any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code; (K) the avoidance of any security interest in favor of Lender for any reason; (L) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, including any discharge of, or bar or stay against collecting, all or any of the obligations evidenced by the Note or owing under any of the Loan Documents; (M) such Individual Borrower’s, or any other party’s, resignation of the portion of any obligation secured by the Mortgages to be satisfied by any payment from any other Individual Borrower or any such party; or (N) an election of remedies by Lender even though the election of remedies, such as non-judicial foreclosure with respect to security for the Loan or any other amounts owing under the Loan Documents, has destroyed such Individual Borrower’s rights of subrogation and reimbursement against any other Individual Borrower;

(iii) all rights and defenses that such Individual Borrower may have because any Indebtedness is secured by real property. This means, among other things, subject to the exculpation provisions of Section 17 of the Note: (A) Lender may collect from such Individual Borrower without first foreclosing on any real or personal property collateral pledged by any other Individual Borrower; (B) if Lender forecloses on any real property collateral pledged by any other Individual Borrower, (1) the amount of the Indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) Lender may collect from such Individual Borrower even if any other Individual Borrower, by foreclosing on the real property collateral, has destroyed any right such Individual Borrower may have to collect from any other Individual Borrower. This is an unconditional and irrevocable waiver of any rights and defenses such Individual Borrower may have because any of the Indebtedness is secured by real property; and

(iv) except as may be expressly and specifically permitted herein, any claim or other right which such Individual Borrower might now have or hereafter acquire against any other Individual Borrower or any other person that arises from the existence or performance of any obligations under the Note or the other Loan Documents, including any of the following: (A) any right of subrogation, reimbursement, exoneration, contribution, or indemnification; or (B) any right to participate in any claim or remedy of Lender against any other Individual Borrower or any collateral security therefor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law.

Section 13.5. Pledgor Contribution.

(a) Each Individual Pledgor will benefit, directly and indirectly, from each Individual Pledgor’s obligation to pay the Indebtedness (pursuant to the Pledgor Pledge Agreements) and perform its obligations under the Loan Documents. In consideration therefor, Individual Pledgors desire to enter into an allocation and contribution agreement among themselves as set forth in this Section 13.5 to allocate such benefits among themselves and to provide a fair and equitable agreement to make contributions among each of the Individual Pledgor’s in the event any payment is made by any Individual Pledgor to Lender pursuant to any Loan Document (any such payment, a “Pledgor Contribution”, including any exercise of recourse by Lender against any Individual Pledgor Equity Collateral (or any portion thereof) of an Individual Pledgor and application of proceeds of such Individual Pledgor Equity Collateral (or any portion thereof) in satisfaction of such Individual Pledgor’s obligations to Lender under the Loan Documents).

(b) Each Individual Pledgor shall be liable with respect to the Indebtedness pursuant to Pledgor Pledge Agreements only for such total maximum amount (if any) that would not render its obligations hereunder or under any of the Loan Documents subject to avoidance under Section 548 of the Federal Bankruptcy Code or any comparable provisions of any State law.

(c) In order to provide for a fair and equitable contribution among Individual Pledgors in the event that any Pledgor Contribution is made by an Individual Pledgor (a “Funding Pledgor”), such Funding Pledgor shall be entitled to a reimbursement Pledgor Contribution (“Pledgor Reimbursement Contribution”) from all other Individual Pledgor for all payments, damages and expenses incurred by such Funding Pledgor in discharging any of the Indebtedness, in the manner and to the extent set forth in this Section.

(d) Each Individual Pledgor shall be liable to a Funding Pledgor in an amount equal to the greater of (i) (A) the ratio of the Pledgor Benefit Amount (as defined below) of such Individual Pledgor to the total amount of Indebtedness, multiplied by (B) the amount of Indebtedness paid by such Funding Pledgor, and (ii) ninety-five percent (95%) of the excess of (A) the fair saleable value of the Individual Pledgor Equity Collateral owned by such Individual Pledgor over (B) the total liabilities of such Individual Pledgor (including the maximum amount reasonably expected to become due in respect of contingent liabilities) determined as of the date on which the payment made by a Funding Pledgor is deemed made for purposes hereof (giving effect to all payments made by other Funding Pledgor as of such date in a manner to maximize the amount of such Pledgor Contributions). For purposes hereof, the “Pledgor Benefited Amount” of any Individual Pledgor as of any date of determination shall be the net value of the benefits to such Individual Pledgor and its Affiliates from extensions of credit made by Lender to Borrower.

(e) If at any time there exists more than one Funding Pledgor with respect to any Pledgor Contribution (in any such case, the “Applicable Pledgor Contribution”), then Pledgor Reimbursement Contributions from other Individual Pledgor shall be allocated among such Funding Pledgor in proportion to the total amount of the Pledgor Contribution made for or on account of the other Individual Pledgor by each such Funding Pledgor pursuant to the Applicable Pledgor Contribution. If at any time any Individual Pledgor pays an amount hereunder in excess of the amount calculated pursuant to this Section 13.5, such Individual

Pledgor shall be deemed to be a Funding Pledgor to the extent of such excess and shall be entitled to a Pledgor Reimbursement Contribution from the other Individual Pledgor in accordance with the provisions of this Section.

(f) Each Individual Pledgor acknowledges that the right to Pledgor Reimbursement Contribution hereunder shall constitute an asset in favor of such Individual Pledgor to which such Pledgor Reimbursement Contribution is owing.

(g) No Pledgor Reimbursement Contribution payments payable by an Individual Pledgor pursuant to the terms of this Section 13.5 shall be paid until all amounts then due and payable by all of the Individual Pledgor to Lender, pursuant to the terms of the Loan Documents, are paid in full. Nothing contained in this Section 13.5 shall limit or affect the guaranty of the Indebtedness of any Individual Pledgor to Lender under the Pledgor Pledge Agreements or any other Loan Documents.

(h) Each Individual Pledgor waives:

(i) any right to require Lender to proceed against any other Individual Pledgor or any other person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender’s power before proceeding against such Individual Pledgor;

(ii) any defense or rights based upon or arising out of: (A) any legal disability or other defense of any other Individual Pledgor, any guarantor of any other person or by reason of the cessation or limitation of the liability of any other Individual Pledgor or any guarantor from any cause other than full payment of all sums payable under the Pledgor Pledge Agreements and the other Loan Documents; (B) any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any other Individual Pledgor or any principal of any other Individual Pledgor or any defect in the formation of any other Individual Pledgor or any principal of any other Individual Pledgor; (C) any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (D) any failure by Lender to obtain collateral for the Indebtedness or failure by Lender to perfect a lien on any Individual Pledgor Equity Collateral (or any portion thereof); (E) presentment, demand, protest and notice of any kind; (F) any failure of Lender to give notice of sale or other disposition of any Individual Pledgor Equity Collateral (or any portion thereof) to any other Individual Pledgor or to any other Person or any defect in any notice that may be given in connection with any such sale or disposition; (G) [intentionally omitted]; (H) any use of cash collateral under Section 363 of the Federal Bankruptcy Code; (I) any agreement or stipulation entered into by Lender with respect to the provision of adequate protection in any bankruptcy proceeding; (J) any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code; (K) the avoidance of any security interest in favor of Lender for any reason; (L) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, including any discharge of, or bar or stay against collecting, all or any of the obligations evidenced by the Note or owing under the Pledgor Pledge Agreements or any of the Loan Documents; (M) such Individual Pledgor’s, or any other party’s, resignation of the portion of any obligation secured by the Pledgor Pledge Agreements to be satisfied by any payment from any other Individual Pledgor or any such party;

or (N) an election of remedies by Lender even though the election of remedies, such as non-judicial foreclosure with respect to security for the Loan or any other amounts owing under the Loan Documents, has destroyed such Individual Pledgor’s rights of subrogation and reimbursement against any other Individual Pledgor;

(iii) [Intentionally Omitted]

(iv) except as may be expressly and specifically permitted herein, any claim or other right which such Individual Pledgor might now have or hereafter acquire against any other Individual Pledgor or any other person that arises from the existence or performance of any obligations under the Pledgor Pledge Agreements or the other Loan Documents, including any of the following: (A) any right of subrogation, reimbursement, exoneration, contribution, or indemnification; or (B) any right to participate in any claim or remedy of Lender against any other Individual Pledgor or any collateral security therefor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law.

Section 13.6. Partial Release.

(a) Upon not less than sixty (60) days prior written notice from Borrower, Lender shall release (a “Property Release”) an Individual Property from the Lien of the Loan Documents (a “Released Property”), upon the satisfaction (as determined by Lender in its discretion) of all of the following terms and conditions:

(i) at the time of the request and the time of the proposed Property Release, there shall exist no Event of Default, and there shall exist no condition or state of facts which with the passage of time or the giving of notice or both, would constitute a default under the Loan Documents;

(ii) any such request may be made no sooner than the later of (a) nine (9) months after the Closing Date or (b) six (6) months after the completion of the most recent Property Release or Substitution, and such written request must be received no later than twelve (12) months prior to the Maturity Date (except under the circumstances described in subsection (f) below with respect to the Brighton Ski Resort);

(iii) each Released Property shall consist of an Individual Property, and each Property Release shall involve no more than one Individual Property;

(iv) for each Released Property, Borrower shall have paid to Lender the “Release Price”, which shall be equal to (a) one hundred ten percent (110%) of the then unpaid principal balance of the Allocated Loan Amount applicable to the Released Property (such amount shall herein be called the “Principal Payment Amount”) plus (b) the applicable Prepayment Premium (based on the Principal Payment Amount) plus (c) all accrued interest with respect to Allocated Loan Amount applicable to the Released Property and all accrued and unpaid charges and other amounts with respect to the Loan;

(v) the Principal Payment Amount shall be applied to pay in full the principal balance due with respect to the Allocated Loan Amount applicable to the Released Property, and Lender, in its discretion, shall apply the portion of the Principal Payment Amount which is in excess of the then outstanding principal balance of the Allocated Loan Amount applicable to the Released Property to one of more of the other Allocated Loan Amounts applicable to the other Individual Properties;

(vi) Lender shall have determined that following the Property Release, the Debt Service Coverage Ratio, calculated with respect to the remaining Property (excluding the Released Property) shall be at least equal to 2.00 to 1.00. In the event the Debt Service Coverage Ratio of the remaining Property (excluding the Released Property) is less than the required level, Borrower shall have the right, subject to payment of the applicable Prepayment Premium, to pay Lender the amount necessary to increase the Debt Service Coverage Ratio of the remaining Property (excluding the Released Property) to the required level;

(vii) Lender shall have determined that following the Property Release, the Loan to Value Ratio, calculated with respect to the remaining Property (excluding the Released Property), shall not exceed fifty percent (50%). In the event the Loan to Value Ratio of the remaining Property (excluding the Released Property) exceeds the required level, Borrower shall have the right, subject to payment of the Prepayment Premium, to pay Lender the amount necessary to reduce the Loan to Value Ratio of the remaining Property (excluding the Released Property) to the required level;

(viii) at the time the Borrower makes its written request to Lender for a Property Release, Borrower shall pay to Lender a non-refundable administrative fee of $25,000. Such non-refundable administrative fee shall be deemed earned by Lender upon its receipt by Lender and shall not be applied to the Principal Payment Amount, the Prepayment Premium, or any other amount due under this provision;

(ix) whether or not the Property Release actually closes, Borrower shall pay to Lender all escrow, closing and recording charges and taxes including, but not limited to, the cost of preparing and delivering releases, any re-conveyance documentation and modifications of the Loan Documents, including legal fees and costs, the cost of any title insurance endorsements that Lender may require, any expenses incurred by the Lender in connection with the Property Release, and any sums then due and payable under the Loan Documents;

(x) Lender has determined that, following the release of the Released Property, the unpaid principal balance of the Loan shall be greater than sixty-one percent (61%) of the original principal amount of the Loan;

(xi) In the event that Northstar is a party to a TPO Lease pertaining to an Individual Property that is subject to a Property Release, Northstar shall be released from liability under such TPO Lease;

(xii) Such other terms and conditions as Lender shall reasonably require.

(b) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, Borrower shall only have the right to a combined cumulative total (during the entire term of the Loan) of two (2) Property Releases and Substitutions; provided however, in the event that two (2) Individual Properties other than the Brighton Ski Resort have been subject to a Property Release, Borrower shall have the right to a third (3rd) Property Release for the Brighton Ski Resort only, subject to the conditions of subsection (f) below.

(c) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, in no event shall the Individual Property identified as “Northstar at Tahoe” on Schedule 2 be eligible for a Property Release.

(d) For each Property Release, the Release Property shall include (i) all “Property” as defined in the applicable Mortgage encumbering the Individual Property to be released and (ii) all “Equity Collateral” as defined in the Pledge Agreement encumbering the Individual Pledgor Equity Collateral and the Individual Borrower Equity Collateral relating to the Individual Property to be released, as determined by Lender.

(e) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, this Section 13.6 shall be personal to the Borrower, and no transferee of Borrower shall have any rights under this Section 13.6.

(f) Borrower shall have the right to a third (3rd) Property Release for the Brighton Ski Resort only, during the six months immediately preceding the Maturity Date, provided that (i) the Principal Payment Amount with respect to a Property Release of the Brighton Ski Resort during the six (6) months immediately preceding the Maturity Date shall be equal to the greater of (a) the Principal Payment Amount determined in accordance with Section 13.6(a)(iv) hereof, or (b) one hundred percent (100%) of the net sales proceeds (after payment of customary and reasonable closing costs reasonably approved by Lender), and (ii) the Principal Payment Amount determined pursuant to the preceding clause (i) shall be paid directly to Lender by the purchaser of the Brighton Ski Resort or by the escrow agent for such Property Release. Except as expressly provided in the immediately preceding sentence, any Property Release of the Brighton Ski Resort occurring within six (6) months of the Maturity Date shall comply with all other provisions of this Section 13.6.

(g) In the event that the Principal Payment Amount with respect to the Brighton Ski Resort determined in accordance with the preceding Section 13.6(f) is insufficient to (i) increase the Debt Service Coverage Ratio of the remaining Property (excluding the Released Property) to the level required pursuant to Section 13.6(a)(vi), and (ii) reduce the Loan to Value Ratio of the remaining Property (excluding the Released Property) to the level required pursuant to Section 13.6(a)(vii), then the Borrower shall pay to Lender the amounts necessary to satisfy the requirements of Sections 13.6(a)(vi) and (vii). Without limitation of the foregoing, in the event that Lender releases the Brighton Ski Resort pursuant to Section 2 of that certain Subordination, Non-Disturbance, Attornment and Estoppel Agreement of even date herewith by and among Lender, Third Party Operator, and Brighton, Borrower covenants and agrees to satisfy and perform the requirements of this Section 13.6.

Section 13.7. Substitution of Collateral.

(a) Upon prior written notice to Lender, Borrower shall be entitled to obtain a release of a Mortgage on an Individual Property (an “Exiting Property”) upon substituting therefore (a “Substitution”) another property (the “Substitute Property”) satisfactory to Lender (in its discretion) upon satisfaction (as determined by Lender in its discretion) of all of the following terms and conditions:

(i) at the time of Borrower’s request for a Substitution and at the time of the proposed Substitution, there shall exist no Event of Default, and there shall exist no condition or state of facts, which with the passage of time or the giving of notice, or both, would constitute a default under the Loan Documents;

(ii) no Event of Default shall have occurred at any time from the Closing Date to the date of consummation of the proposed Substitution;

(iii) a Substitution shall involve only one (1) Individual Property;

(iv) the Substitution shall be in conjunction with the sale of the Exiting Property to a third party unrelated to the Borrower, and Lender shall not be obligated to consummate the Substitution in the event the proposed sale of the Exiting Property shall not actually be consummated;

(v) upon Borrower’s written request for a Substitution, Borrower shall deliver to Lender a copy of the then current draft of the sale agreement pertaining to the sale of the Exiting Property, and as soon as available after Borrower’s written request for a Substitution, Borrower shall deliver to Lender a copy of the fully executed sale agreement (along with a marked copy of such fully executed sale agreement indicating all changes made after the draft of the sale agreement previously delivered to Lender), but in no event shall the delivery of such fully executed sale agreement and such marked sale agreement be later than two (2) Business Days after Borrower’s execution of such sale agreement, and in all events such delivery shall be made at least thirty (30) days prior to the end of Lender’s period (as specified below) for processing such Substitution;

(vi) any written request by Borrower to Lender for a Substitution may be made no sooner than the later of (i) nine (9) months after the Closing Date or (ii) six (6) months after the completion of the most recent Property Release or Substitution, and any such written request must be received no later than twelve (12) months prior to the Maturity Date;

(vii) the proposed Substitute Property shall constitute the fee simple estate or long term ground lease to such property, and no joint venture or partnership interests shall be permitted;

(viii) the ownership entity and structure of the Substitute Property shall be identical to the ownership entity and structure of the Exiting Property;

(ix) if requested by Lender, Lender shall receive a pledge of Equity Interests in the ownership entities of the Substitute Property, such Equity Interests to be pledged shall be determined by Lender, in Lender’s sole discretion. Such pledge of Equity Interests shall be documented on the form of pledge agreement delivered to Lender on the Closing Date, as may be modified in Lender’s sole and absolute discretion;

(x) at the time of the Substitution, the Substitute Property shall not be less than one-hundred percent (100%) occupied by third-party tenants in occupancy and paying rent, and free rent or other rental concessions shall have been extinguished except as may otherwise be approved in writing by Lender;

(xi) the credit of the tenants (or if a lease is guaranteed, the credit of the guarantor so long as such lease is guaranteed pursuant to a guaranty satisfactory to Lender) occupying the Substitute Property and the lease rollover schedule for such tenants shall be satisfactory to Lender;

(xii) Lender shall have received a physical condition report (conforming with Lender’s then current underwriting standards) of the Substitute Property from an engineer or architect chosen by Lender, which report shall be satisfactory in all respects to Lender. In addition, Lender shall have received an environmental report (conforming with Lender’s then current underwriting standards) of the Substitute Property from an environmental consulting firm chosen by Lender, which environmental report shall be satisfactory in all respects to Lender. The cost of preparation of all such reports and all necessary inspections shall be paid by Borrower;

(xiii) the Substitute Property (including, without limitation, the location, the demographics of the market area, appearance, configuration, quality and age of the Substitute Property) shall be satisfactory to Lender;

(xiv) the value and NOI of the Substitute Property shall equal or exceed the then-market value and NOI of the Exiting Property, all as determined by Lender;

(xv) all conditions that Borrower was obligated to meet and satisfy under the terms of the Loan Application in connection with the closing of the Loan, or, if required by Lender, Lender’s then current closing and underwriting requirements, shall be satisfied regarding the Substitute Property, including without limitation, that (i) all Loan Documents shall be satisfactory to Lender, (ii) Lender receives satisfactory legal opinions from Borrower’s counsel, (iii) title to the Substitute Property shall be satisfactory in all respects to Lender (including, without limitation, evidence that Lender shall have a first and exclusive lien on the fee simple interest in the Substitute Property), (iv) Lender shall receive a satisfactory survey and title insurance policy, (v) Lender receives satisfactory evidence that the Substitute Property complies with all applicable governmental requirements, (vi) Borrower’s current financial condition shall be satisfactory, and (vii) if applicable, Borrower shall deliver such tri-party agreements requested by Lender in connection with any USFS permits;

(xvi) at the same time Borrower delivers its written notice to Lender requesting a Substitution, Borrower shall pay to Lender a non-refundable administrative fee of $50,000 (the “Substitution Administrative Fee”), and the Substitution Administrative Fee shall be deemed earned by Lender upon Lender’s receipt of such fee. At the closing of the

Substitution, Borrower shall pay to Lender a non-refundable fee of 0.5% of the Allocated Loan Amount for the Exiting Property, but Lender shall credit against such 0.5% fee (which fee shall not be less than zero) the Substitution Administrative Fee Borrower previously paid to Lender. Neither the Substitution Administrative Fee nor the 0.5% fee shall be applied to the Allocated Loan Amount or the outstanding principal balance due under the Loan;

(xvii) whether or not the Substitution actually closes, Borrower shall pay all costs and expenses associated with the Substitution, including but not limited to, title insurance and survey fees and expenses, recording charges and taxes, documentary stamp taxes, intangible taxes, attorneys’ fees (including attorneys’ fees and expenses for Lender’s staff attorneys and outside counsel), fees of Lender’s architect and/or engineer, and fees related to any environmental report;

(xviii) Lender shall have determined after giving effect to the proposed Substitution (excluding the Exiting Property, but including the Substitute Property), the Loan to Value Ratio for the Property shall not exceed fifty percent (50%), and Lender shall have determined that after giving effect to the proposed Substitution (excluding the Exiting Property, but including the Substitute Property), the Debt Service Coverage Ratio for the Property shall be at least 2.00 to 1.00, or in Lender’s good faith discretion, as low as 1.80 to 1.00 depending on the quality, size, operating history, industry reputation, purchase price and/or other factors which Lender may take into account at that time;

(xix) Lender shall have determined, that following the Substitution, the Allocated Loan Amounts of all Individual Properties that comprised part of the Property on the Closing Date and that would remain as part of the Property, shall be greater than 70% of the total original principal amount of the Loan;

(xx) Lender’s decision to accept or reject any proposed Substitute Property shall be in Lender’s discretion, it being understood that, without limiting the foregoing, under no circumstances shall the Substitute Property qualify for a Substitution unless the value of the Substitute Property is, in Lender’s judgment, equal to or greater than one hundred percent (100%) of the value of the Property, as determined by Lender, and is at least equal to the Property in each of the following respects: (a) stability of cash flow, taking into consideration weighted average lease maturities; (b) tenant credit and quality and diversification; (c) building quality and diversification; and (d) location quality and diversification. Borrower acknowledges that Lender may reject a property proposed as a Substitute Property for any reason or without giving a reason, and Borrower assumes such risk notwithstanding that it may spend substantial resources preparing the reports and other information required by Lender with respect to the Substitute Property;

(xxi) Lender determines in its discretion that the Substitution would not result in a violation of the ERISA provisions contained in Lender’s then current underwriting guidelines, and Borrower delivers such certifications and other documents as Lender may request in connection therewith; and

(xxii) Lender is satisfied, and Borrower shall deliver such assurances as may be reasonably requested by Lender (including a reaffirmation certification or other agreement) that any guaranty, indemnity or similar instrument delivered to Lender in connection with the Loan remains in full force and effect, notwithstanding and taking into consideration the Substitution.

(b) Lender shall have at least sixty (60) days in which to process any request to effect a Substitution after receipt of (1) all materials and information necessary to evaluate such request and (2) the Substitution Administrative Fee.

(c) The Substitute Property shall have the same unpaid principal balance allocated to such Substitute Property as the then existing unpaid principal balance allocated to the Exiting Property at the time of the closing of the Substitution.

(d) Notwithstanding anything to the contrary in this Agreement or in any Loan Documents, the Individual Property identified as “Northstar at Tahoe” on Schedule 2 shall never be substituted for and shall remain a part of the Property during the entire term of the Loan, unless Borrower substitutes a property that is acceptable to Lender in Lender’s discretion;

(e) Notwithstanding anything to the contrary in this Agreement or in any Loan Document, Borrower shall only have the right to a combined cumulative total (during the entire term of the Loan) of two (2) Substitutions and Property Releases.

(f) For each Substitution, the Exiting Property shall include (i) all “Property” as defined in the applicable Mortgage encumbering the Individual Property to be Substituted and (ii) all “Equity Collateral” as defined in the Pledge Agreement encumbering the Individual Pledgor Equity Collateral and the Individual Borrower Equity Collateral relating to the Individual Property to be released, as determined by Lender.

(g) Notwithstanding anything to the contrary in this Agreement or in any Loan Document, this Section 13.7 shall be personal to the original Borrower under the Loan, and no transferee shall have any rights under this Section 13.7.

Section 13.8. Ground Leases.

(a) Each of Borrower and Pledgor hereby covenants, represents and warrants to Lender with respect to each Ground Lease as follows:

(i) There is and has been no default in the performance of the Ground Lease by Borrower or landlord under the Ground Lease, nor has any event occurred or condition arisen to the best knowledge of Borrower and Pledgor which, with the passage of time, or the giving of notice, or both, would constitute a default under or a breach of the Ground Lease by the Borrower or landlord under the Ground Lease. Borrower is in quiet possession of the property demised under the Ground Lease (provided however, Lender acknowledges that, as of the Closing Date, Borrower does not maintain actual possession of the property demised under the Ground Lease and that actual possession is maintained by the Third Party Operator pursuant to the TPO Lease).

(ii) All rents, additional rents, percentage rents and all other charges due and payable under the Ground Lease have been fully paid to the extent same were payable prior to the date hereof.

(iii) Except as otherwise previously disclosed in writing by Borrower or Pledgor to Lender, the Ground Lease covers one hundred percent (100%) of the leasehold interest in and to the real property demised thereby, and Borrower is the owner of the entire tenant’s interest in, to and under the Ground Lease and has the right and authority under such Ground Lease to execute the Loan Documents and to encumber Borrower’s interest therein.

(iv) Borrower shall, at its sole cost and expense, promptly and timely perform and observe all the terms, covenants and conditions required to be performed and observed by Borrower as tenant under the Ground Lease (including, but not limited to, the payment of all rent, additional rent, percentage rent and other charges required to be paid under the Ground Lease).

(v) If Borrower shall violate any of the covenants specified in (iv) above, Borrower grants to Lender the right (but not the obligation), without notice to Borrower or Pledgor, to take any action as may be necessary to prevent or cure any default of Borrower under the Ground Lease, if necessary to protect Lender’s interest hereunder, and Lender shall have the right to enter all or any portion of the Property at such times and in such manner as Lender deems necessary, in order to prevent or to cure any such default.

(vi) The curing by Lender of any default by Borrower under the Ground Lease shall not remove or waive, as between Borrower or Pledgor and Lender, the default that occurred hereunder by virtue of the default by Borrower under the Ground Lease. All sums expended by Lender in order to cure any such default shall be paid by Borrower to Lender, upon demand, with interest thereon at the Default Rate unless prohibited by applicable law. All such amounts shall be added to the Indebtedness. No action or payment taken or made by Lender to prevent or cure a default by Borrower under the Ground Lease shall waive or cure the corresponding default by Borrower or Pledgor under the Loan Documents.

(vii) Borrower or Pledgor shall notify Lender promptly in writing of (a) the occurrence of any material default by the landlord under the Ground Lease or the occurrence of any event which, with the passage of time or service of notice, or both, would constitute a material default by the landlord under the Ground Lease, and/or (b) of the receipt by Borrower or Pledgor of any notice (written or otherwise) from the landlord under the Ground Lease noting or claiming the occurrence of any default by Borrower under the Ground Lease or the occurrence of any event which, with the passage of time or service of notice, or both, would constitute a default by Borrower under the Ground Lease.

(viii) Promptly upon demand by Lender from time to time, Borrower or Pledgor shall use reasonable efforts (other than payment to the landlord under the Ground Lease) to obtain from the landlord under the Ground Lease and furnish to Lender the estoppel certificate of the landlord under the Ground Lease stating the date through which rent has been paid and whether or not there are any defaults under the Ground Lease and specifying the nature of such claimed defaults, if any.

(ix) Borrower or Pledgor shall promptly notify Lender, in writing, of any request made by either party to the Ground Lease for arbitration or appraisal proceedings pursuant to the Ground Lease, and of the institution of any arbitration or appraisal proceedings, as well as of all proceedings thereunder, and shall promptly deliver to Lender a copy of the determination of the arbitrators or appraisers in each such arbitration or appraisal proceeding. Lender shall have the right (but not the obligation), following the delivery of written notice of Borrower or Pledgor, to participate in the appointment of any arbitrator or appraiser to be appointed by Borrower and to participate in such arbitration or appraisal proceedings in association with Borrower or on its own behalf as an interested party. Borrower or Pledgor shall promptly notify Lender, in writing, of the institution of any legal proceedings involving obligations under the Ground Lease. Lender may intervene in any such legal proceedings and be made a party to them. Borrower or Pledgor shall promptly provide Lender with a copy of any decisions rendered in connection with such proceedings.

(x) Borrower shall promptly execute, acknowledge and deliver to Lender such instruments as may be reasonably required to permit Lender to cure any default under the Ground Lease or permit Lender to take such other action as may be necessary to cure or remedy the matter in default and preserve the security interest of Lender under the Loan Documents. Borrower hereby irrevocably appoints Lender as its true and lawful attorney-in-fact to do, in its name or otherwise, any and all acts and to execute any and all documents which are necessary to preserve any rights of Borrower under or with respect to the Ground Lease, including, without limitation, the right to effectuate any extension or renewal of the Ground Lease, or to preserve any rights of Borrower whatsoever in respect of any part of the Ground Lease (and the above powers granted to Lender are coupled with an interest and shall be irrevocable).

(xi) Borrower shall not, without Lender’s prior written consent, surrender, terminate, forfeit, or suffer or permit, by acquiescence or otherwise, the surrender, termination or forfeiture of, or change, modify or amend, the Ground Lease. Consent to one amendment, change, agreement or modification shall not be deemed to be a waiver of the right to require consent to other, future or successive amendments, changes, agreements or modifications.

(xii) Any acquisition of the landlord’s interest in the Ground Lease by Borrower or any affiliate of Borrower shall be accomplished by Borrower in such a manner as will avoid a merger of the interests of the landlord and tenant under the Ground Lease. In the event both the landlord’s and tenant’s estate under the Ground Lease or any portion thereof shall at any time become vested in one owner, the Mortgage and the lien created thereby shall not be destroyed or terminated by application of the doctrine of merger unless Lender so elects as evidenced by recording a written declaration so stating and, unless and until Lender so elects, Lender shall continue to have and enjoy all of the rights and privileges of lender and mortgagee as to the separate estates. In addition, upon the foreclosure of the lien created by the Mortgage, any leases or subleases then existing and affecting all or any portion of the Property shall not be destroyed or terminated by application of the law of merger or as a matter of law or as a result of such foreclosure unless Lender or any purchaser at such foreclosure shall so elect. No act by or on behalf of Lender or any such purchaser shall constitute a termination of any lease or sublease unless Lender or such purchaser shall give written notice thereof to such tenant or subtenant. If Borrower shall acquire fee title to the real property subject to the Ground Lease, the Mortgage shall automatically be a lien on the fee title.

(xiii) Notwithstanding anything to the contrary herein contained with respect to the Ground Lease:

(1) The Lien created by the Loan Documents attaches to all of Borrower’s rights and remedies at any time arising under or pursuant to subsection 365(h) of the Bankruptcy Code, including, without limitation, all of Borrower’s rights to remain in possession of the Property.

(2) Borrower shall not, without Lender’s written consent, elect to treat the Ground Lease as terminated under subsection 365(h)(1) of the Bankruptcy Code. Any such election made without Lender’s prior written consent shall be void.

(3) Borrower shall object promptly and as and when required under the Bankruptcy Code in order to prevent a sale of all or a portion of the real property underlying the Property free and clear of the Ground Lease under subsection 363(f) of the Bankruptcy Code. Lender shall have the right to act on Borrower’s behalf in connection with any such attempted sale.

(4) Borrower shall affirmatively assert and pursue its right to adequate protection under subsection 363(e) of the Bankruptcy Code in the event of any sale of all or a portion of the real property underlying the Property under subsection 363(f) of the Bankruptcy Code. Lender shall have the right to act on Borrower’s behalf in connection with the assertion of any such rights of adequate protection.

(5) As security for the Indebtedness, Borrower hereby unconditionally assigns, transfers and sets over to Lender all of Borrower’s claims and rights to the payment of damages arising under any claim or cause of action under the Bankruptcy Code. Lender and Borrower shall proceed jointly or in the name of Borrower in respect of any claim, suit, action or proceeding relating to the rejection or other termination of the Ground Lease, including, without limitation, the right to file and prosecute any proofs of claim, complaints, motions, applications, notices and other documents in any case in respect of such landlord under the Bankruptcy Code. Lender shall have the right to file all pleadings, claims, notices, proofs, objections, acceptances, and rejections on behalf of Borrower and Borrower shall not take any action in contravention of any such filings or contest any of Lender’s actions or filings in connection with any and all claims relating to a filing by the lessor under the Ground Lease under the Bankruptcy Code. Without limiting the foregoing, Borrower hereby authorizes Lender, and assigns Borrower’s rights, to vote or consent in any proceedings concerning the Ground Lease under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the Indebtedness secured by the Loan Documents shall have been satisfied and discharged in full. Any amounts received by Lender or Borrower as damages arising under the Bankruptcy Code as aforesaid shall be applied first to all costs and expenses of Lender (including, without limitation, attorneys’ fees and costs) incurred in connection with the exercise of any of its rights or remedies under this Section 13.8 and then in accordance with the other applicable provisions of the Mortgage.

(6) If, pursuant to subsection 365(h)(2) of the Bankruptcy Code, Borrower seeks to offset, against the rent reserved in the Ground Lease, the amount of any damages caused by the nonperformance by the landlord thereunder of any of such landlord’s obligations under the Ground Lease after the rejection by the landlord under the Ground Lease under the Bankruptcy Code, Borrower shall, prior to effecting such offset, notify Lender in writing of its intent so to do, setting forth the amounts proposed to be so offset, and, in the event Lender objects, Borrower shall not effect any offset of the amounts so objected to by Lender.

(7) If any action, proceeding, motion or notice shall be commenced or filed in respect of any landlord under the Ground Lease or the real property demised by the Ground Lease or any portion thereof in connection with any case under the Bankruptcy Code, Lender and Borrower shall cooperatively conduct and control any such litigation with counsel agreed upon between Borrower and Lender in connection therewith. Borrower shall, upon demand, pay to Lender all costs and expenses (including reasonable attorneys’ fees and costs) paid or incurred by Lender in connection with the cooperative prosecution or conduct of any such proceedings. All such costs and expenses shall be secured by the Lien created by the Loan Documents.

(8) Borrower shall promptly, after obtaining knowledge thereof, notify Lender orally of any filing by or against the landlord under the Ground Lease of a petition under the Bankruptcy Code. Borrower shall thereafter promptly give written notice of such filing to Lender, setting forth any information available to Borrower, including, without limitation, the date of such filing, the court in which such petition was filed, and the relief sought therein. Borrower shall promptly deliver to Lender, following its receipt thereof, any and all notices, summonses, pleadings, applications and other documents received by Borrower in connection with any such petition and any proceedings relating thereto.

(xiv) To the extent permitted by law, the price payable by Borrower or any other party in the exercise of the right of redemption, if any, from any sale under or decree of foreclosure of the Mortgage shall include all rents and other amounts paid and other sums advanced by Lender on behalf of Borrower as the tenant under the Ground Lease.

(xv) Borrower hereby grants and assigns to Lender a security interest in all prepaid rent and security deposits and all other security that the landlord under the Ground Lease may hold now or later for the performance of Borrower’s obligations as the tenant under the Ground Lease.

(xvi) Borrower shall not, without Lender’s written consent, fail to exercise any option or right to renew or extend the term of the Ground Lease at least six (6) months prior to the date of termination of any such option or right, shall give immediate written notice thereof to Lender, and shall execute, acknowledge, deliver and record any document requested by Lender to evidence the Lien created by the Loan Documents on such extended or renewed lease term; provided, however, that Borrower shall not be required to exercise any particular such option or right to renew or extend to the extent Borrower shall have received the prior written consent of Lender (which consent may be withheld by Lender in its discretion) allowing Borrower to forego exercising such option or right to renew or extend. If Borrower shall fail to exercise any such option or right as aforesaid, Lender may exercise the option or right as Borrower’s agent and attorney-in-fact pursuant to subsection (x) above, or in Lender’s own name or in the name of and on behalf of a nominee of Lender, as Lender may determine in the exercise of its discretion.

(xvii) Borrower shall notify Lender in writing prior to exercising any option or right to acquire fee title to the real property subject to the Ground Lease. In the event such right is exercisable by Borrower, Borrower shall give immediate written notice thereof to Lender. Upon Borrower’s exercise of such right, Borrower shall (a) execute an amendment to the Mortgage in recordable form and such other Loan Documents as Lender may require, which amendments shall spread the lien of the Mortgage to encumber the real property acquired pursuant to Borrower’s exercise of such option or right, (ii) deliver to Lender such title insurance endorsements as Lender may reasonably require, reflecting the addition of the real property to the Property, and (iii) pay all costs and expenses associated with the foregoing.

(xviii) All subleases entered into by Borrower (and all existing subleases modified or amended by Borrower) shall provide that such subleases are subordinate to the Lien created by the Loan Documents and any extensions, replacements and modifications of the Loan Documents and the Indebtedness and that if Lender forecloses under the Mortgage or enters into a new lease with any landlord under the Ground Lease, then the sublessee shall attorn to Lender or its assignee and the sublease will remain in full force and effect in accordance with its terms notwithstanding the termination of the Ground Lease.

(xix) The Ground Lease has not been amended, modified, extended, renewed, substituted or assigned and Borrower has delivered to Lender true, accurate and complete copies thereof. Upon the request of Lender, Borrower shall deposit with Lender the original fully executed Ground Lease (or a certified copy if original is no longer available), as further security to the Lender, until all of the Indebtedness is fully paid and performed. Borrower hereby represents that the Ground Lease or a legally valid memorandum thereof has been properly filed or recorded in the city, town, county or parish records (as appropriate) in which the real property covered thereby is located and that the filing and recording data for the same shall be accurately set forth in the Mortgage.

(xx) Borrower shall not waive, excuse, condone or in any way release or discharge the landlord under the Ground Lease from such landlord’s obligations and/or covenants under the Ground Lease, or any other conditions under the Ground Lease, without the prior written consent of Lender.

(xxi) The generality of the provisions of this Section relating to the Ground Lease shall not be limited by other provisions of the Loan Documents setting forth particular obligations of Borrower which are also required of Borrower with respect to the Ground Lease or the real property which is the subject thereof.

(xxii) Each of Lender’s rights contained in this Section 13.8 shall be without limitation of any other rights granted to Lender pursuant to the provisions of the Loan Documents.

Section 13.9. Forest Service Permits.

(a) Each of Borrower and Pledgor hereby covenants, represents and warrants to Lender with respect to each Forest Service Permit as follows:

(i) Borrower has obtained (in its own name) all permits issued by the USFS necessary to use, operate and manage the Property (including the Forest Service Land), and all the Forest Service Permits are in full force and effect. There exists no permit issued by the USFS in the name of the Borrower or Pledgor other than those set forth on Schedule 5 attached hereto. There is and has been no default in the performance of the Forest Service Permit by Borrower or the USFS, nor has any event occurred or condition arisen to the best knowledge of Borrower and Pledgor which, with the passage of time, or the giving of notice, or both, would constitute a default under or a breach of the Forest Service Permit by the Borrower or USFS.

(ii) All rents, additional rents, percentage rents and all other charges due and payable under the Forest Service Permit have been fully paid to the extent same were payable prior to the date hereof.

(iii) Borrower is the sole holder of the entire interest in, to and under the Forest Service Permit. No Person, other than Borrower, the Third Party Operators and parties set forth on the rent roll attached hereto as Exhibit E (subject to the terms and conditions of their respective leases) have any rights to use and/or operate the real property described in the legal description and map attached to the Forest Service Permits.

(iv) Borrower shall, at its sole cost and expense, promptly and timely perform and observe all the terms, covenants and conditions required to be performed and observed by Borrower as under the Forest Service Permit (including, but not limited to, the payment of all rent, additional rent, percentage rent and other charges required to be paid under the Forest Service Permit).

(v) If Borrower shall violate any of the covenants specified in (iv) above, Borrower grants to Lender the right (but not the obligation), without notice to Borrower or Pledgor, to take any action as may be necessary to prevent or cure any default of Borrower under the Forest Service Permit, if necessary to protect Lender’s interest hereunder, and Lender shall have the right to enter all or any portion of the Property at such times and in such manner as Lender deems necessary, in order to prevent or to cure any such default.

(vi) The curing by Lender of any default by Borrower under the Forest Service Permit shall not remove or waive, as between Borrower or Pledgor and Lender, the default that occurred hereunder by virtue of the default by Borrower under the Forest Service Permit. All sums expended by Lender in order to cure any such default shall be paid by Borrower to Lender, upon demand, with interest thereon at the Default Rate unless prohibited by applicable law. All such amounts shall be added to the Indebtedness. No action or payment taken or made by Lender to prevent or cure a default by Borrower under the Forest Service Permit shall waive or cure the corresponding default by Borrower or Pledgor under the Loan Documents.

(vii) Borrower or Pledgor shall notify Lender promptly in writing of (a) the occurrence of any material default by the USFS or the occurrence of any event which, with the passage of time or service of notice, or both, would constitute a material default by the USFS, and/or (b) of the receipt by Borrower or Pledgor of any notice (written or otherwise) from the USFS noting or claiming the occurrence of any default by Borrower under the Forest Service Permit or the occurrence of any event which, with the passage of time or service of notice, or both, would constitute a default by Borrower under the Forest Service Permit.

(viii) Promptly upon demand by Lender from time to time, Borrower or Pledgor shall use reasonable efforts (other than payment to the USFS) to obtain from the USFS and furnish to Lender the estoppel certificate of the USFS stating the date through which rent has been paid and whether or not there are any defaults under the Forest Service Permit and specifying the nature of such claimed defaults, if any.

(ix) Borrower shall promptly execute, acknowledge and deliver to Lender such instruments as may be reasonably required to permit Lender to cure any default under the Forest Service Permit or permit Lender to take such other action as may be necessary to cure or remedy the matter in default and preserve the security interest of Lender under the Loan Documents. Borrower hereby irrevocably appoints Lender as its true and lawful attorney-in-fact to do, in its name or otherwise, any and all acts and to execute any and all documents which are necessary to preserve any rights of Borrower under or with respect to the Forest Service Permit, including, without limitation, the right to effectuate any extension or renewal of the Forest Service Permit, or to preserve any rights of Borrower whatsoever in respect of any part of the Forest Service Permit (and the above powers granted to Lender are coupled with an interest and shall be irrevocable).

(x) Borrower shall not, without Lender’s prior written consent, surrender, terminate, forfeit, or suffer or permit, by acquiescence or otherwise, the surrender, termination or forfeiture of, or change, modify or amend, the Forest Service Permit. Consent to one amendment, change, agreement or modification shall not be deemed to be a waiver of the right to require consent to other, future or successive amendments, changes, agreements or modifications.

(xi) Notwithstanding anything to the contrary herein contained with respect to the Forest Service Permits:

(1) If and to the extent allowed under the terms of the Forest Service Permit, the Lien created by the Loan Documents will attach to all of Borrower’s rights and remedies at any time arising under or pursuant to subsection 365(h) of the Bankruptcy Code, including, without limitation, all of Borrower’s rights to remain in possession of the Property.

(2) Borrower shall not, without Lender’s written consent, elect to treat the Forest Service Permit as terminated under subsection 365(h)(1) of the Bankruptcy Code. Any such election made without Lender’s prior written consent shall be void.

(3) Borrower shall object promptly and as and when required under the Bankruptcy Code in order to prevent a sale of all or a portion of the real property underlying the Property free and clear of the Forest Service Permit under subsection 363(f) of the Bankruptcy Code. Lender shall have the right to act on Borrower’s behalf in connection with any such attempted sale.

(4) Borrower shall affirmatively assert and pursue its right to adequate protection under subsection 363(e) of the Bankruptcy Code in the event of any sale of all or a portion of the real property underlying the Property under subsection 363(f) of the Bankruptcy Code. Lender shall have the right to act on Borrower’s behalf in connection with the assertion of any such rights of adequate protection.

(xii) To the extent permitted by law, the price payable by Borrower or any other party in the exercise of the right of redemption, if any, from any sale under or decree of foreclosure of the Mortgage shall include all rents and other amounts paid and other sums advanced by Lender on behalf of Borrower as holder of the Forest Service Permit.

(xiii) Subject to the rights of the USFS therein, Borrower hereby grants and assigns to Lender a security interest in all prepaid rent and security deposits and all other security that the USFS may hold now or later for the performance of Borrower’s obligations as holder of the Forest Service Permit.

(xiv) Borrower shall not, without Lender’s written consent, exercise any option or right to acquire fee title to the Forest Service Land. In the event such right is exercisable by Borrower, Borrower shall give immediate written notice thereof to Lender. Upon Borrower’s exercise of such right, Borrower shall (a) execute an amendment to the Mortgage in recordable form and such other Loan Documents as Lender may require, which amendments shall spread the lien of the Mortgage to encumber the real property acquired pursuant to Borrower’s exercise of such option or right, (ii) deliver to Lender such title insurance endorsements as Lender may reasonably require, reflecting the addition of the real property to the Property, and (iii) pay all costs and expenses associated with the foregoing.

(xv) All permits and concessions entered into by Borrower (and all existing permits and concessions modified or amended by Borrower) which grant any rights relating to the Forest Service Land shall provide that such permits and concessions are subordinate to the Lien created by the Loan Documents and any extensions, replacements and modifications of the Loan Documents and the Indebtedness and that if Lender forecloses under the Mortgage and enters into a new permit with the USFS, then the permit and concession holders shall attorn to Lender or its assignee and the permit or concession will remain in full force and effect in accordance with its terms notwithstanding the termination of the Forest Service Permit.

(xvi) The Forest Service Permit has not been amended, modified, extended, renewed, substituted or assigned and Borrower has delivered to Lender true, accurate and complete copies thereof.

(xvii) Borrower shall not waive, excuse, condone or in any way release or discharge the USFS from USFS’s obligations and/or covenants under the Forest Service Permit, or any other conditions under the Forest Service Permit, without the prior written consent of Lender.

(xviii) Borrower and Pledgor shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect the Forest Service Permits.

(xix) The generality of the provisions of this Section relating to the Forest Service Permit shall not be limited by other provisions of the Loan Documents setting forth particular obligations of Borrower which are also required of Borrower with respect to the Forest Service Permit or the real property which is the subject thereof.

(xx) Each of Lender’s rights contained in this Section 13.9 shall be without limitation of any other rights granted to Lender pursuant to the provisions of the Loan Documents.

[Signatures on the following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

LENDER:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation

By:	/s/ Elizabeth Munoz
Name:	Elizabeth Munoz
Title:	Vice President

[Signatures continued on following pages]

BORROWER:

CNL INCOME NORTHSTAR, LLC,		CNL INCOME NORTHSTAR TRS CORP.,
a Delaware limited liability company		a Delaware corporation

By:	/s/ Tammie A. Quinlan	By:	/s/ Tammie A. Quinlan
Name:	Tammie A. Quinlan	Name:	Tammie A. Quinlan
Title:	Executive Vice President	Title:	Executive Vice President

Organizational Identification Number: 4212330		Organizational Identification Number: 4226475

CNL INCOME SNOQUALMIE, LLC,		CNL INCOME SNOQUALMIE TRS CORP.,
a Delaware limited liability company		a Delaware corporation

By:	/s/ Tammie A. Quinlan	By:	/s/ Tammie A. Quinlan
Name:	Tammie A. Quinlan	Name:	Tammie A. Quinlan
Title:	Executive Vice President	Title:	Executive Vice President

Organizational Identification Number: 4212331		Organizational Identification Number: 4226479

CNL INCOME SIERRA, LLC,		CNL INCOME SIERRA TRS CORP.,
a Delaware limited liability company		a Delaware corporation

By:	/s/ Tammie A. Quinlan	By:	/s/ Tammie A. Quinlan
Name:	Tammie A. Quinlan	Name:	Tammie A. Quinlan
Title:	Executive Vice President	Title:	Executive Vice President

Organizational Identification Number: 4212332		Organizational Identification Number: 4226480

CNL INCOME LOON MOUNTAIN, LLC,		CNL INCOME LOON MOUNTAIN TRS CORP.,
a Delaware limited liability company		a Delaware corporation

By:	/s/ Tammie A. Quinlan	By:	/s/ Tammie A. Quinlan
Name:	Tammie A. Quinlan	Name:	Tammie A. Quinlan
Title:	Executive Vice President	Title:	Executive Vice President

Organizational Identification Number: 4212333		Organizational Identification Number: 4226486

CNL INCOME BRIGHTON, LLC,		CNL INCOME BRIGHTON TRS CORP.,
a Delaware limited liability company		a Delaware corporation

By:	/s/ Tammie A. Quinlan	By:	/s/ Tammie A. Quinlan
Name:	Tammie A. Quinlan	Name:	Tammie A. Quinlan
Title:	Executive Vice President	Title:	Executive Vice President

Organizational Identification Number: 4229446		Organizational Identification Number: 4229454

PLEDGOR:

CNL INCOME SKI II LLC,
a Delaware limited liability company

By:	/s/ Tammie A. Quinlan
Name:	Tammie A. Quinlan
Title:	Executive Vice President

Organizational Identification Number: 4212329

CNL INCOME SKI III LLC,
a Delaware limited liability company

By:	/s/ Tammie A. Quinlan
Name:	Tammie A. Quinlan
Title:	Executive Vice President

Organizational Identification Number: 4229441

CNL INCOME SKI HOLDING, LLC,
a Delaware limited liability company

By:	/s/ Tammie A. Quinlan
Name:	Tammie A. Quinlan
Title:	Executive Vice President

Organizational Identification Number: 4165187

CNL INCOME NORTHSTAR TRS PARENT, INC.,
a Delaware corporation

By:	/s/ Tammie A. Quinlan
Name:	Tammie A. Quinlan
Title:	Executive Vice President

Organizational Identification Number:

SCHEDULE 1

Loan Documents

(a)	Promissory Note A-1 made by Borrower in favor of Lender in the original principal amount of $78,000,000.00 (“Note A-1”);

(b)	Promissory Note A-2 made by Borrower in favor of Lender in the original principal amount of $33,500,000.00 (the “Note A-2” and together with Note A-1, the “Note”);

(c)	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by Northstar, as trustor, for the benefit of Lender, as beneficiary (the “Northstar Mortgage”);

(d)	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by Sierra, as trustor, for the benefit of Lender, as beneficiary (the “Sierra Mortgage”);

(e)	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by Brighton, as trustor, for the benefit of Lender, as beneficiary (the “Brighton Mortgage”);

(f)	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by Snoqualmie, as trustor, for the benefit of Lender, as beneficiary (the “Snoqualmie Mortgage”);

(g)	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filings by Loon Mountain, as mortgagor, in favor of Lender, as mortgagee (the “Loon Mountain Mortgage” and together with the Northstar Mortgage, the Sierra Mortgage, the Brighton Mortgage, and the Snoqualmie Mortgage, individually and collectively, the “Mortgage”);

(h)	Assignment of Leases and Rents from Northstar to Lender (the “Northstar Assignment of Leases”);

(i)	Assignment of Leases and Rents from Sierra to Lender (the “Sierra Assignment of Leases”);

(j)	Assignment of Leases and Rents from Brighton to Lender ( the “Brighton Assignment of Leases”);

(k)	Assignment of Leases and Rents from Snoqualmie to Lender (the “Snoqualmie Assignment of Leases”);

(l)	Assignment of Leases and Rents from Loon Mountain to Lender (the “Loon Mountain Assignment of Leases” and together with the Northstar Assignment of Leases, the Sierra Assignment of Leases, the Brighton Assignment of Leases, and the Snoqualmie Assignment of Leases, individually and collectively, the “Assignment of Leases”);

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(m)	Guaranty of Recourse Obligations made by Guarantor in favor of Lender (the “Recourse Guaranty”);

(n)	Environmental Indemnity Agreement made by Guarantor in favor of Lender;

(o)	ERISA Indemnity Agreement made by Guarantor in favor of Lender;

(p)	Pledge and Security Agreement made by CNL Sierra in favor of Lender (the “Sierra Pledge”);

(q)	Pledge and Security Agreement made by CNL Brighton in favor of Lender (the “Brighton Pledge”);

(r)	Pledge and Security Agreement made by CNL Snoqualmie in favor of Lender (the “Snoqualmie Pledge”);

(s)	Pledge and Security Agreement made by CNL Loon Mountain in favor of Lender (the “Loon Mountain Pledge” and together with the Sierra Pledge, the Brighton Pledge, and the Snoqualmie Pledge, individually and collectively, the “Borrower Pledge Agreement”);

(t)	Pledge and Security Agreement made by Ski II Pledgor in favor of Lender (the “Ski II Pledge”);

(u)	Pledge and Security Agreement made by Ski III Pledgor in favor of Lender (the “Ski III Pledge”);

(v)	Pledge and Security Agreement made by Ski Holding Pledgor in favor of Lender (the “Ski Holding Pledge”);

(w)	Pledge and Security Agreement made by Northstar Pledgor in favor of Lender (the “Northstar Pledge” and together with the Ski II Pledge, the Ski III Pledge, the Ski Holding Pledge, individually and collectively, the “Pledgor Pledge Agreement” and together with the Borrower Pledge Agreement, individually and collectively, the “Pledge Agreement”);

(x)	Agreement Concerning a Loan for a Holder of a Special Use Permit by and among, USFS, Lender and CNL Sierra (the “Sierra USFS Agreement”);

(y)	Agreement Concerning a Loan for a Holder of a Special Use Permit by and among, USFS, Lender and CNL Brighton (the “Brighton USFS Agreement”);

(z)	Agreement Concerning a Loan for a Holder of a Special Use Permit by and among, USFS, Lender and CNL Snoqualmie (the “Snoqualmie USFS Agreement”);

(aa)	Agreement Concerning a Loan for a Holder of a Special Use Permit by and among, USFS, Lender and CNL Loon Mountain (the “Loon Mountain USFS Agreement” and together with the Sierra USFS Agreement, the Brighton USFS Agreement and the Snoqualmie USFS Agreement, individually and collectively, the “USFS Agreement”);

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(bb)	Closing Certificate and Agreement with respect to organizational documentation made by Borrower, Pledgor and Guarantor to Lender;

(cc)	Collateral Assignment of Deed of Trust by CNL Northstar to Lender (the “Essential Ski Property Deed of Trust Assignment”);

(dd)	Collateral Assignment of Mortgage by CNL Loon Mountain to Lender (the “Centex Mortgage Assignment”);

(ee)	Collateral Assignment, Subordination and Standstill Agreement by CNL Income Partners to Lender (relating to the TRS Notes);

(ff)	Estoppel Certificate executed by TPO Northstar in favor of Lender;

(gg)	Estoppel Certificate executed by TPO Sierra in favor of Lender;

(hh)	Subordination, Non-Disturbance, Attornment and Estoppel Agreement by and among, Lender, CNL Brighton, Brighton TRS and TPO Brighton;

(ii)	Estoppel Certificate executed by TPO Snoqualmie in favor of Lender;

(jj)	Estoppel Certificate executed by TPO Loon Mountain in favor of Lender; and

(kk)	Post Closing Letter by and among, Lender, Borrower and Pledgor (the “Post Closing Letter”).

S1-3

SCHEDULE 2

Individual Properties

INDIVIDUAL BORROWER	INDIVIDUAL PROPERTY	ALLOCATED LOAN AMOUNT	ALLOCATED MONTHLY PAYMENT AMOUNT
Northstar	Northstar at Tahoe	$ 41,500,000	$299,958.46
Sierra	Sierra at Tahoe	$ 20,900,000	$151,063.42
Brighton	Brighton Ski Resort	$ 14,000,000	$101,190.81
Snoqualmie	Summit at Snoqualmie	$ 18,000,000	$130,102.47
Loon Mountain	Loon Mountain Resort	$ 17,100,000	$123,597.34
TOTAL		$111,500,000	$805,912.50

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SCHEDULE 3

Individual Borrower Equity Collateral

INDIVIDUAL BORROWER	INDIVIDUAL BORROWER EQUITY COLLATERAL
CNL Sierra	100% of the direct legal and beneficial ownership interest in Sierra TRS

CNL Brighton	100% of the direct legal and beneficial ownership interest in Brighton TRS

CNL Snoqualmie	100% of the direct legal and beneficial ownership interest in Snoqualmie TRS

CNL Loon Mountain	100% of the direct legal and beneficial ownership interest in Loon Mountain TRS

S3-1

SCHEDULE 4

Individual Pledgor Equity Collateral

INDIVIDUAL PLEDGOR	INDIVIDUAL PLEDGOR EQUITY COLLATERAL
Northstar Pledgor	100% of the direct legal and beneficial ownership interest in Northstar TRS

Ski Holding Pledgor	100% of the direct legal and beneficial ownership interest in Ski II Pledgor
100% of the direct legal and beneficial ownership interest in Ski III Pledgor

Ski II Pledgor	100% of the direct legal and beneficial ownership interest in CNL Northstar
100% of the direct legal and beneficial ownership interest in CNL Sierra
100% of the direct legal and beneficial ownership interest in CNL Snoqualmie
100% of the direct legal and beneficial ownership interest in CNL Loon Mountain

Ski III Pledgor	100% of the direct legal and beneficial ownership interest in CNL Brighton

S4-1

SCHEDULE 5

Forest Service Permits

INDIVIDUAL BORROWER	INDIVIDUAL PROPERTY	FOREST SERVICE PERMIT
Sierra	Sierra at Tahoe	Term Special Use Permit, ID PVL100A, dated January 18, 2007

Brighton	Brighton Ski Resort	Term Special Use Permit, SLC419602, dated January 8, 2007

Snoqualmie	Summit at Snoqualmie	Term Special Use Permit, ID SNO177, dated January 18, 2007
Granger-Thye Act Special Use Permit, ID SNO179, dated January 18, 2007

Loon Mountain	Loon Mountain Resort	Term Special Use Permit, WTM0806, dated January 18, 2007

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SCHEDULE 6

Material Agreements

1. Agreement Regarding Exercise of Rights.

2. Employee Housing Agreement.

3. Northstar Letter Agreement.

4. Property Option Agreement.

5. Essential Ski Property Deed of Trust.

6. Northstar Easement.

7. Centex Operating Agreement.

8. Existing Environmental Indemnity Agreements.

9. Dubois Settlement Agreement.

10. Centex Mortgage.

11. Loon Mountain Pipeline Construction and Maintenance Agreement.

12. Loon Mountain Conceptual Approval Agreement.

13. Loon Mountain Easement Agreement.

14. Trademark License Agreement.

15. Pooling Agreement.

16. Guaranty of Lease Agreement.

17. Northstar Assumption Agreement

18. Northstar Agreement

19. Northstar Settlement Agreement

20. Northstar Closing Letter

S6-1

SCHEDULE 7

Acquisition Documentation

Common Documents: Northstar at Tahoe, Sierra at Tahoe, Summit at Snoqualmie and, Loon Mountain Resort:

(a)	Assignment and Assumption of Intangible Property by and among TPO Northstar, TPO Snoqualmie, TPO Loon Mountain, TPO Sierra, as assignors, and CNL Income Partners, LP dated January 19, 2007.

(b)	Assignment and Assumption of Intellectual Property dated January 19, 2007 (Parties: Trimont Land Company, Ski Lifts, Inc., Loon Mountain Recreation Corporation, Sierra-at-Tahoe, Inc., and CNL Income Partners, LP. Exhibits: None.)

(c)	Capital Improvements Project Side Letter dated January 19, 2007 (Reference to Asset Purchase Agreement w/ following Parties: Booth Creek Resort Properties, LLC, Trimont Land Company, Ski Lifts, Inc., DRE LLC, Loon Mountain Recreation Corporation, Loon Realty Corp., Sierra-at-Tahoe, Inc., CNL Income Partners, LP, The Talon Group and BCRP, Inc.). Schedule A: CNL Contributions for Ongoing capital Expenditures.

(d)	Estoppel Certificate dated January 19, 2007 (Parties: Booth Creek Resort Properties LLC for benefit of CNL Income Northstar LLC, CNL Income Snoqualmie LLC, CNL Income Sierra LLC, CNL Income Loon Mountain LLC. Exhibit A: List of Estoppel Certificates: Plum Creek Timberlands LP for benefit of Ski Lifts, Inc. and CNL Income Snoqualmie LLC. The Mountaineers for benefit of Ski Lifts, Inc. and CNL Income Snoqualmie LLC. Northstar Community Housing Corporation for benefit of CNL Income Northstar LLC. Mikuni Ginko Ltd. for benefit of CNL Income Northstar LLC. The Mountain Club on Loon Unit Owner’s Assoc. for benefit of Loon Mountain Recreation Corp. and CNL Income Loon Mountain LLC. Town of Lincoln for benefit of Loon Mountain Recreation Corp, Loon Realty Corp. and CNL Income Loon Mountain LLC.

(e)	General Electric Capital Corp Letter dated December 12, 2006 (Parties: General Electric Capital Corporation, Trimont Land Company, Loon Mountain Recreation Corporation, Sierra-at-Tahoe Inc., Ski Lifts Inc., Waterville Valley Ski Resort Inc., and Mount Cranmore Ski Resort, Inc., each of which is a subsidiary of Booth Creek Ski Holdings, Inc. Exhibits: None.)

(f)	Guaranty of Lease Agreement dated January 19, 2007 (Parties: BCRP Inc., Booth Creek Resort Properties LLC, Booth Creek Ski Holdings, Inc.). Exhibit A: Schedule of Leases, Lessors, and Tenants: 1) B/t CNL Income Northstar LLC and Trimont Land Company; 2) B/t CNL Income Loon Mountain LLC and Loon Mountain Recreation Corp.; 3) B/t CNL Income Sierra LLC and Sierra-at-Tahoe Inc.; 4) B/t CNL Income Snoqualmie LLC and Ski Lifts Inc.; 5) B/t CNL Northstar TRS Corp. and Trimont Land Company; 6) B/t CNL Loon Mountain TRS Corp. and Sierra-at-Tahoe Inc.; 7) B/t CNL Income Snoqualmie TRS Corp. and Ski Lifts Inc.

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(g)	Guaranty of Reserve Obligations dated January 19, 2007 (Parties: CNL Income Partners, LP. Exhibit A: Schedule of Leases, Landlords and Tenants: 1) B/t CNL Income Northstar LLC and Trimont Land Company; 2) B/t CNL Income Loon Mountain LLC and Loon Mountain Recreation Corp.; 3) B/t CNL Income Sierra LLC and Sierra-at-Tahoe Inc.; 4) B/t CNL Income Snoqualmie LLC and Ski Lifts Inc.; 5) B/t CNL Northstar TRS Corp. and Trimont Land Company; 6) B/t CNL Loon Mountain TRS Corp. and Loon Mountain Recreation Corporation)).

(h)	Letter of Credit dated January 19, 2007 (U.S. Bank) (Parties: CNL Income Northstar LLC and Booth Creek Resort Properties LLC. Exhibits: None.)

(i)	Minimum Additional Rent Side Letter dated January 19, 2007 (Parties: Reference to CNL Income Partners, LP, Booth Creek Resort Properties LLC, Newco BCRP Inc., and Booth Creek Ski Holdings, Inc.). Exhibit A: List of Lease Agreements: 1) B/t CNL Income Northstar LLC (landlord) and Trimont Land Company (tenant); 2) B/t CNL Income Sierra LLC (landlord) and Sierra-at-Tahoe Inc. (tenant); 3) B/t CNL Income Snoqualmie LLC (landlord) and Ski Lifts Inc (tenant); 4) B/t CNL Loon Mountain LLC (landlord) and Loon Mountain Recreation Corp. (tenant).

(j)	Pooling Agreement dated January 19, 2007 (Parties: CNL Income Northstar LLC, CNL Income Sierra LLC, CNL Income Snoqualmie LLC, CNL Income Loon Mountain LLC, and Ski Lifts Inc, Sierra-at-Tahoe Inc., Loon Mountain Recreation Corp., Trimont Land Company, and BCRP Inc., Booth Creek Resort Properties LLC, and Booth Creek Ski Holdings, Inc. Exhibit A: List of Properties; Parties: CNL Income Northstar LLC, Trimont Land Company, CNL Income Sierra LLC, Sierra-at-Tahoe Inc., CNL Income Snoqualmie LLC, Ski Lifts Inc., CNL Income Loon Mountain LLC, Loon Mountain Recreation Corporation. Exhibit B: Leases: 1) B/t CNL Income Northstar LLC and Trimont Land Company; 2) CNL Income Sierra LLC and Sierra-at-Tahoe Inc; 3) CNL Income Snoqualmie LLC and Ski Lifts Inc.; 4) CNL Income Loon Mountain LLC and Loon Mountain Recreation Corporation. Exhibit C: Expenditure Threshold Amount. Schedule 5.A: Aggregate Addition Minimum Rent.)

(k)	Booth Creek Asset Purchase Agreement dated December 1, 2006 (Parties: (i) DRE, L.L.C., Loon Mountain Recreation Corporation, Loon Realty Corp., and Sierra-at-Tahoe, Inc; (ii) Booth Creek Resort Properties LLC; (iii) CNL Income Partners, LP; and (iv) The Talon Group, Orlando Services Division, a division of First American Title Insurance Company.

(l)	Amendment to Booth Creek Asset Purchase Agreement dated January 9, 2007 (Parties: (i) DRE, L.L.C., Loon Mountain Recreation Corporation, Loon Realty Corp., Sierra-at-Tahoe, Inc., and BCRP, Inc.; (ii) Booth Creek Resort Properties LLC; (iii) CNL Income Partners, LP; and (iv) The Talon Group, Orlando Services Division, a division of First American Title Insurance Company.

(m)	Second Amendment to Booth Creek Asset Purchase Agreement dated January 19, 2007 (Parties: (i) DRE, L.L.C., Loon Mountain Recreation Corporation, Loon Realty Corp., Sierra-at-Tahoe, Inc., and BCRP, Inc.; (ii) Booth Creek Resort Properties LLC; (iii) CNL Income Partners, LP, and (iv) The Talon Group, Orlando Services Division, a division of First American Title Insurance Company.

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(n)	Closing Letter dated January 19, 2007 by (i) Booth Creek Resort Properties LLC, a Delaware limited liability company; (ii) Trimont Land Company, a California corporation; (iii) Loon Mountain Recreation Corporation, a New Hampshire corporation; (iv) Sierra-at-Tahoe, Inc., a Delaware corporation; (v) Ski Lifts, Inc., a Washington corporation, to (and agreed to and accepted by) (a) CNL Income Partners; (b) CNL Northstar; (c) CNL Loon Mountain; (d) CNL Snoqualmie; and (e) CNL Sierra.

Northstar at Tahoe:

(a)	Agreement Regarding Exercise of Rights dated January 19, 2007 (Parties: Trimont Land Holdings, Inc., Trimont Land Company, CNL Income Northstar TRS Corp., and CNL Income Northstar, LLC).

(b)	Assignment of Deed of Trust dated January 19, 2007 (Parties: Trimont Land Company to CNL Income Northstar, LLC). Schedule A: Trimont Land Holdings, Inc., Placer Title Company, and Trimont Land Company.

(c)	Beneficial Interest Agreement dated January 19, 2007 (Parties: Trimont Land Company and Porcupine Hill Estates, LLC). Exhibits: Legal Description (Placer County, CA).

(d)	Assignment and Assumption of Net Lease Agreement dated January 19, 2007 (Parties: Trimont Land Company, CNL Income Northstar LLC. Also, Ski Lifts Inc., DRE LLC, Loon Mountain Recreation Corp., Loon Realty Corp., Sierra-at-Tahoe Inc.; Booth Creek Resort Properties LLC, CNL Income Partners LP; The Talon Group). Schedule 1: Lease B/t Trimont Land Holdings, Inc. and Northstar Mountain Properties LLC.

(e)	Assignment and Assumption of Intellectual Property dated January 19, 2007 (Parties: Trimont Land Company, CNL Income Northstar LLC. Also, Ski Lifts Inc., DRE LLC, Loon Mountain Recreation Corp., Loon Realty Corp., Sierra-at-Tahoe Inc.; Booth Creek Resort Properties LLC, CNL Income Partners LP; The Talon Group). Schedule 1: List of registered trademarks.

(f)

Assignment and Assumption of Assumed Contracts dated January 19, 2007 (Parties: Trimont Land Company, CNL Income Northstar LLC. Also, Ski Lifts Inc., DRE LLC, Loon Mountain Recreation Corp., Loon Realty Corp., Sierra-at-Tahoe Inc.; Booth Creek Resort Properties LLC, CNL Income Partners LP; The Talon Group). Schedule 1: Assumed Contracts: Early Possession Agreement b/t Trimont Land Company and Northstar Mountain Property Holdings LLC; Highland Drive Agreement b/t Trimont Land Company and Northstar Mountain Properties LLC; Water Rights Agreement b/t Trimont Land Holdings Inc. and Trimont Land Company and Northstar Community Services District; J-1 Lift Agreement b/t east-West Hotel Co. LLC and Trimont Land Company; Trademark License Agreement b/t Trimont Land Company and Shoe; Trademark License Agreement b/t Trimont Land Company and HH Nor Cal LLC; Trademark License Agreement b/t Trimont Land company and Double Diamond Jewelry LLC; Trademark License Agreement b/t Trimont Land Company and B & T Concessions

S7-3

LLC; Trademark License Agreement b/t Trimont Land company and Christian Denis and Robert Campbell; Trademark License Agreement between Trimont Land Company and Freckles Inc.; Trademark License Agreement b/t Trimont Land Company and earthly Delights Inc.; Trademark License Agreement b/t Trimont Land Company and Andrew Bolam; Trademark License Agreement b/t Trimont Land Company and 2 Dogs & A Cat; Trademark License Agreement b/t Trimont Land Company and Trimont Land Holdings, Inc, sublicense to Northstar Mountain Properties LLC; Agreement b/t Sierra Watch, Mountain Area Preservation Foundation, Northstar Mountain Properties, Trimont Land Holdings and Trimont Land Company; Employee Housing Agreement b/t Trimont Land Company and Northstar Mountain Properties LLC; Memorandum of Understanding b/t Northstar Community Service District and Trimont Land Company; Settlement Agreement bte Ski Trails Condominium Owner’s Assoc and Trimont Land Company.

(g)	Assignment and Assumption of Intangible Property dated January 19, 2007 (Parties: Trimont Land Company, CNL Income Northstar LLC. Also, Ski Lifts Inc., DRE LLC, Loon Mountain Recreation Corp., Loon Realty Corp., Sierra-at-Tahoe Inc.; Booth Creek Resort Properties LLC, CNL Income Partners LP; The Talon Group. Exhibits: None.)

(h)	Assignment and Assumption of Leases dated January 19, 2007 (Parties: Trimont Land Company, CNL Income Northstar LLC. Also, Ski Lifts Inc., DRE LLC, Loon Mountain Recreation Corp., Loon Realty Corp., Sierra-at-Tahoe Inc.; Booth Creek Resort Properties LLC, CNL Income Partners LP; The Talon Group. Schedule 1: Leases: 1) B/t Northstar Community Housing Corp and Trimont Land Company (Building B); 2) B/t Northstar Community Housing Corp and Trimont Land Company (Building C); and 3) B/t Trimont Land Company and Mikuni Ginko Ltd. w/respect to Pizzeria)).

(i)	Bill of Sale (LLC) dated January 19, 2007 (Parties: Trimont Land Company, CNL Income Northstar LLC. Also, Ski Lifts Inc., DRE LLC, Loon Mountain Recreation Corp., Loon Realty Corp., Sierra-at-Tahoe Inc.; Booth Creek Resort Properties LLC, CNL Income Partners LP; The Talon Group. Schedule 1: All assets on the fixed asset registrar.)

(j)	Bill of Sale dated January 19, 2007 (TRS) (Parties: Trimont Land Company, CNL Income Northstar TRS Corp. Also, Ski Lifts Inc., DRE LLC, Loon Mountain Recreation Corp., Loon Realty Corp., Sierra-at-Tahoe Inc.; Booth Creek Resort Properties LLC, CNL Income Partners LP; The Talon Group. Schedule 1: Ski Lift Personal Property.)

(k)	Estoppel Certificate dated January 18, 2007 (Parties: by Doppelmayr CTEC Inc., Trimont Land Company, CNL Income Northstar, LLC and CNL Income Northstar TRS, LLC for the benefit of both CNL parties thereto). Covers: the Chondal Agreement and Surface Lift Agreement, attached as Exhibits A and B and both b/t Trimont Land Company and Doppelmayr CTEC Inc and both guaranteed by Booth Creek Ski Holdings, Inc.

(l)	Estoppel Certificate dated January 18, 2007 (Parties: by Northstar Community Housing Corp. for the benefit of CNL Income Northstar). Covers: Master Leases (attached as Exhibit A b/t Northstar Community Housing Corp. and Trimont Land Company).

S7-4

(m)	Estoppel Certificate dated January 19, 2007 (Parties: by Trimont Land Holdings in favor of CNL Income Northstar). Covers: Lease Agreement (attached as Exhibit A b/t Trimont Land Holdings and Trimont Land Company), Easement Agreement (attached as Exhibit B b/t (Trimont Land Holdings and Trimont Land Company) and Deed of Trust and Security Agreement (not attached).

(n)	Easement Agreement dated January 19, 2007 (Parties: b/t Trimont Land Company and CNL Income Northstar)).

(o)	Environmental Indemnity Agreement dated January 19, 2007 (Parties: Booth Creek Ski Holdings Inc., Booth Creek Resort Properties LLC, Trimont Land Company, CNL Income Northstar LLC, also, Ski Lifts Inc., DRE LLC, Loon Mountain Recreation Corp., Loon Realty Corp., Sierra-at-Tahoe Inc., Booth Creek Resort Properties LLC, CNL Income Partners LP. Exhibit A: Legal Description. Exhibit B: Property Conditions.)

(p)	Grant Deed dated January 18, 2007 (Parties: Trimont Land Company, CNL Income Northstar LLC). Exhibit A: Legal Description. Exhibit B: Northstar APNs. Exhibit C: Northstar Permitted Exceptions.

(q)	Trademark Assignment Agreement dated January 18, 2007 (Parties: Trimont Land Company, CNL Income Northstar LLC).

(r)	Agreement for Purchase and Sale of Real Property re Trimont Land dated September 22, 2000 (Parties: Trimont Land Company and Trimont Land Holdings Inc.). Exhibit A: Legal Description (Placer County, CA). Exhibit B: Intentionally Deleted. Exhibit C: List of Contracts to be Assumed. Exhibit D: Form of Grant Deed. Exhibit E: Personal Property. Exhibit F: Initial Note. Exhibit G: Trademark License Agreement: Trimont Land Company and Trimont Land Holdings Inc. Exhibit H: Net Lease: Trimont Land Holdings Inc, Trimont Land Company. Exhibit I: Easement Agreement: Trimont Land Holdings Inc and Trimont Land Company. Exhibit J: Declaration of Construction Covenants, Conditions and Restrictions: Northstar-at-Tahoe and Timont Land Holdings Inc. Exhibit K: Deed of Trust: Trimont Land Holdings Inc, Placer Title Company, Trimont Land Company. Exhibit L: Subdivision Map. Exhibit M: Addition of Parcel P to Net Lease.

(s)	Early Possession Agreement dated December 17, 2004 (Parties: Trimont Land Company and NMP Holdings LLC and Northstar Mountain Properties LLC). Exhibit: First Amendment to Early Possession Agreement: Trimont Land Company and NMP Holdings LLC).

(t)	Employee Housing Agreement dated September 22, 2000 (Parties: Trimont Land Company and Northstar Mountain Properties LLC). Exhibit A: Legal Description: (Placer County, CA).

(u)	Highland Drive Agreement dated July 25, 2005 (Parties: Trimont Land Company and Northstar Mountain Properties LLC). Exhibits A/B/C: Preliminary Surveys/Easement maps. Exhibit D: Offer of Dedication: Trimont Land Company.

S7-5

(v)	Liquidation Preference Deed of Trust and Security Agreement dated September 22, 2000 (Parties: Northstar Mountain Properties LLC, Placer Title Company, Trimont Land Holdings, Inc.). Exhibits: None.

(w)	Village Core Deed of Trust and Security Agreement dated September 22, 2000 (Parties: Northstar Mountain Properties LLC, Placer Title Company, and Trimont Land Holdings Inc. Exhibits: None.)

(x)	Amended and Restated Declaration dated October 26, 2004 (Parties: Northstar Mountain Properties LLC, Trimont Land Holdings, Inc.). Exhibit A: Legal Description (Placer County). Exhibit B: Legal Description of Borrower Property (Placer County). Exhibit B-2-1: Legal Description of Lot 1 of Released Property. Exhibit B-2-2: Legal Description of Lot 5 Released Property. Exhibit B-2-3: Legal Description of Lot 6 Released Property. Exhibit B-2-4: Legal Description of Lot # of Released Property.

(y)	Agreement by and among Sierra Watch dated March 2, 2005 (Parties: Sierra Watch, Mountain Area Preservation Foundation, Northstar Mountain Properties, Trimont Land Holdings and Timont Land Company. Attachments A-N: Aerial Maps/Prelim. Easement Maps.)

(z)	Gondola Replacement Improvement Agreement dated September 8, 2005 (Parties: Northstar Mountain Properties LLC and Timont Land Company. Exhibit A: Unsurveyed Remainder. Schedule 2.A: Minor Boundary Line Adjustment Map. Schedule 2.B: Building Footprints. Schedule 2.E.1: Gondola Footprint. Schedule 2.E.2: Map Act Opinion by Sproul Trost LLP. Schedule 5.B: Conceptual Plans. Schedule 5.E-1: Certs, Permits, Licenses and Approvals w/ respect to the Gondola and in Effect Prior to the Work Commencement Date. Schedule 10: General Commercial Liability and Excess Liability Insurance Policies.)

(aa)	Intercept Lot Replacement Improvement Agreement dated May 15, 2006 (Parties: Timont Land Company and Northstar Mountain Properties LLC). Exhibit A: Parking Lot. Exhibit B: Elements of Plans for Intercept Lots: Tower 2 Lot of Entry Agreement b/n Timont Land Company and Northstar Mountain Properties LLC.

(bb)	J-1 Lift Agreement dated February 17, 2006 (Parties: East West Hotel Co., LLC and Trimont Land Company). Recitals: Trimont Land Holdings Inc, NMP Holdings LLC, Northstar Mountain Properties LLC. Exhibit A: Gondola Location. Exhibit B: Service Requirements. Exhibit C: Estimated Baseline O&M Costs.

(cc)	Memo of Understanding re Intercept Parking Facility and Miscellaneous Conveyances dated May 15, 2006 (Parties: Northstar Community Services District and Timont Land Company). Exhibits A/B: Aerial Maps. Attachments: First Amendment to Memo of Understanding: Northstar Community Services District and Trimont Land Company.

(dd)	Water Rights and Water Supply Agreement dated March 16, 2005 (Parties: Trimont Land Company, Trimont Land Holdings Inc, Northstar Community Services District). Exhibits: None.

S7-6

(ee)	Letter of Credit dated January 16, 2007 (Parties: CNL Income Northstar LLC and Booth Creek Resort Properties LLC). Exhibits: None.

(ff)	Lease Agreement dated January 20, 2007.

(gg)	Personal Property Lease Agreement dated January 20, 2007.

(hh)	Assumption Agreement dated September 22, 2000 (Parties: Trimont Land Holdings Inc., and Northstar Mountain Properties LLC). Exhibit A: Legal Description. Exhibit B: List of Assigned Documents.

Sierra at Tahoe

(a)	Assignment and Assumption of Intangible Property dated January 19, 2007 (Parties: Sierra-at-Tahoe Inc. and CNL Income Sierra LLC. Also, Trimont Land Company, Ski Lifts Inc., DRE LLC, Loon Mountain Recreation Corp., Loon Realty Corp., Sierra-at-Tahoe Inc.; Booth Creek Resort Properties LLC, CNL Income Partners LP; The Talon Group. Exhibits: None.)

(b)	Assignment and Assumption of Intellectual Property dated January 19, 2007 (Parties: Sierra-at-Tahoe Inc., and CNL Income Sierra LLC. Also, Trimont Land Company, Ski Lifts Inc., DRE LLC, Loon Mountain Recreation Corp., Loon Realty Corp., Sierra-at-Tahoe Inc.; Booth Creek Resort Properties LLC, CNL Income Partners LP; The Talon Group. Schedule 1: Copyrights and Trademarks: Sierra-at-Tahoe Inc.)

(c)	Bill of Sale (LLC) dated January 19, 2007 (Parties: Sierra-at-Tahoe Inc. and CNL Income Sierra LLC. Also, Trimont Land Company, Ski Lifts Inc., DRE LLC, Loon Mountain Recreation Corp., Loon Realty Corp., Sierra-at-Tahoe Inc.; Booth Creek Resort Properties LLC, CNL Income Partners LP; The Talon Group. Schedule 1: Seller Tangible Personal Property.)

(d)	Bill of Sale (TRS) dated January 19, 2007 (Parties: Sierra-at-Tahoe Inc. and CNL Income Sierra LLC. Also, Trimont Land Company, Ski Lifts Inc., DRE LLC, Loon Mountain Recreation Corp., Loon Realty Corp., Sierra-at-Tahoe Inc.; Booth Creek Resort Properties LLC, CNL Income Partners LP; The Talon Group. Schedule 1: Ski Lift Personal Property.)

(e)	Environmental Indemnity dated January 19, 2007 (Parties: Booth Creek Ski Holdings, Inc., Booth Creek Resort Properties LLC, and Sierra-at-Tahoe Inc. and CNL Income Sierra LLC. Also, Trimont Land Company, Ski Lifts Inc., DRE LLC, Loon Mountain Recreation Corp., Loon Realty Corp., Sierra-at-Tahoe Inc.; Booth Creek Resort Properties LLC, CNL Income Partners LP; The Talon Group. Exhibit A: Legal Description. Exhibit B: Property Conditions.)

(f)	Grant Deed dated January 19, 2007 (Parties: Sierra-at-Tahoe Inc, CNL Income Sierra LLC. Exhibit A: Legal Description.)

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(g)	Trademark Assignment dated January 19, 2007 (Parties: Sierra-at-Tahoe Inc. and CNL Income Sierra LLC. Exhibits: None.)

(h)	U.S. Forest Service Approval Letter dated January 18, 2007 (Parties: CNL Income Sierra LLC, CNL Income Partners LP, and CNL Income Properties Inc. Exhibits: None.)

(i)	Lease Agreement dated January 20, 2007.

(j)	Memorandum of Lease dated January 18, 2007

(k)	Personal Property Lease Agreement dated January 20, 2007.

Summit at Snoqualmie

(a)	Bill of Sale (LLC) dated January 19, 2007 (Parties: Ski Lift Inc and CNL Income Snoqualmie LLC. Also, Trimont Land Company, Ski Lifts Inc., DRE LLC, Loon Mountain Recreation Corp., Loon Realty Corp., Sierra-at-Tahoe Inc.; Booth Creek Resort Properties LLC, CNL Income Partners LP; The Talon Group. Schedule 1: Seller Tangible Personal Property.)

(b)	Bill of Sale (TRS) dated January 19, 2007 (Parties: Ski Lift Inc and CNL Income Snoqualmie LLC. Also, Trimont Land Company, Ski Lifts Inc., DRE LLC, Loon Mountain Recreation Corp., Loon Realty Corp., Sierra-at-Tahoe Inc.; Booth Creek Resort Properties LLC, CNL Income Partners LP; The Talon Group. Schedule 1: Ski Lift Personal Property.)

(c)	Revolving Promissory Note dated January 19, 2007 (Parties: CNL Income Snoqualmie TRS Corp. and CNL Income Partners, L.P. Maturity Date: on demand; Amount: $5,000,000.00.)

(d)	Assignment and Assumption of Assumed Contracts dated January 19, 2007 (Parties: Ski Lift Inc and CNL Income Snoqualmie LLC. Also, Trimont Land Company, Ski Lifts Inc., DRE LLC, Loon Mountain Recreation Corp., Loon Realty Corp., Sierra-at-Tahoe Inc.; Booth Creek Resort Properties LLC, CNL Income Partners LP; The Talon Group. Schedule 1: Assumed Contracts: Option and Purchase and Sale Agreement b/t Plum Creek Timberlands LP and Ski Lifts Inc.)

(e)	Assignment and Assumption of Intellectual Property dated January 19, 2007 (Parties: Ski Lift Inc and CNL Income Snoqualmie LLC. Also, Trimont Land Company, Ski Lifts Inc., DRE LLC, Loon Mountain Recreation Corp., Loon Realty Corp., Sierra-at-Tahoe Inc.; Booth Creek Resort Properties LLC, CNL Income Partners LP; The Talon Group. Schedule 1: List of Trademarks: Ski Lifts Inc.)

(f)	Assignment and Assumption of Intangible Property dated January 19, 2007 (Parties: Ski Lift Inc. and CNL Income Snoqualmie LLC. Also, Trimont Land Company, Ski Lifts Inc., DRE LLC, Loon Mountain Recreation Corp., Loon Realty Corp., Sierra-at-Tahoe Inc.; Booth Creek Resort Properties LLC, CNL Income Partners LP; The Talon Group. Exhibits: None.)

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(g)	Assignment and Assumption of Leases dated January 19, 2007 (Parties: Ski Lift Inc and CNL Income Snoqualmie LLC. Also, Trimont Land Company, Ski Lifts Inc., DRE LLC, Loon Mountain Recreation Corp., Loon Realty Corp., Sierra-at-Tahoe Inc.; Booth Creek Resort Properties LLC, CNL Income Partners LP; The Talon Group. Schedule 1: The Leases: 1) B/t Plum Creek Timberlands LP and Ski Lifts Inc.; 2) B/t The Mountaineers and BCSH.)

(h)	Bargain and Sale Deed dated January 19, 2007 (DRE LLC) (Parties: DRE LLC and CNL Income Snoqualmie LLC. Exhibit A: Legal Description (Kittitas County); Exhibit B: Permitted Exceptions; Exhibit C: Assessor’s Tax Parcel Numbers.)

(i)	Bargain and Sale Deed dated January 19, 2007 (King County) (Parties: Ski Lifts Inc. and CNL Income Snoqualmie LLC. Exhibit A: Legal Description (King County); Exhibit B: Permitted Exceptions; Exhibit C: Assessor’s Tax Parcel Numbers.)

(j)	Bargain and Sale Deed dated January 19, 2007 (Kittitas County) (Parties: Ski Lifts Inc. and CNL Income Snoqualmie LLC. Exhibit A: Legal Description (Kittitas County – Ski Lift Property); Exhibit B: Permitted Exceptions; Exhibit C: Assessor’s Tax Parcel Numbers.)

(k)	Consent and Estoppel Certificate dated January 16, 2007 (Plum Creek) (Parties: by Plum Creek Timberlands, LP in favor of CNL Income Snoqualmie, LLC and Ski Lifts, Inc.). Covers: Permit allowing mountain bike and cross-country ski trails on certain land attached as Exhibit A b/t Plum Creek Timberlands, LP and Ski Lifts Inc.)

(l)	Estoppel Certificate (The Mountaineers) dated January 19, 2006 (Parties: by The Mountaineers in favor of CNL Income Snoqualmie, LLC). Covers: Ski Lifts Inc. has assumed all rights and obligations of Booth Creek Ski Holdings Inc. under an agreement that permits snow grooming equipment to pass through lands owned by the Mountaineers attached as Exhibit A b/t The Mountaineers and Booth Creek Ski Holdings.)

(m)	Assignment and Assumption of Option and PSA No. 5 dated January 19, 2006 (Parties: Ski Lifts Inc and Income Snoqualmie LLC; Plum Creek Timberlands LP. Exhibits: None.)

(n)	Assignment and Assumption of Permit No. 890-5 (Parties: Ski Lifts Inc. and CNL Income Snoqualmie LLC, Plum Creek Timberlands LP. Exhibit A: The Permit.)

(o)	Environmental Indemnity Agreement dated January 19, 2007 (Parties: Booth Creek Ski Holdings Inc., Booth Creek Resort Properties LLC, Ski Lifts Inc., and CNL Income Snoqualmie LLC. Also, Trimont Land Company, Ski Lifts Inc., DRE LLC, Loon Mountain Recreation Corp., Loon Realty Corp., Sierra-at-Tahoe Inc., Booth Creek Resort Properties LLC, CNL Income Partners LP; The Talon Group. Exhibit A: Legal Description (King County, Kittitas County – Ski Lift Property, Kittitas County – DRE Property, Exhibit B: Property Conditions.)

(p)	Trademark Assignment Agreement dated January 19, 2007 (Parties: Ski Lifts Inc and CNL Income Snoqualmie LLC. Exhibits: None.)

S7-9

(q)	U.S. Forest Service Approval January 18, 2007 (Parties: CNL Income Snoqualmie LLC, CNL Income Partners LP, CNL Income Properties Inc. Exhibits: None.)

(r)	Lease Agreement dated January 20, 2007.

(s)	Memorandum of Lease dated January 20, 2007.

(t)	Personal Property Lease Agreement dated January 20, 2007.

(u)	Mountaineers and Booth Creek Holdings Inc. 2006-2007 Agreement dated November 27, 2006 (Parties: Booth Creek Ski Holdings, Inc., The Mountaineers. Exhibits: None)

(v)	Assignment and Assumption of Permit dated March 6, 2007 (Parties: Ski Lifts, Inc., CNL Income Snoqualmie LLC, Plum Creek Timberlands, L.P. Exhibit A: The Permit: Plum Creek Timberlands LP and Ski Lifts Inc.)

(w)	Plum Creek – Option Purchase and Sale Agreement 560-5 06 dated May 11, 2006 (Parties: Plum Creek Timberlands LP, Plum Creek Timber Company, LP, Ski Lifts Inc.). Exhibit A: Special Warranty Deed: Plum Creek Timberlands LP and Ski Lifts Inc. (“Ski Lifts Inc.”). Exhibit B: HCP Removal Property. Exhibit C: Forest Service Property.)

Loon Mountain

(a)	Assignment and Assumption Agreement (Loon Mountain) dated January 19, 2007 (Parties: CNL Income Loon Mountain, LLC, Loon Mountain Recreation Corp., and Loon Realty Corp (collectively “Loon”)). Covers: all rights, title and interests that any of the above entities had in Operating Agreement (b/t Centex Homes, Loon Mountain Realty and Loon Mountain Recreation Corp and attached as Exhibit A), Easement Agreement (not attached, see 61 below), Conceptual Approval Agreement assigned to CNL Income Loon Mountain (not attached).

(b)	Assignment and Assumption Agreement (Dubois) dated January 19, 2007 (Parties: CNL Income Loon Mountain, LLC, Loon Mountain Recreation Corp., and Loon Realty Corp. . Covers: all rights, title, interests and obligations that any of the above entities had under the Dubois Settlement Agreement (attached as Exhibit A b/t Dubois, Loon Mountain Realty and Loon Mountain Recreation Corp).

(c)	Consent and Estoppel Certificate—Centex Real Estate (Parties: by Centex Homes in favor of Loon). Covers: Amended and Restated Operating Agreement (attached as Exhibit A b/t Centex Homes; Loon Mountain Realty and Loon Mountain Recreation Corp), Amended and Restated Easement Agreement (attached as Exhibit B b/t Centex Homes; Loon Mountain Realty and Loon Mountain Recreation Corp) and the Option Agreement (Exhibit C b/t Hallisey Loon Mountain Realty and Loon Mountain Recreation Corp.).

S7-10

(d)	Consent and Estoppel Certificate dated December 21, 2006 – Govoni (Parties: by Peter Govoni in favor of Loon Mountain Realty and Loon Mountain Recreation Corp.). Covers: the Ground Lease (not attached)

(e)	Consent to Assignment Agreement – Centex Homes (Parties: by Centex Homes in favor of Loon Mountain Realty and Loon Mountain Recreation Corp.). Covers: consent to the assignment of the interest in the mortgage from Loon Mountain Recreation Corp. to CNL Income Loon Mountain, LLC.

(f)	Estoppel Certificate – Mountain Club dated December 15, 2006 (Parties: by Mountain Club on Loon Unit Owner’s Association in favor of Loon). Covers: lease of a building (attached as Exhibit A b/t Mountain Club on Loon Unit Owner’s Association Loon Mountain Recreation Corporation).

(g)	Estoppel Certificate – Town of Lincoln dated December 14, 2006 (Parties: by Town of Lincoln in favor of Loon). Covers: Permitting and Pipeline Construction and Maintenance Agreement (in connection w/snowmaking attached as Exhibit A b/t Town of Lincoln and Loon Mountain Recreation Corporation).

(h)	Assignment and Assumption of Assumed Contracts dated January 19, 2007 (Parties: Loon Mountain Recreation Corporation and Loon Realty Corp. and CNL Income Loon Mountain LLC. Also Trimont Land Company, Ski Lifts, Inc., DRE LLC, Loon Mountain Recreation Corp, Loon Realty Corp, Sierra-at-Tahoe Inc; Booth Creek Resort Properties LLC; CNL Income Partners LP; the Talon Group and BCRP Inc. Exhibits: None.)

(i)	Assignment and Assumptions of Intangible Property dated January 19, 2007 (Parties: Loon Mountain Recreation Corporation and Loon Realty Corp. and CNL Income Loon Mountain LLC. Also Trimont Land Company, Ski Lifts, Inc., DRE LLC, Loon Mountain Recreation Corp, Loon Realty Corp, Sierra-at-Tahoe Inc; Booth Creek Resort Properties LLC; CNL Income Partners LP; the Talon Group and BCRP Inc. Exhibits: None.)

(j)	Assignment and Assumption of Intellectual Property dated January 19, 2007 (Parties: Loon Mountain Recreation Corporation and Loon Realty Corp. and CNL Income Loon Mountain LLC. Also Trimont Land Company, Ski Lifts, Inc., DRE LLC, Loon Mountain Recreation Corp, Loon Realty Corp, Sierra-at-Tahoe Inc.; Booth Creek Resort Properties LLC; CNL Income Partners LP; the Talon Group and BCRP Inc. Exhibits: None.)

(k)	Assignment and Assumption of Leases dated January 19, 2007 (Parties: Loon Mountain Recreation Corporation and Loon Realty Corp. and CNL Income Loon Mountain LLC. Also Trimont Land Company, Ski Lifts, Inc., DRE LLC, Loon Mountain Recreation Corp, Loon Realty Corp, Sierra-at-Tahoe Inc; Booth Creek Resort Properties LLC; CNL Income Partners LP; the Talon Group and BCRP Inc. Exhibits: None.)

(l)	Assignment of Mortgage dated January 19, 2007 (b/t Loon Mountain Recreation Corp., and CNL Income Loon Mountain)

S7-11

(m)	Bill of Sale (LLC) dated January 19, 2007 (Parties: Loon Mountain Recreation Corporation and Loon Realty Corp and CNL Income Loon Mountain LLC. Also Trimont Land Company, Ski Lifts, Inc., DRE LLC, Loon Mountain Recreation Corp, Loon Realty Corp, Sierra-at-Tahoe Inc.; Booth Creek Resort Properties LLC; CNL Income Partners LP; the Talon Group and BCRP Inc. Exhibits: None.)

(n)	Bill of Sale (TRS) dated January 19, 2007 (Parties: Loon Mountain Recreation Corporation and Loon Realty Corp. and CNL Income Loon Mountain LLC. Also Trimont Land Company, Ski Lifts, Inc., DRE LLC, Loon Mountain Recreation Corp, Loon Realty Corp, Sierra-at-Tahoe Inc.; Booth Creek Resort Properties LLC; CNL Income Partners LP; the Talon Group and BCRP Inc. Exhibits: None. )

(o)	Environmental Indemnity Agreement dated January 19, 2007 (Parties: Booth Creek Ski Holdings Inc., Booth Creek Resort Properties LLC, Loon Mountain Recreation Corp., CNL Loon Mountain LLC. Also, Trimont Land Company, Ski Lifts Inc., DRE LLC, Loon Mountain recreation Corp, Loon Realty Corp., Sierra-at-Tahoe Inc., CNL Income Partners LP, The Talon Group. Exhibit A: Legal Description (Lincoln, NH).

(p)	Trademark Assignment dated January 19, 2007 (Parties: Loon Mountain Recreation Corporation and CNL Income Loon Mountain LLC. Exhibits: None.)

(q)	U.S. Forest Service Approval Letter dated January 18, 2007 (Parties: CNL Income Loon Mountain LLC, CNL Income Partners LP, CNL Income Properties Inc.). Exhibits: None.)

(r)	Warranty Deed dated January 18, 2007 (Parties: Loon Mountain Recreation Corp., Loon Realty Corp., CNL Income Loon Mountain LLC). Exhibit A: Legal Description.)

(s)	Crossing Agreement dated August 2, 2006 (Parties: Loon Mountain Recreation Corporation, Loon Realty Corp. Exhibits: None.)

(t)	Easement Deed (Parties: Loon Mountain Recreation Corporation, Loon Realty Corp.). Exhibits: None.)

(u)	Lease Agreement dated January 20, 2007

(v)	Memorandum of Lease

(w)	Personal Property Lease Agreement dated January 20, 2007.

(x)	Trademark License Agreement dated October 3, 2005.

(y)	Govoni Lease dated March 30, 2000.

S7-12

Brighton Ski Resort

(a)	Assignment of Equipment Lease dated January 9, 2007 (Parties: Brighton Resort LLC and CNL Income Brighton LLC. Schedule 1: Equipment Leases: Lease Agreement b/t Brighton Resort LLC and Wheeler Machinery.)

(b)	Assignment of Trademarks dated January 9, 2007 (Parties: Brighton Resort LLC and CNL Income Brighton LLC. Schedule A: Trademarks.)

(c)	Bill of Sale – Personal Property dated January 9, 2007 (Parties: Brighton Resort LLC and CNL Income Brighton TRS Corp. Also, CNL Income Partners LP as affiliate of Buyer. Exhibit A: Permitted Encumbrances.)

(d)	Bill of Sale – Tangible Property dated January 9, 2007 (Parties: Brighton Resort LLC and CNL Income Brighton LLC. Also, CNL Income Partners LP as affiliate of Buyer). Exhibit A: Tangible Personal Property; Exhibit B: Permitted Encumbrances.)

(e)	Buyback Option Agreement dated January 9, 2007 (Parties: CNL Income Partners LP, CNL Income Brighton LLC, CNL Income Brighton TRS Corp, and Brighton Resort LLC). Exhibit A: Requirements for Calculation of Purchase Price.

(f)	General Conveyance and Assignment dated January 9, 2007 (Parties: Brighton Resort LLC and CNL Income Brighton LLC. Also, CNL Income Partners LP as affiliate of Assignee. Exhibits: None.)

(g)	Real Estate Tax Indemnification Agreement dated January 9, 2007 (Parties: CNL Income Partners LP, CNL Income Brighton LLC, and Brighton Resort LLC. Exhibits: None.)

(h)	Trademark and Domain Name License dated January 9, 2007 (Parties: CNL Brighton LLC and Brighton Resort LLC. Schedule A: Marks; Schedule B: Specifications and Proprietary Notices.)

(i)	Turnover Agreement dated January 9, 2007 (Parties: Brighton Resort LLC and CNL Income Brighton LLC. Also, CNL Income Partners LP as Affiliate of CNL Income Brighton LLC. Exhibits: None.)

(j)	Warranty Deed dated January 8, 2007 (Parties: Brighton Resort LLC and CNL Income Brighton LLC. Exhibit A: Legal Description; Exhibit B: Permitted Exceptions.)

(k)	Brighton Asset Purchase Agreement dated January 9, 2007 (Parties: Brighton Resort, LLC and CNL Income Partners, L.P.)

S7-13

SCHEDULE 4.4

Litigation

On February 9, 2006, Duane Evans, doing business as Aspen Properties, filed a complaint in the Superior Court of California, County of Placer, seeking a declaratory judgment against Trimont Land Company (“TLC”). Mr. Evans, a local realtor that resides at the Northstar resort, seeks a declaration that his use of the service mark, Northstar™, in the domain name www.aspen-northstar.com is allowed under the “fair use doctrine.” TLC filed counterclaims and, by defendant’s motion, the case was removed to the United States District Court for the Eastern District of California – Sacramento Division. TLC intends to vigorously defend its service mark and has filed a Motion for Summary Judgment.

S4.4-1

SCHEDULE 4.6

Compliance

Compliance issues, if any, specifically described in the Environmental Reports or in the following property condition reports:

Property Condition Assessment

Loon Mountain Ski Resort

60 Loon Mountain Road

Lincoln, NH 03251

prepared by Jones, Hill, McFarland & Ellis

10/23/06

Property Condition Assessment

Brighton Ski Resort

12601 Big Cottonwood Canyon

Brighton, UT

prepared by Jones, Hill, McFarland & Ellis

12/4/06

Property Condition Assessment

The Summit at Snoqualmie

P.O Box 1068

Snoqualmie Pass, WA

prepared by Jones, Hill, McFarland & Ellis

9/29/06

Property Condition Assessment

Northstar -at- Tahoe Resort

Highway 267 & Northstar Drive

Tahoe City, CA

prepared by Jones, Hill, McFarland & Ellis

10/4/06

Property Condition Assessment

Sierra -at- Tahoe Resort

1111 Sierra at Tahoe Road

Twin Bridges, CA

prepared by Jones, Hill, McFarland & Ellis

9/26/06

S4.6-1

SCHEDULE 4.13

Separate Tax Lot

1.	The Property set forth in the Brighton Ground Lease.

S4.13-1

SCHEDULE 4.30(b)

Seller Expansion CapEx Projects and Seller Maintenance CapEx Projects

CNL Expansion Capital Contributions

$23,208,838 to be allocated as follows:

NorthStar at Tahoe:

1.	Development of the G3 Pod to include the relocation of the Arrow Express ski lift, the creation of ± 10 acres of new trails and ± 10 acres of snowmaking.

2.	Development of the S Pod to include the relocation of the Comstock Express ski lift and the creation of ± 56 acres of new trails.

3.	Replacement of the Arrow and Comstock ski lifts with a single high speed detachable quad chair lift.

4.	Completion of Additional Snowmaking infrastructure to include primary pump house expansion.

5.	Other miscellaneous 2007 Projects to include continuation of the Overall Mountain Master Plan (OMMP) approval process, completion of Mountain Improvement Packages (MIP) #1 - #4 (additional beginner terrain expansion at the base of Village Run and paving at the mid mountain plaza).

6.	Other miscellaneous 2008 Projects to include finalization of the Overall Mountain Master Plan (OMMP) approval process and widening of the (E12) Woods Trail.

*Budget: $13,728,152

Loon Mountain, New Hampshire

1.	Development of the South Mountain ski infrastructure to include the installation of the new G Lift (Lincoln Express high speed quad) and G1 lift, Stage1 ski trails and associated snowmaking. (Amount is net of the Centex escrow which will be used to fund 50% of the development).

2.	Completion of the remaining Connector Pond snowmaking infrastructure work.

3.	Completion of the Stage 2 ski trails and associated snowmaking.

4.	Completion of the utilities for the South Mountain Improvements and engineering permitting.

5.	Completion of the Beginner Area trails, associated snowmaking and ski lift (fixed triple).

**Budget: $9,480,686

To be completed within four years of the Effective Date.

*Budget amount includes 4.5% reserve contingency

**Budget amount includes 4.5% reserve contingency for Connector Pond only.

S4.30(b)-1

SCHEDULE 4.18

Interests that are not Subordinate to the Loan Documents

1.	Option to Lease and Site Lease Agreement dated October 8, 1990 between Ski Lifts, Inc. and Kittitas Cellular Joint Venture

2.	Option and Site Lease Agreement dated October 9, 1999 between Ski Lifts, Inc. and U S West Wireless, L.L.C.

3.	Communications Site Lease Agreement dated October 11, 2001 between Ski Lifts, Inc. and Cingular Wireless LLC

4.	PCS Site Agreement dated October 4, 1999 between Ski Lifts, Inc. and Sprint Spectrum L.P.

5.	Lease Agreement dated January 17, 2006 between LMRC and Town of Lincoln (unless expired)

6.	Facilities Space Lease dated October 10, 1996 between LMRC and NH #1 Rural Cellular, Inc.

7.	Land Lease Agreement June 21, 2004 between Ski Lifts, Inc. and Cellco Partnership d/b/a Verizon Wireless

8.	Antenna Site License Agreement dated October 5, 1995 between Ski Lifts, Inc. and Page Net

9.	Commercial Lease dated April 22, 2002 between TLC and Sheridan-Williamson

10.	Lease Agreement dated December 26, 2005 between LMRC and Sunri LLC d/b/a Sport Thoma

11.	Photographic Services Agreement between LMRC and Mellonhead Productions — seasonal – expires mid-April

12.	Seasonal License to Use Recreational Area — License Agreement dated July 31, 2000 between LMRC and The Mountain Club on Loon Unit Owners’ Association

13.	Amended and Restated Location License dated September 28, 2006 between TLC and Le Waf USA, Inc. dba Euro Snack

14.	Location License dated September 28, 2006 between TLC and Le Waf USA, Inc. dba Euro Snack

15.	Location License dated January 9, 2006 between TLC and Tahoe Apex Adventures LLC

S4.18-1

SCHEDULE 4.18(d)

Possessory Interest(s) in Property

1. NMP Holdings, Inc. Pursuant to that certain Early Possession Agreement between Trimont Land Company and NMP Holdings, Inc. (“NMPH”), as assigned to Borrower, NMPH has the right to construct and occupy the restaurant commonly referred to as Shaffer’s Camp on the mountain at Northstar.

2. Northstar Mountain Properties, LLC. Pursuant to that certain Highland Drive Agreement between Trimont Land Company and Northstar Mountain Properties, LLC (“NMP”) dated July 25, 2005, as assigned to Borrower, NMP has the right to enter and possess portions of Highland Drive to perform “clear and grub” work and construct Improvements at Northstar (as defined in the Highland Drive Agreement).

3. Rights of third parties to occupy portions of the Property as described in any estoppel or SNDA provided to Lender by Third Party Operator.

4. The TPO Leases.

5. The Leases described on Exhibit E-2.

S4.18(d)-1

SCHEDULE 4.28

Bills of Sale

1. That certain Bill of Sale, by and between Brighton Resort, LLC, as Seller, and CNL Income Brighton TRS Corp., as Buyer, entered into as of January 9th, 2007.

2. That certain Bill of Sale, by and between Brighton Resort, LLC, as Seller, and CNL Income Brighton LLC, as Buyer, entered into as of January 9th, 2007.

3. That certain Warranty Bill of Sale, by and among Ski Lift, Inc., as Asset Seller, and CNL Income Snoqualmie LLC, as Asset Purchaser, entered into as of January 19th, 2007.

4. That certain Warranty Bill of Sale, by and among Ski Lift, Inc., as Asset Seller, and CNL Income Snoqualmie TRS Corp., as Asset Purchaser, entered into as of January 19th, 2007.

5. That certain Warranty Bill of Sale, by and among Sierra-at-Tahoe, Inc., as Asset Seller, and CNL Income Sierra, LLC, as Asset Purchaser, entered into as of January 19th, 2007.

6. That certain Warranty Bill of Sale, by and among Sierra-at-Tahoe, Inc., as Asset Seller, and CNL Income Sierra TRS Corp., as Asset Purchaser, entered into as of January 19th, 2007.

7. That certain Warranty Bill of Sale, by and among Trimont Land Company, as Asset Seller, and CNL Income Northstar,LLC, as Asset Purchaser, entered into as of January 19th, 2007.

8. That certain Warranty Bill of Sale, by and among Trimont Land Company, as Asset Seller, and CNL Income Northstar TRS,Corp., as Asset Purchaser, entered into as of January 19th, 2007.

9. That certain Warranty Bill of Sale, by and among Loon Mountain Recreation Corporation and Loon Realty Corp., together as Asset Seller, and CNL Income Loon Mountain TRS, Corp., as Asset Purchaser, entered into as of January 19th, 2007.

10. That certain Warranty Bill of Sale, by and among Loon Mountain Recreation Corporation and Loon Realty Corp., together as Asset Seller, and CNL Income Loon Mountain, LLC, as Asset Purchaser, entered into as of January 19th, 2007.

S4.28-1

SCHEDULE 4.22

Property Management

1. Agreement regarding Exercise of Rights dated January 19, 2007 by and among Trimont Land Holdings, Inc. and CNL Income Northstar TRS Corp. and CNL Income Northstar LLC.

2. Assignment and Assumption Agreement (Loon Mountain) dated January 19, 2007 by and among CNL Income Loon Mountain, LLC and Loon Mountain Recreation Corporation and Loon Realty Corp.

3. Assignment and Assumption Agreement (Dubois) dated January 19, 2007 by and among CNL Income Loon Mountain, LLC, Loon Mountain Recreation Corporation and Loon Realty Corp.

4. Assignment and Assumption Agreement Respecting Purchase and Sale Agreement and Escrow Instructions dated January 19, 2007 by and among Trimont Land Company, Trimont Land Holdings, Inc., CNL Income Northstar, LLC and Northstar Group Commercial Properties, LLC.

5. Assignment and Assumption of Non-Residential Property Option Agreement dated January 19, 2007 by and among Trimont Land Company, Trimont Land Holdings, Inc., CNL Income Northstar, LLC and Northstar Group Commercial Properties, LLC.

6. Ancillary Agreement Regarding Purchase and Sale Agreement and Escrow Instructions (Stage 1 of Phase 1 – Village at Northstar – Commercial Unit) dated January 19, 2007 entered into by and among Borrower, Trimont Land Company, Northstar Group Commercial Properties, LLC, Booth Creek Resort Properties, LLC, Booth Creek Ski Holdings, Inc. and BCRP, Inc.

7. Agreements to which Third Party Operator is a party that were not assigned to Borrower.

S4.22-1

SCHEDULE 4.30(b)

Seller Expansion CapEx Projects and Seller Maintenance CapEx Projects

S4.30(b)-1

SCHEDULE 4.30(i)

Booth Creek APA Purchase Options

Right of first offer set forth in the Northstar TPO Lease.

S4.30(i)-1

SCHEDULE 4.31(g)

Brighton APA Purchase Options

Buyback Option Agreement (Parties: CNL Income Partners LP, CNL Income Brighton LLC, CNL Income Brighton TRS Corp., and Brighton Resort LLC.

CNL Income Properties, Inc. has an option to purchase the property demised pursuant to the Brighton Ground Lease.

S4.31(g)-1

SCHEDULE 5.2

Third Party Operator Work

1. Major Capital Improvements described in Section 5.1.3(c) of the Northstar Real Property Lease and the Northstar Personal Property Lease.

2. Capital improvements permitted under Sections 5 and 6 of each TPO Lease.

S5.2-1

SCHEDULE 6.1

Permitted Transfers

1. Sale of Northstar Condominium pursuant to Section 22.9 of the Northstar Lease Agreement (the “Northstar Lease”).

2. Releases of NMP Release Property from terms of Northstar Lease, Land Lease, Easement Agreement, Essential Ski Property Deed of Trust and Declaration pursuant to Section 24.4.

3. Granting of NMP Easements and Dedications pursuant to Section 24.6 of the Northstar Lease.

4. Granting of Conservation Land Easements pursuant to Section 24.7 of the Northstar Lease.

5. Conveyance of Employee Housing Property to NMP, or its designee, pursuant to Section 24.8 of the Northstar Lease.

6. Conveyance of legal title to Porcupine Development to Porcupine LLC pursuant to Section 24.10 of the Northstar Lease.

7. Club Term Sheet Subleases entered into pursuant to Section 24.11 of the Northstar Lease.

8. Granting of easements pursuant to that certain Sierra Watch Agreement by and among Sierra Watch, Mountain Area Preservation Foundation, Northstar Mountain Properties, LLC, Trimont Land Holdings, Inc. and Trimont Land Company.

9. Relocating and granting easements pursuant to that certain Settlement Agreement by and between Trimont Land Company and Ski Trails Condominium Owners’ Association.

10. Relocating Recycling Facilities for pine needles on Northstar Property pursuant to that certain Memorandum of Understanding Regarding Intercept Parking Facility and Miscellaneous Conveyances by and between Northstar Community Services District and Trimont Land Company.

11. Granting of two (2) conservation easements, at no cost to Borrower, the first to the Northstar Community Services District, and the second to Northstar Mountain Properties, LLC, covering no more than 0.75 wetlands acres with respect to each easement, to satisfy wetlands mitigation requirements, pursuant to that certain Closing Letter by and among Borrower, Booth Creek Resort Properties, LLC, Ski Lifts, Inc., Sierra-at-Tahoe, Inc., Trimont Land Company and Loon Mountain Recreation Corp. dated January 19, 2007.

12. Granting multipurpose trail easement for the benefit of the Aspen Trail Condominium Owners Association, for no consideration and at no cost to Borrower, pursuant to that certain Closing Letter by and among Borrower, Booth Creek Resort Properties, LLC, Ski Lifts, Inc., Sierra-at-Tahoe, Inc., Trimont Land Company and Loon Mountain Recreation Corp. dated January 19, 2007.

S6.1-1

13. Granting of up to two (2) conservation easements as mitigation for the Retreat subdivision at Northstar and the Porcupine Hill subdivision project, respectively, at no cost to Borrower, pursuant to that certain Closing Letter by and among Borrower, Booth Creek Resort Properties, LLC, Ski Lifts, Inc., Sierra-at-Tahoe, Inc., Trimont Land Company and Loon Mountain Recreation Corp. dated January 19, 2007.

14. Granting an easement, at no cost to Borrower, for the construction of a trail by the Northstar Regional Trail Project, pursuant to that certain Closing Letter by and among Borrower, Booth Creek Resort Properties, LLC, Ski Lifts, Inc., Sierra-at-Tahoe, Inc., Trimont Land Company and Loon Mountain Recreation Corp. dated January 19, 2007.

15. Granting of easements pursuant to that certain Assignment and Assumption Agreement (Centex) by and among Loon Mountain Recreation Corporation, Loon Realty Corp. and CNL Income Loon Mountain, LLC dated January 19, 2007.

S6.1-2

EXHIBIT A

Organizational Chart of Borrower

See attached.

A-1

EXHIBIT B

[Intentionally omitted]

B-1

EXHIBIT C

Definition of Single-Purpose Entity

“Single Purpose Entity” means a corporation, limited partnership, or limited liability company which, at all times since its formation and thereafter

(i) was and will be organized solely for the purpose of A) with respect to any Real Property Owner, owning, managing, leasing, financing and operating the applicable Property and the applicable Borrower Equity Collateral, (B) with respect to any Personal Property Owner, owning, managing, leasing, financing and operating the applicable Property and or (C) with respect to any Pledgor, owning 100% of the applicable Pledgor Equity Collateral.

(ii) has not and will not engage in any business unrelated to the purpose described in clause (i) above.

(iii) has not and will not own any asset or property other than A) with respect to any Real Property Owner, the applicable Property, the applicable Borrower Equity Collateral and incidental personal property necessary for the ownership, management, leasing, financing and operation of the applicable Property, (B) with respect to any Personal Property Owner, the applicable Property and incidental personal property necessary for the ownership, management, leasing, financing and operation of the applicable Property, or (C) with respect to any Pledgor, the applicable Pledgor Equity Collateral.

(iv) to the fullest extent permitted by law, has not and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation or merger, in whole or in part, and, except as otherwise expressly permitted by this Agreement, has not and will not engage in, seek or consent to any asset sale, transfer of partnership or membership or shareholder interests, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable),

(v) if such entity is a limited partnership, has and will have as its only general partners, general partners which are and will be Single-Purpose Entities which are corporations or Single Member LLCs,

(vi) if such entity is a corporation or a Single Member LLC (as defined below), at all relevant times, has and will have at least one (1) Independent Director (as defined below),

(vii) the board of directors of such entity (or if such entity is a Single Member LLC, the entity, each member, each director, each manager, the board of managers, if any, and all other Persons on behalf of such entity), has not taken and will not take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members and all directors and managers, as applicable, unless all of the directors or managers, as applicable, including, without limitation, the Independent Director, shall have participated in such vote,

(viii) has not and will not fail to correct any known misunderstanding regarding the separate identity of such entity,

(ix) if such entity is a limited liability company (other than a Single Member LLC), has and will have at least one member that is and will be a Single-Purpose Entity which is and will be a corporation, and such corporation is and will be the managing member of such limited liability company,

(x) without the unanimous consent of all of the partners, directors or managers (including, without limitation, the Independent Director) or members, as applicable, has not and will not with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (w) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally; (x) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or all or any portion of such entity’s properties; (y) make any assignment for the benefit of such entity’s creditors; or (z) take any action that might cause such entity to become insolvent,

(xi) has maintained and will maintain its books, records, financial statements, accounting records, bank accounts and other entity documents in its own name and separate from any other Person, except that such entity may be included in the consolidated financial statements of an Affiliate, if such financial statements note that such entity is a separate entity and that such entity’s assets are not available to satisfy the claims of the other consolidated entities,

(xii) has maintained and will maintain its books, records, resolutions and agreements as official records,

(xiii) has not commingled and will not commingle its funds or other assets with those of any other Person,

(xiv) has held and will hold its assets in its own name, and has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person,

(xv) has conducted and will conduct its business in its name,

(xvi) has filed and will file its own tax returns (to the extent required to file any tax returns) and has not and will not file a consolidated federal income tax return with any other Person, except as required by law;

(xvii) is and intends to remain solvent, and has paid and will pay its own debts and liabilities out of its own funds and assets (to the extent of such funds and assets) as the same shall become due, and will give prompt written notice to Lender of the insolvency or bankruptcy filing of Borrower or any general partner, managing member or controlling shareholder of Borrower, or the death, insolvency or bankruptcy filing of any Pledgor or Guarantor;

(xviii) has done or caused to be done, and will do or cause to be done, all things necessary to observe all partnership, corporate or limited liability company formalities (as applicable) and preserve its existence and good standing, and, has not, and without the prior written consent of Lender, will not, amend, modify or otherwise change any of the single purpose, separateness or bankruptcy remote provisions or requirements of the partnership certificate, partnership agreement, articles of incorporation and bylaws, articles of organization or operating agreement, trust or other organizational documents (except as required by law),

(xix) has maintained and will maintain an arms-length relationship with its Affiliates,

(xx)(A) With respect to any Real Property Owner, has and will have no indebtedness other than the Indebtedness and unsecured trade payables in the ordinary course of business relating to the ownership and operation of the Property (including without limitation, financing leases and purchase money indebtedness incurred in the ordinary course of business relating to personal property on commercially reasonable terms and conditions) which (1) together with any indebtedness of the Personal Property Owner for the same Individual Property, do not exceed, at any time, a maximum amount of five percent (5%) of the Allocated Loan Amount attributable to such Property and (2) are paid within 60 days of the date incurred; (B) with respect to any Personal Property Owner, has and will have no indebtedness other than the Indebtedness and unsecured trade payables in the ordinary course of business relating to the ownership and operation of the Property (including without limitation, financing leases and purchase money indebtedness incurred in the ordinary course of business relating to personal property on commercially reasonable terms and conditions) which (1) together with any indebtedness of the Real Property Owner for the same Individual Property, do not exceed, at any time, a maximum amount of five percent (5%) of the Allocated Loan Amount attributable to such Property and (2) are paid within 60 days of the date incurred; or (C) with respect to any Pledgor, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to the ownership of 100% of the applicable Pledgor Equity Collateral which (1) do not exceed, at any time, $10,000 and (2) are paid within 60 days of the date incurred (the foregoing, as applicable to the referenced Person, “Permitted Trade Payables”),

(xxi) A) with respect to any Real Property Owner, has not acquired and will not acquire obligations or securities of its partners, members or shareholders or any other Person, except for the applicable Personal Property Owner, (B) with respect to any Personal Property Owner, has not acquired and will not acquire obligations or securities of its partners, members or shareholders or any other Person, and (C) with respect to any Pledgor, has not acquired and will not acquire obligations or securities of its partners, members or shareholders or any other Person, except for the applicable Borrowers.

(xxii) has allocated and will allocate fairly and reasonably shared expenses, including, without limitation, shared office space, and has maintained and utilized and will maintain and utilize separate stationery, invoices and checks bearing its own name,

(xxiii) except as permitted under the Loan Documents, has not and will not pledge its assets for the benefit of any other Person,

(xxiv) has held and identified itself and will hold itself out to the public as a legal entity separate and distinct from any other Person and under its own name,

(xxv) has not made and will not make loans or advances to any Person,

(xxvi) has not and will not identify itself or any of its affiliates as a division or part of the other, except for services rendered under a business management services agreement with an affiliate that complies with the terms set forth in clause (xxviii) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of such Single Purpose Entity,

(xxvii) except as permitted under the Loan Documents, has not entered and will not enter into any contract or agreement with its partners, members, shareholders or its affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction with an unrelated third party and which are fully disclosed to Lender in writing in advance,

(xxviii) has paid and will pay the salaries of its own employees from its own funds (to the extent of such funds) and has maintained and intends to maintain a sufficient number of employees in light of its contemplated business operations,

(xxix) has maintained and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations,

(xxx) if such entity is a limited liability company (other than a Single Member LLC) with one managing member, such entity shall dissolve only upon the bankruptcy of the managing member, and such entity’s articles of organization, certificate of formation and/or operating agreement, as applicable, shall contain such provision,

(xxxi) if such entity is a limited liability company (other than a Single Member LLC) or limited partnership, and such entity has two or more managing members or general partners, as applicable, then such entity shall continue (and not dissolve) for so long as a solvent managing member or general partner, as applicable, exists and such entity’s organizational documents shall contain such provision,

(xxxii) if the Loan Amount is $15,000,000 or more, if such entity is a Single Member LLC, its organizational documents shall provide that, as long as any portion of the Indebtedness remains outstanding, upon the occurrence of any event that causes the last remaining member of such Single Member LLC to cease to be a member of such Single Member LLC (other than (y) upon an assignment by such member of all of its limited liability company interest in such Single Member LLC and the admission of the transferee, if permitted pursuant to the organizational documents of such Single Member LLC and the Loan Documents, or (z) the resignation of such member and the admission of an additional member of such Single Member LLC, if permitted pursuant to the organizational documents of such Single Member LLC and the Loan Documents), the individual(s) acting as the Independent Director(s) of such Single Member LLC shall, without any action of any Person and simultaneously with the last remaining member of the Single Member LLC ceasing to be a member of the Single Member LLC, automatically be admitted as members of the Single Member LLC (the “Special Member”) and shall preserve and continue the existence of the Single Member LLC without dissolution thereof,

(xxxiii) if the Loan Amount is $15,000,000 or more, if such entity is a Single Member LLC, its organizational documents shall provide that for so long as any portion of the Indebtedness is outstanding, no Special Member may resign or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to such Single Member LLC as a Special Member, and (B) such successor Special Member has also accepted its appointment as the Independent Director,

(xxxiv) has not permitted and will not permit any Affiliate independent access to its bank accounts except for Manager in its capacity as the agent pursuant to and in accordance with the terms of the Management Agreement,

(xxxv) has not and will not have any obligation to indemnify or indemnify the Pledgor or any Special Member, as the case may be, unless such an obligation was and is fully subordinated to the Indebtedness and, to the fullest extent permitted by law, will not constitute a claim against such entity in the event that cash flow in excess of the amount required to pay the Indebtedness is insufficient to pay such indemnity obligation,

(xxxvi) has conducted and will conduct its business and cause each Person covered by the substantive non-consolidation opinion delivered to Lender by Borrower’s counsel in connection with the closing of the Loan to conduct its business so that the assumptions made in such opinion shall be true and correct in all respects,

(xxxvii) to the fullest extent permitted by law, including Section 18-1101(c) of the Delaware Limited Liability Company Act, has considered and will consider the interests of its creditors in connection with all of limited liability company actions; and

(xxxviii) has caused and will cause its agents and other representatives to act at all times with respect to such entity consistently and in furtherance of the foregoing and in the best interests of such entity.

“Independent Director” means a duly appointed member of the board of directors (or with respect to a Single Member LLC, the board of managers) of the relevant entity who shall not have been, at the time of such appointment or at any time while serving as a director or manager of the relevant entity and may not have been at any time in the preceding five (5) years, (a) a direct or indirect legal or beneficial owner in such entity or any of its affiliates, (b) a creditor, supplier, employee, officer, director (other than in its capacity as Independent Director of the relevant entity or another party to this Agreement, so long as such party to this Agreement does not own a direct or indirect Equity Interest in the relevant entity), family member, manager, or contractor of such entity or any of its affiliates, or (c) a Person who controls (directly, indirectly, or otherwise) such entity or any of its affiliates or any creditor, supplier, employee, officer, director, family member, manager, or contractor of such Person or any of its affiliates.

“Single Member LLC” means a limited liability company that (a) is either (i) a single member limited liability company or (ii) a multiple member limited liability company that does not have a Single-Purpose Entity that owns at least one percent (1%) of the equity interests in such limited liability company as its managing member, and (b) is organized under the laws of the State of Delaware.

EXHIBIT D

Additional Representations, Covenants, Negative Covenants and

Events of Default Relating to each Individual Property

1. Northstar at Tahoe:

a. Representations and Warranties. Each of Borrower and Pledgor represents and warrants to Lender as of the Closing Date as follows:

i. Reconveyance Obligations. CNL Northstar is the beneficiary of the ESP Reconveyance Obligation and the Unit 7A Reconveyance Obligation (as such terms are defined in the Essential Ski Property Deed of Trust), and such obligations have not been previously assigned or otherwise encumbered.

ii. Essential Ski Property Deed of Trust. Borrower and/or Pledgor have not previously granted any security interest in, or collateral assignment of, the Essential Ski Property Deed of Trust.

iii. Northstar Capex Funding Obligation. (A) Pursuant to the Northstar Letter Agreement, Borrower is obligated to fund certain capital expenditures, and (B) pursuant to the Northstar Real Property Lease, CNL Northstar is obligated to fund certain other capital expenditures, with such modifications thereto as Borrower and the Third Party Operator may agree upon as to timing, budget and the details of the specific capital expenditures with contemporaneous notice to Lender of any such modifications (collectively, the “Northstar Capex Funding Obligation”).

b. Covenants. Each of Borrower and Pledgor covenant and agree that, from the Closing Date and until payment in full of the Indebtedness:

i. Northstar Capex Funding Obligation. Borrower and/or Pledgor shall fund the Northstar Capex Funding Obligation in accordance with the provisions of the Northstar Letter Agreement and the Northstar Real Property Lease, with such modifications thereto as Borrower and the Third Party Operator may agree upon as to timing, budget and the details of the specific capital expenditures with contemporaneous notice to Lender of any such modifications.

ii. Letter Agreement. In the event Borrower receives a collateral assignment of the construction contracts, plans and specifications as provided in the Letter Agreement, Borrower or Pledgor shall notify Lender of such collateral assignment and shall further collaterally assign such construction contracts, plans and specifications to Lender as further security for the Indebtedness and shall execute such documents and agreements evidencing such collateral assignment to Lender as Lender may reasonably require. Borrower shall pay all costs and expenses associated with the foregoing.

iii. Employee Housing Agreement. In the event Borrower receives a promissory note as consideration for any property to be conveyed by Borrower pursuant to the Employee Housing Agreement, Borrower shall collaterally assign such promissory note to Lender as further security for the Indebtedness and shall execute such documents and agreements evidencing such collateral assignment to Lender as Lender may reasonably require. Borrower shall pay all costs and expenses associated with the foregoing.

iv. Essential Ski Property Deed of Trust. In the event that Borrower shall acquire fee title to the Essential Ski Property (as such term is defined in the Essential Ski Property Deed of Trust), Borrower shall (i) execute an amendment to the Mortgage in recordable form and such other Loan Documents as Lender may require, which amendments shall spread the lien of the Mortgage to encumber the Essential Ski Property, (ii) deliver to Lender such title insurance endorsements as Lender may reasonably require, reflecting the addition of the Essential Ski Property to the Property, and (iii) pay all costs and expenses associated with the foregoing.

2. Summit at Snoqualmie:

a. Representations, Warranties and Covenants Regarding the Snoqualmie Licenses. Each of Borrower and Pledgor hereby covenants, represents and warrants to Lender with respect to each Snoqualmie License as follows:

i. There is and has been no default in the performance of the Snoqualmie License by Borrower or, to the knowledge of Borrower and/or Pledgor, the licensor under the Snoqualmie License, nor has any event occurred or condition arisen to the best knowledge of Borrower and Pledgor which, with the passage of time, or the giving of notice, or both, would constitute a default under or a breach of the Snoqualmie License by the Borrower or the licensor under the Snoqualmie License.

ii. All rents, additional rents, percentage rents and all other charges due and payable under the Snoqualmie License have been fully paid to the extent same were payable prior to the date hereof.

iii. The Snoqualmie License covers one hundred percent (100%) of the licensed interest in and to the real property demised therein, and Borrower is the owner of the entire licensee interest in, to and under the Snoqualmie License and has the right and authority under such Snoqualmie License to execute the Loan Documents and to encumber Borrower’s interest therein, subject to Borrower obtaining the consent of the Plum Creek licensor.

iv. Borrower shall, at its sole cost and expense, promptly and timely perform and observe, or enforce the obligation of TPO Snoqualmie to perform, all the terms, covenants and conditions required to be performed and observed by Borrower as licensee under the Snoqualmie License (including, but not limited to, the payment of all rent, additional rent, percentage rent and other charges required to be paid under the Snoqualmie License).

v. If Borrower shall violate any of the covenants specified in (iv) above, Borrower grants to Lender the right (but not the obligation), with reasonable notice to Borrower or Pledgor, in the case of an emergency, to take any action as may be necessary to prevent or cure any default of Borrower under the Snoqualmie License, if necessary to protect Lender’s interest hereunder, and, subject to the rights of TPO Snoqualmie, Lender shall have the right to enter all or any portion of the Property at such times and in such manner as Lender deems necessary, in order to prevent or to cure any such default.

vi. The curing by Lender of any default by Borrower under the Snoqualmie License shall not remove or waive, as between Borrower or Pledgor and Lender, the default that occurred hereunder by virtue of the default by Borrower under the Snoqualmie License. All sums expended by Lender in order to cure any such default shall be paid by Borrower to Lender, upon demand, with interest thereon at the Default Rate unless prohibited by applicable law. All such amounts shall be added to the Indebtedness. No action or payment taken or made by Lender to prevent or cure a default by Borrower under the Snoqualmie License shall waive or cure the corresponding default by Borrower or Pledgor under the Loan Documents.

vii. Borrower or Pledgor shall notify Lender promptly in writing of (a) the occurrence of any material default by the licensor under the Snoqualmie License or the occurrence of any event which, with the passage of time or service of notice, or both, would constitute a material default by the licensor under the Snoqualmie License, and/or (b) of the receipt by Borrower or Pledgor of any notice (written or otherwise) from the licensor under the Snoqualmie License noting or claiming the occurrence of any default by Borrower under the Snoqualmie License or the occurrence of any event which, with the passage of time or service of notice, or both, would constitute a default by Borrower under the Snoqualmie License.

viii. Promptly upon demand by Lender from time to time, but no more frequently than annually, Borrower or Pledgor shall use reasonable efforts (other than payment to the licensor under the Snoqualmie License) to obtain from the licensor under the Snoqualmie License and furnish to Lender the estoppel certificate of the licensor under the Snoqualmie License stating the date through which rent has been paid and whether or not there are any defaults under the Snoqualmie License and specifying the nature of such claimed defaults, if any.

ix. Borrower or Pledgor shall promptly notify Lender, in writing, of any request made by either party to the Snoqualmie License for arbitration or appraisal proceedings pursuant to the Snoqualmie License, and of the institution of any arbitration or appraisal proceedings, as well as of all proceedings thereunder, and shall promptly deliver to Lender a copy of the determination of the arbitrators or appraisers in each such arbitration or appraisal proceeding. Lender shall have the right (but not the obligation), following the delivery of written notice of Borrower or Pledgor, to advise and recommend candidates for the appointment of any arbitrator or appraiser to be appointed by Borrower and to participate in such arbitration or appraisal proceedings in association with Borrower or on its own behalf as an interested party. Borrower or Pledgor shall promptly notify Lender, in writing, of the institution of any legal proceedings involving obligations under the Snoqualmie License. Lender may intervene in any such legal proceedings and be made a party to them. Borrower or Pledgor shall promptly provide Lender with a copy of any decisions rendered in connection with such proceedings.

x. Borrower shall promptly execute, acknowledge and deliver to Lender such instruments as may be reasonably required to permit Lender to cure any default under the Snoqualmie License or permit Lender to take such other action as may be necessary to cure or remedy the matter in default and preserve the security interest of Lender under the Loan Documents. Borrower hereby irrevocably appoints Lender as its true and lawful attorney-in-fact to do, in its name or otherwise, any and all acts and to execute any and all documents which are necessary to preserve any rights of Borrower under or with respect to the Snoqualmie License, including, without limitation, the right to effectuate any extension or renewal of the Snoqualmie License, or to preserve any rights of Borrower whatsoever in respect of any part of the Snoqualmie License (and the above powers granted to Lender are coupled with an interest and shall be irrevocable).

xi. Borrower shall not (A) without Lender’s prior written consent, surrender, terminate, forfeit, or suffer or permit, by acquiescence or otherwise, the surrender, termination or forfeiture of the Snoqualmie License, or (B) except as permitted pursuant to the Loan Documents, otherwise change, modify or amend the Snoqualmie License. Consent to one amendment, change, agreement or modification shall not be deemed to be a waiver of the right to require consent to other, future or successive amendments, changes, agreements or modifications.

xii. Notwithstanding anything to the contrary herein contained with respect to the Snoqualmie License, Borrower agrees that:

1. The Lien created by the Loan Documents attaches to all of Borrower’s rights and remedies at any time arising under or pursuant to subsection 365(h) of the Bankruptcy Code, including, without limitation, all of Borrower’s rights to remain in possession of the Property.

2. Borrower shall not, without Lender’s written consent, elect to treat the Snoqualmie License as terminated under subsection 365(h)(1) of the Bankruptcy Code. Any such election made without Lender’s prior written consent shall be void.

3. Borrower shall object promptly and as and when required under the Bankruptcy Code in order to prevent a sale of all or a portion of the real property underlying the Property free and clear of the Snoqualmie License under subsection 363(f) of the Bankruptcy Code. Lender shall have the right to act on Borrower’s behalf in connection with any such attempted sale.

4. Borrower shall affirmatively assert and pursue its right to adequate protection under subsection 363(e) of the Bankruptcy Code in the event of any sale of all or a portion of the real property underlying the Property under subsection 363(f) of the Bankruptcy Code. Lender shall have the right to act on Borrower’s behalf in connection with the assertion of any such rights of adequate protection.

5. As security for the Indebtedness, Borrower hereby unconditionally assigns, transfers and sets over to Lender all of Borrower’s claims and rights to the payment of damages arising under any claim or cause of action under the Bankruptcy Code. Lender and Borrower shall proceed jointly or in the name of Borrower in respect of any claim, suit, action or proceeding relating to the rejection or other termination of the Snoqualmie License, including, without limitation, the right to file and prosecute any proofs of claim, complaints, motions, applications, notices and other documents in any case in respect of such landlord under the Bankruptcy Code. Lender shall have the right to file all pleadings, claims, notices, proofs, objections, acceptances, and rejections on behalf of Borrower and Borrower shall not take any action in contravention of any such filings or contest any of Lender’s actions or filings in connection with any and all claims relating to a filing by the licensor under the Snoqualmie License under the Bankruptcy Code. Without limiting the foregoing, Borrower hereby authorizes Lender, and assigns Borrower’s rights, to vote or consent in any proceedings concerning the Snoqualmie License under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the Indebtedness secured by the Loan Documents shall have been satisfied and discharged in full. Any amounts received by Lender or Borrower as damages arising under the Bankruptcy Code as aforesaid shall be applied first to all costs and expenses of Lender (including, without limitation, attorneys’ fees and costs) incurred in connection with the exercise of any of its rights or remedies under this Section and then in accordance with the other applicable provisions of the Mortgage.

6. If, pursuant to subsection 365(h)(2) of the Bankruptcy Code, Borrower seeks to offset, against the rent reserved in the Snoqualmie License, the amount of any damages caused by the nonperformance by the licensor thereunder of any of such licensor’s obligations under the Snoqualmie License after the rejection by the licensor under the Snoqualmie License under the Bankruptcy Code, Borrower shall, prior to effecting such offset, notify Lender in writing of its intent so to do, setting forth the amounts proposed to be so offset, and, in the event Lender reasonably objects, Borrower shall not effect any offset of the amounts so objected to by Lender.

7. If any action, proceeding, motion or notice shall be commenced or filed in respect of any licensor under the Snoqualmie License or the real property demised by the Snoqualmie License or any portion thereof in connection with any case under the Bankruptcy Code, Lender and Borrower shall cooperatively conduct and control any such litigation with counsel agreed upon between Borrower and Lender in connection therewith. Borrower shall, upon demand, pay to Lender all costs and expenses (including reasonable attorneys’ fees and costs) paid or incurred by Lender in connection with the cooperative prosecution or conduct of any such proceedings. All such costs and expenses shall be secured by the Lien created by the Loan Documents.

8. Borrower shall promptly, after obtaining knowledge thereof, notify Lender orally of any filing by or against the licensor under the Snoqualmie License of a petition under the Bankruptcy Code. Borrower shall thereafter promptly give written notice of such filing to Lender, setting forth any information available to Borrower, including, without limitation, the date of such filing, the court in which such petition was filed, and the relief sought therein. Borrower shall promptly deliver to Lender, following its receipt thereof, any and all notices, summonses, pleadings, applications and other documents received by Borrower in connection with any such petition and any proceedings relating thereto.

xiii. To the extent permitted by law, the price payable by Borrower or any other party in the exercise of the right of redemption, if any, from any sale under or decree of foreclosure of the Mortgage shall include all rents and other amounts paid and other sums advanced by Lender on behalf of Borrower as the licensor under the Snoqualmie License.

xiv. Borrower hereby grants and assigns to Lender a security interest in all prepaid rent and security deposits and all other security that the licensor under the Snoqualmie License may hold now or later for the performance of Borrower’s obligations as the tenant under the Snoqualmie License.

xv. The Snoqualmie License has not been amended, modified, extended, renewed, substituted or assigned by Borrower and Borrower has delivered to Lender true, accurate and complete copies thereof. Upon the request of Lender, Borrower shall deposit with Lender the original fully executed Snoqualmie License (or a certified copy if original is no longer available), as further security to the Lender, until all of the Indebtedness is fully paid and performed.

xvi. Borrower shall not waive, excuse, condone or in any way release or discharge the licensor under the Snoqualmie License from such licensor’s obligations and/or covenants under the Snoqualmie License, or any other conditions under the Snoqualmie License, without the prior written consent of Lender.

xvii. Borrower shall not, without prior written notice to Lender exercise any option or right to acquire fee title to the real property subject to the Plum Creek License. In the event such right is exercisable by Borrower, Borrower shall give immediate written notice thereof to Lender. Upon Borrower’s exercise of such right, Borrower shall (a) execute an amendment to the Mortgage in recordable form and such other Loan Documents as Lender may require, which amendments shall spread the lien of the Mortgage to encumber the real property acquired pursuant to Borrower’s exercise of such option or right, (ii) deliver to Lender such title insurance endorsements as Lender may reasonably require, reflecting the addition of the real property to the Property, and (iii) pay all costs and expenses associated with the foregoing.

xviii. Borrower and/or Pledgor shall provide Lender with (x) thirty (30) days’ written notice after the Plum Creek Optionor (as defined in the Plum Creek Option Agreement) obtains the approval of the HCP Removal Contingency (as defined in the Plum Creek Option Agreement) from the United States Fish and Wildlife Service or (y) thirty days’ prior written notice of the termination by CNL Snoqualmie of the Plum Creek Option Agreement in the event that the Plum Creek Optionor is unable to remove the HCP Removal Contingency within the Option Term (as defined in the Plum Creek Option Agreement), as may be extended.

xix. Each of Lender’s rights contained in this Section shall be without limitation of any other rights granted to Lender pursuant to the provisions of the Loan Documents.

b. Events of Default. The occurrence of one or more of the following events shall be an “Event of Default” hereunder:

i. any material default by Borrower under the Snoqualmie Licenses that is not cured within any applicable cure period provided in the applicable Snoqualmie License or waived by the licensor thereunder.

ii. any loss, termination, forfeiture or revocation of any of the Snoqualmie Licenses or any Snoqualmie License is amended, modified, waived or otherwise changed without Lender’s consent.

3. Loon Mountain Resort:

a. Representations and Warranties. Each of Borrower and Pledgor represents and warrants to Lender as of the Closing Date as follows:

i. Loon Mountain Capex Funding Obligation. Pursuant and subject to the terms of the Loon Mountain Real Property Lease, Borrower is obligated to fund certain capital expenditures, with such modifications thereto as Borrower and the Third Party Operator may agree upon as to timing, budget and the details of the specific capital expenditures with contemporaneous notice to Lender of any such modifications (the “Loon Mountain Capex Funding Obligation” and together with the Northstar Capex Funding Obligation, the “Northstar and Loon Mountain Capex Funding Obligation”).

ii. Hallisey Option Agreement. Borrower is not in default, and to Borrower’s knowledge licensor is not in default and no events or circumstances exist which with or without the giving of notice, the passage of time or both may constitute a default or event of default) under the Hallisey Option Agreement.

iii. Centex Mortgage. Borrower and/or Pledgor have not previously granted any security interest in, or collateral assignment of, the Centex Mortgage.

b. Covenants. Each of Borrower and Pledgor covenant and agree that, from the Closing Date and until payment in full of the Indebtedness:

i. Loon Mountain Capex Funding Obligation. Borrower and/or Pledgor shall fund the Loon Mountain Capex Funding Obligation subject to the terms and conditions and in accordance with the provisions of the Loon Mountain Real Property Lease and the Centex Operating Agreement.

ii. Centex Operating Agreement

1. Escrow. In the event CNL Loon Mountain (or any Borrower or Pledgor) is required to deposit any portion of the Loon Mountain Capex Funding Obligation (or a letter of credit in lieu of such amounts) with any Person, (i) Borrower and/or Pledgor shall provide Lender notice of the amount of funds (or letter of credit) to be deposited and (ii) Borrower shall provide to Lender an assignment all of Borrower’s right, title and interest in any escrow agreement executed pursuant to the Centex Operating Agreement, pursuant to an assignment agreement in a form reasonably acceptable to Lender.

2. Budget. Concurrently with the delivery to Centex, Borrower and/or Pledgor shall deliver to Lender any annual budget for Reimbursable Expenses (as such term is defined in the Centex Operating Agreement). Such annual budget is subject to the provisions of Section 5.5 of this Agreement.

3. Permanent Lease. Prior to execution of the proposed Permanent Lease (as defined in the Centex Operating Agreement), Borrower and/or Pledgor shall provide Lender a copy of such proposed Permanent Lease to Lender for review and approval. Borrower and/or Pledgor shall provide Lender such title insurance endorsements as Lender may reasonably require and pay all costs and expenses associated with the foregoing.

iii. Hallisey Option Agreement.

1. Notice to Convey. Borrower and/or Pledgor shall provide Lender with contemporaneous notice of any notice to Centex to convey any property to be conveyed pursuant to the Hallisey Option Agreement .

2. Conveyance. Prior to the conveyance of any property to CNL Loon Mountain pursuant to the Hallisey Option Agreement, Borrower and/or Pledgor shall (i) execute an amendment to the Mortgage in recordable form and such other Loan Documents as Lender may require, which amendments shall spread the lien of the Mortgage to encumber such property, (ii) deliver to Lender such title insurance endorsements as Lender may reasonably require, reflecting the addition of such property to the Property, and (iii) pay all costs and expenses associated with the foregoing.

iv. Crossing Agreement. Borrower and/or Pledgor shall use commercially reasonable and diligent efforts to (or to cause TPO Loon Mountain to) obtain a new Crossing Agreement that runs to the benefit of CNL Loon Mountain from the New Hampshire Department of Transportation. Prior to Borrower and/or Pledgor’s execution of the new Crossing Agreement, Lender shall approve, in its reasonable discretion, the form and content of the new Crossing Agreement. In the event that Borrower and/or Pledgor are unable to procure a new Crossing Agreement, the Borrower and/or Pledgor shall use commercially reasonable efforts to provide for alternate arrangements satisfactory to Lender in Lender’s reasonable discretion.

v. Water Barrier. Borrower and/or Pledgor shall notify Lender in the event that Borrower becomes aware that any “water barrier” construction is completed pursuant to the Loon Mountain Ground Lease, such notice shall also include the amount Borrower is obligated to fund in connection with such construction, if Borrower has such information at the time of said notice.

c. Events of Default. The occurrence of one or more of the following events shall be an “Event of Default” hereunder:

i. Borrower’s or Pledgor’s failure to fund the Loon Mountain Capex Funding Obligation in accordance with and subject to the terms of the Loon Mountain Real Property Lease.

EXHIBIT E

Rent Roll

RENT ROLL/SCHEDULE OF REAL AND PERSONAL PROPERTY LEASES

1. Lease Agreement, dated as of January 20, 2007, by and between CNL Income Northstar, LLC, as landlord, and Trimont Land Company, as tenant.

Current Minimum Rent: $7,656,936.88

Current Additional Minimum Rent: N/A

2. Lease Agreement, dated as of January 20, 2007, by and between CNL Income Sierra, LLC, as landlord, and Sierra-at-Tahoe, Inc., as tenant.

Current Minimum Rent: $3,636,699.39

Current Additional Minimum Rent: N/A

3. Lease Agreement, dated as of January 20, 2007, by and between CNL Income Snoqualmie, LLC, as landlord, and Ski Lifts, Inc., as tenant.

Current Minimum Rent: $3,197,742.53

Current Additional Minimum Rent: N/A

4. Lease Agreement, dated as of January 20, 2007, by and between CNL Income Loon Mountain, LLC, as landlord, and Loon Mountain Recreation Corp, as tenant.

Current Minimum Rent: $1,455,949.35

Current Additional Minimum Rent: N/A

5. Lease Agreement, dated as of January 9, 2007, by and between CNL Income Brighton, LLC, as landlord, and Brighton Resort, LLC, as tenant.

Current Minimum Rent: $3,170,671.03

Current Additional Minimum Rent: N/A

6. Personal Property Lease Agreement, dated as of January 20, 2007, by and between CNL Income Loon Mountain TRS Corp., as landlord, and Loon Mountain Recreation Corp., as tenant.

Current Minimum Rent: N/A

Current Additional Minimum Rent: N/A

7. Personal Property Lease Agreement, dated as of January 20, 2007, by and between CNL Income Sierra TRS Corp., as landlord, and Sierra-at-Tahoe, Inc., as tenant.

Current Minimum Rent: N/A

Current Additional Minimum Rent: N/A

8. Personal Property Lease Agreement, dated as of January 20, 2007, by and between CNL Income Snoqualmie TRS Corp., as landlord , and Ski Lifts, Inc., as tenant.

Current Minimum Rent: N/A

Current Additional Minimum Rent: N/A

9. Personal Property Lease Agreement, dated as of January 20, 2007, by and between CNL Income Northstar TRS Corp., as landlord, and Trimont Land Company, as tenant.

E-1

Current Minimum Rent: N/A

Current Additional Minimum Rent: N/A

10. Personal Property Lease Agreement, dated as of January 9, 2007, by and between CNL Income Brighton TRS Corp., as landlord, and Brighton Resort, LLC, as Tenant.

Current Minimum Rent: N/A

Current Additional Minimum Rent: N/A

11. Brighton Resort, LLC permits cabin owners in the vicinity of the Real Property and Premises to use portions of the access roads that cross the Real Property and the Premises.

12. Brighton Resort, LLC entered into oral understandings with the three (3) below identified parties granting such parties’ the right to use the Real Property as concessionaires:

A. Star Photo/Gale Schuck, 10049 S. Majestic Canyon Road, Sandy, Utah 95821 has been granted the right to use the Real Property to sell photographs to patrons using the ski resort. In exchange, Brighton Resort, LLC receives a payment equal to 8% of the gross sales by Star Photo/Gale Schuck.

B. Beehve Brews, Inc., 7486 South 1000 East, #1F, Midvale, Utah 84047 has been granted the right to use the Real Property to operate a coffee cart. In exchange, Brighton Resort, LLC receives payment equal to 8% of gross sales by Beehve Brews, Inc.

C. Brighton Medical Clinic, Inc., P.O. Box 219008, Brighton, Utah 84121 operates a medical clinic on the Real Property for the benefit of Brighton Resort, LLC and patrons using the ski area. Brighton Resort, LLC receives no consideration from and pays no consideration to Brighton Medical Clinic, Inc.

13. Leases set forth on Exhibit E-2.

E-2

EXHIBIT E-2

[Rent Roll Continued]

E2-1